Exhibit 10.1

$200,000,000

CREDIT AGREEMENT

dated as of June 29, 2015,

by and among

BOOT BARN HOLDINGS, INC.,

as Holdings,

BOOT BARN, INC.,

as Borrower,

the Lenders from time to time party hereto,

and

GCI CAPITAL MARKETS LLC,

as Administrative Agent, Sole Lead Arranger, Sole Bookrunner and Syndication Agent

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

EXHIBITS
Exhibit A-1	-	Closing Checklist
Exhibit A-2	-	Closing Date ABL Credit Documents
Exhibit B	-	Form of Term Loan Note
Exhibit C	-	Form of Notice of Prepayment
Exhibit D	-	Form of Notice of Conversion/Continuation
Exhibit E	-	Form of Officer’s Compliance Certificate
Exhibit F	-	Form of Assignment and Assumption
Exhibit G-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit G-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit G-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit G-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES
Schedule 1.1(a)	-	Commitments and Commitment Percentages
Schedule 1.1(b)	-	Fiscal Quarters/ Fiscal Years
Schedule 7.1	-	Jurisdictions of Organization and Qualification
Schedule 7.2	-	Subsidiaries and Capitalization
Schedule 7.6	-	Tax Matters
Schedule 7.9	-	ERISA Plans
Schedule 7.13	-	Labor and Collective Bargaining Agreements
Schedule 7.18	-	Real Property
Schedule 7.19	-	Litigation
Schedule 8.18	-	Post-Closing Matters
Schedule 9.1	-	Existing Indebtedness
Schedule 9.2	-	Existing Liens
Schedule 9.3	-	Existing Loans, Advances and Investments
Schedule 9.7	-	Transactions with Affiliates

CREDIT AGREEMENT, dated as of June 29, 2015, by and among BOOT BARN HOLDINGS, INC., a Delaware corporation, as Holdings, BOOT BARN, INC., a Delaware corporation, as Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and GCI CAPITAL MARKETS LLC, a Delaware limited liability company, as Administrative Agent for the Lenders and as the sole lead arranger, sole bookrunner and syndication agent.

STATEMENT OF PURPOSE

The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1                                             Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“ABL Agent” means the Administrative Agent (as defined in the ABL Credit Agreement).

“ABL Credit Agreement” means that certain Credit Agreement dated as of the Closing Date by and among Borrower, the other credit parties party thereto, ABL Agent and the ABL Lenders, as amended, restated, supplemented or otherwise modified in accordance with the terms of the Intercreditor Agreement.

“ABL Credit Documents” means the ABL Credit Agreement, including the exhibits and schedules thereto, and the other “Loan Documents” (as defined in the ABL Credit Agreement), in each case, as amended, restated, supplemented or otherwise modified in accordance with the terms of the Intercreditor Agreement.

“ABL Lenders” means, collectively, the “Lenders” under the ABL Credit Agreement, together with their successors and assigns.

“ABL Obligations” shall have the meaning specified in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning specified in the Intercreditor Agreement.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Administrative Agent” means Golub, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts, administrative agencies and arbitrators.

“Applicable Margin” means, (i) with respect to LIBOR Rate Loans, 4.50% and (ii) with respect to Base Rate Loans, 3.50%.  Notwithstanding the foregoing, the Applicable Margin in respect of any Incremental Term Loans shall be the applicable percentages per annum set forth in the relevant Lender Joinder Agreement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Golub, in its capacity as sole lead arranger and sole bookrunner.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests of the Borrower or its Subsidiaries) by any Credit Party or any Subsidiary thereof.  The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b)the transfer of assets pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any such transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer), (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary, (i) Investments permitted pursuant to Section 9.3, (j) the lapse of registered patents, trademarks and other intellectual property of a Credit Party or Subsidiary thereof, with respect to the intellectual property that has been determined by any Credit Party or any Subsidiary thereof as not useful to its business or no longer commercially desirable; (k) dispositions of assets acquired by the Credit Parties and their Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition in an aggregate amount not to exceed $1,500,000 for each such Permitted Acquisition; (l) sales or other dispositions of a de minimis number of shares of the Equity Interests of a Foreign Subsidiary of Borrower in order to qualify members of the governing body of such Foreign Subsidiary if required by Applicable Law, (m) the endorsement of negotiable instruments held for collection in the ordinary course of business, (n) security deposits in respect of leases, utilities and other similar deposits in the ordinary course of business, (o) dispositions of equipment or real property, for fair market value, to the extent that such property is exchanged for credit against the purchase price of replacement property and (p) Restricted Payments permitted by Section 9.6.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit F or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

“Available Amount” shall mean, as of any date of determination, an amount (which shall not be less than zero), determined on a cumulative basis, equal to, without duplication:

(a)                                 the cumulative amount of Excess Cash Flow (which amount shall not be less than zero) for all Fiscal Years of the Borrower commencing with the Fiscal Year ending April 1, 2017; and prior to such date of determination with respect to which a certification of Excess Cash Flow as required pursuant to Section 4.4(b)(iv) has been delivered to Administrative Agent equal to the applicable percentages thereof that are not taken into account when calculating the prepayment in respect thereof in Section 4.4(b)(iv), minus the Restricted Amount constituting Excess Cash Flow; minus

(b)                                 the cumulative amount of Investments made pursuant to Section 9.3(g) in reliance on the Available Amount; minus

(c)                                  the cumulative amount of Investments made pursuant to Section 9.3(s) in reliance on the Available Amount; minus

(d)                                 the cumulative amount of Restricted Payments made pursuant to Section 9.6(d)(v) in reliance on the Available Amount; minus

(e)                                  the cumulative amount of payments made pursuant to Section 9.9(b)(v) in reliance on the Available Amount; plus

(f)                                   an amount equal to the product of (i) any returns (including interest, dividends, distributions, returns of principal, profits on sale, repayments and income) actually received in cash or Cash Equivalents by the Borrower or any Credit Party in respect of any Investments made after the Closing Date pursuant to Section 9.2(s) and (ii) in each case, the percentage of such Investment that was made using the Available Amount.

“Available Amount Conditions” shall mean, as of any date of determination and as a condition to the utilization of the Available Amount with respect to a particular transaction, that (i) no Event of Default has occurred and is continuing or would arise after giving effect thereto, (ii) after giving effect to such transaction and the usage of the Available Amount in connection therewith, the Credit Parties would be in compliance on a pro forma basis with the financial covenant set forth in Section 9.13, recomputed as of the last day of the most recently ended Fiscal Quarter for which Administrative Agent and Lenders have received financial statements in respect of the last Fiscal Quarter pursuant to Section 8.1(b), and (iii) prior to giving effect to such transaction, a Responsible Officer shall have certified to Administrative Agent compliance with the foregoing conditions, as applicable, along with reasonably detailed calculations of compliance with clauses (ii) and (iii), as applicable; provided, however, that if any portion of the Available Amount is used in connection with the consummation of a Permitted Acquisition which is financed by an Incremental Term Loan, the Lenders providing such Incremental Term Loan may agree that the use of the Available Amount basket in connection therewith may be (a) conditioned upon there being no Event of Default under Sections 10.1(a), (b), (h) or (i) and (b) subject only to customary “limited conditionality provisions”.

“Base Rate” shall mean, for any day, a floating rate equal to the greater of (x) the higher of (i) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases quoting a prime rate of the type described, either (a) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by Administrative Agent or (b) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus fifty (50) basis points per annum, and (y) the sum of (a) the LIBOR Rate calculated for each such day based on an Interest Period of one (1) month determined two (2) Business Days prior to the first day of the then current month (but in no event less than one percent (1.00%) per annum) plus (b) one percent (1.00%).  Each change in any interest rate provided for in this Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Borrower” means Boot Barn, Inc., a Delaware corporation.

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in San Francisco, California and New York, New York, are open for the conduct of their commercial banking business and (b) any day that is a Business Day described in clause (a) and that is also a LIBOR Business Day, with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to the LIBOR Rate.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, or (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“Change in Control” means an event or series of events by which:

(a)                                 at any time, Holdings shall fail to own one hundred percent (100%) of the Equity Interests of the Borrower;

(b)                                 (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than the Permitted Investors) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings (provided that this clause (b)(i) shall only apply if the aggregate percentage of ownership of the Equity Interests of such “person” or “group” is greater than the aggregate percentage ownership of the Equity Interests held by the Permitted Investors) or (ii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be comprised of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)                                  any “change of control” occurs under the ABL Credit Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means, when used in reference to any Loan, whether such Loan is an Initial Term Loan, Incremental Term Loan (of the same tranche) or Refinancing Term Loan and, when used in reference to any Commitment, whether such Commitment is a Term Loan Commitment or an Incremental Term Loan Commitment (of the same tranche).

“Closing Date” means the date of this Agreement.

“Closing Date Merger” shall mean the Acquisition of Sheplers Holdings by Borrower pursuant to the Closing Date Merger Agreement and the other Closing Date Merger Documents.

“Closing Date Merger Agreement” shall mean that certain Agreement and Plan of Merger made and entered into as of May 29, 2015, by and among Borrower, Rodeo Acquisition Corp., a Delaware corporation, Sheplers Holdings and Gryphon Partners III, L.P., a Delaware limited partnership, individually solely in its capacity as a guarantor for purposes of Section 8.1(a)(i) set forth therein, and otherwise solely in its capacity as the sellers’ representative, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Closing Date Merger Documents” shall mean, collectively, (a) the Closing Date Merger Agreement and (b) all other agreements, documents and instruments entered into in connection therewith (excluding, in any event, the Loan Documents and the ABL Credit Documents), each, pursuant to this clause (b), as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Commitment Percentage” means, as to any Lender, such Lender’s Term Loan Commitment Percentage with respect to any Term Loan Facility.

“Commitments” means, collectively, as to all Lenders, the Term Loan Commitments and the Incremental Term Loan Commitments of such Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries in accordance with GAAP:

(a)                                 Consolidated Net Income for such period;

plus

(b)                                 the sum of the following, without duplication, and, except as to clauses (vii) and (xv), to the extent deducted in determining Consolidated Net Income for such period:

(i)                                     income, capital, franchise, foreign withholding taxes, and any state business, unitary, gross receipts or any similar taxes;

(ii)                                  Consolidated Interest Expense;

(iii)                               amortization, depreciation and other non-cash charges ((x) including any (A) non-cash charges relating to employee equity incentive programs, (B) non-cash charges attributable to inventory revaluations as a result of the Closing Date Merger and any Permitted Acquisition, (C) non-cash write-offs relating to impairment or disposal of assets, (D) non-cash expenses relating to the Boot Barn Rewards Program and (E) non-cash charges associated with any share based compensation awards or equity grants, and (y) excluding any non-cash charges to the extent that such non-cash charges represent an accrual or reserve for potential cash items in any future period);

(iv)                              extraordinary losses (excluding extraordinary losses from discontinued operations);

(v)                                 Transaction Costs;

(vi)                              [reserved];

(vii)                           proceeds from business interruption insurance from loss of income to the extent recognized during such period;

(viii)                        Pre-Opening Costs;

(ix)                              to the extent not included in Consolidated Interest Expense, non-cash interest and amortized or deferred financing fee expenses;

(x)(A) restructuring and integration expenses and charges, including without limitation, expenses and charges incurred in connection with the “Grand Re-Opening” of Sheplers locations; (B) to the extent not constituting a Pre-Opening Cost, severance and other costs incurred in connection with the termination, relocation and training of employees, (C) costs incurred in connection with relocation, recruitment and training of employees (including executive placement charges) to the extent not constituting a Pre-Opening Cost, and (D) transition costs contemplated by or relating to the Closing Date Merger and Permitted Acquisitions, including any expenses or charges relating to hiring, severance or stay bonuses paid to employees contemplated by or relating to the Closing Date Merger and any such Permitted Acquisition, including related employee benefits attributable to such payments; provided that the total amount added pursuant to clause (xv) below together this clause (x), excluding any amounts attributable to the Closing Date Merger, may not exceed 15% of Consolidated EBITDA in any period of four consecutive Fiscal Quarters (without giving effect to this clause (x));

(xi)                              fees and expenses of the board of directors paid by Holdings or any of its Subsidiaries in an amount not to exceed $500,000 in any period of four consecutive Fiscal Quarters;

(xii)                           non-recurring litigation or claim settlement charges or expenses in an amount not to exceed $10,000,000 in the aggregate during the term of this Agreement;

(xiii)                        any earn-out or other similar contingent deferred purchase price payment obligations incurred in connection with a Permitted Acquisition;

(xiv)                       losses from discontinued operations; and

(xv)                          the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by Holdings to be realized in connection with any Specified Transaction during the 15-month period following the date of such Specified Transaction (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) such amounts are reasonably identifiable and projected in the good faith judgment of Holdings, (2) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably attributable to such transaction, (3) no amounts shall be added pursuant to this clause (xv) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, (4) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Holdings, certifying that such cost savings, operating expense reductions, other operating improvements and synergies meet the requirements set forth in clause (xv), together with reasonably detailed evidence in support thereof and (5) the aggregate amount of cost savings, operating expense reductions, other operating improvements and synergies; provided that the total amount added pursuant to clause (x) above together with this clause (xv) may not exceed, excluding any amounts attributable to the Closing Date Merger, 15% of Consolidated EBITDA in any period of four consecutive Fiscal Quarters (without giving effect to this clause (xv)); less

(c)                                  the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:

(i)                                     any extraordinary gains;

(ii)                                  gains from discontinued operations;

(iii)                               non-cash gains or non-cash items increasing Consolidated Net Income; and

(iv)                              gains or income from the early extinguishment of Indebtedness.

Notwithstanding the foregoing, for purposes of this Agreement, (A) Consolidated EBITDA shall be adjusted on a Pro Forma Basis, (B) quarterly Consolidated EBITDA shall be deemed to be (x) for the Fiscal Quarter ended December 27, 2014, $31,143,000, and (y) for the Fiscal Quarter ended March 28, 2015, $15,193,000 and (C) quarterly Consolidated EBITDA for the Fiscal Quarter period ended on June 28, 2015 shall be the quarterly EBITDA of Holdings and its Subsidiaries and Sheplers Holdings and its Subsidiaries for such period calculated on a combined basis in a manner consistent with the calculation of EBITDA for such Persons for preceding periods.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements) for such period net of any interest income for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of Holdings and its Subsidiaries for any period, there shall be excluded (to the extent otherwise included therein), without duplication, (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which Holdings or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to Holdings or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or any of its Subsidiaries or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person’s assets are acquired by Holdings or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to Holdings or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes and (d) any gain or loss from Asset Dispositions during such period.

“Consolidated Total Indebtedness” means, as of any date of determination with respect to Holdings and its Subsidiaries on a Consolidated basis, without duplication, the sum, without duplication, of (i) all Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Lease Obligations, (ii) Indebtedness evidencing the deferred purchase price of newly acquired property (excluding, without limitation, earn-outs, Seller Debt and similar contingent obligations in connection with a Permitted Acquisition) or incurred to finance the acquisition, purchase, construction, improvement or remodel of a fixed or capital asset of the Borrower or its Subsidiaries, (iii) Indebtedness of such Person for borrowed money as of the last day of each month in the four quarter (or shorter period commencing on the Closing Date) period ended on the date of measurement), (iv) Indebtedness of such Person constituting Guarantees in respect of the foregoing and (v) all obligations of any such Person relative to the letters of credit that have been drawn and not reimbursed.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Indebtedness outstanding on such date minus (ii) (x) until the first Control Agreement is executed in accordance with Section 8.18, the lesser of (1) the aggregate amount of cash and Cash Equivalents of Holdings and its Subsidiaries and (2) $10,000,000, and (y) thereafter, the aggregate amount of cash and Cash Equivalents of Holdings and its Subsidiaries subject to a Control Agreement on such date to (b) Consolidated EBITDA for the period of the four consecutive Fiscal Quarters ended on or immediately prior to such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a control agreement among Holdings or any of its Subsidiaries, a depository bank, a securities intermediary or a commodity intermediary, as the case may be, and the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.

“Credit Facility” means, the Term Loan Facility.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of any Term Loan required to be funded by it hereunder within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b)are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case under clauses (a)-(d) above, prior to the date that is 91 days after the Latest Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained by any Credit Party for employees of any Credit Party.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment from a release of or exposure to Hazardous Materials.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of health, safety or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Equity Issuance” means (a) any issuance by Holdings of shares of its Equity Interests to any Person that is not a Credit Party (including, without limitation, any initial public offering, secondary offering or related equity issuance and any equity issuance in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Subsidiary thereof.  The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excess Cash Flow” means, for any period, (a) Consolidated EBITDA of Holdings and its Subsidiaries for such period, minus (b) without duplication, to the extent actually paid in cash, in each case, to the extent not financed with proceeds of any Equity Issuance or Indebtedness (other than Revolving Loans) (i) any increase in the Working Capital of Holdings and its Subsidiaries during such period, (ii) any unfinanced capital expenditure in respect of such period to the extent deducted from Consolidated Net Income in the calculation of Consolidated EBITDA, (iii) Consolidated Interest Expense of Holdings and its Subsidiaries paid or payable in respect of such period to the extent deducted from Consolidated Net Income in the calculation of Consolidated EBITDA, (iv) any scheduled principal installments of Indebtedness paid by Holdings or any of its Subsidiaries during such period, (v) extraordinary losses and losses from discontinued operations in such period to the extent deducted from Consolidated Net Income in the calculation of Consolidated EBITDA, (vi) income, capital, franchise, gross receipt and similar taxes paid in such period to the extent deducted from Consolidated Net Income in the calculation of Consolidated EBITDA, (vii) any payment made during such period with respect to Investments (including Permitted Acquisitions) permitted pursuant to Section 9.3 below, (viii) cash addbacks to Consolidated Net Income specified in clauses (b)(v), (viii), (x), (xi) and (xii) in the calculation of Consolidated EBITDA to the extent not reimbursed by a third Person, (ix) prepayment premiums or make-whole payments paid in connection with prepayments of funded debt (other than revolving indebtedness, except to the extent accompanied by an equivalent permanent reduction of revolving commitments with respect thereto) during such period that are not prohibited by this Agreement minus (c) without duplication, addbacks to Consolidated Net Income specified in clause (b)(xv) in the calculation of Consolidated EBITDA to the extent not realized in cash in the applicable period plus (d) without duplication, (i) any decrease in the Working Capital of Holdings and its Subsidiaries during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof), (ii) interest income received in cash for such period to the extent deducted from Consolidated Net Income in the calculation of Consolidated EBITDA and (iii) any extraordinary gains which are cash items in respect of such period to the extent deducted from Consolidated Net Income in the calculation of Consolidated EBITDA.

For purposes of calculating Excess Cash Flow for any applicable period, for each Permitted Acquisition consummated during such period, the Consolidated EBITDA of a target of any Permitted Acquisition shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition.

“Excess Cash Flow Prepayment Date” has the meaning assigned thereto in Section 4.4(b)(iv).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Subsidiary” means (a) any Domestic Subsidiary that is not a Wholly-Owned Subsidiary, (b)any Immaterial Subsidiary, (c) any Domestic Subsidiary of a Foreign Subsidiary classified as a controlled foreign corporation under Section 957 of the Code, (d) any Domestic Subsidiary all or substantially all of the assets of which are Equity Interests in one or more Foreign Subsidiaries which are classified as controlled foreign corporations within the meaning of Section 957 of the Code, (e) any Subsidiary to the extent a guaranty or a pledge of its Equity Interest is prohibited or restricted by applicable requirements of law (including any requirement to obtain Governmental Approvals), rule or regulation and (f) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden or cost or other consequences of providing a guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, and for so long as, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by gross income (other than withholding Taxes) or net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Extending Term Lender” has the meaning assigned thereto in Section 12.2(b).

“Extended Term Loans” has the meaning assigned thereto in Section 12.2(b).

“Extension” has the meaning assigned thereto in Section 12.2(b).

“Extension Offer” has the meaning assigned thereto in Section 12.2(b).

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, published by the Federal Reserve Bank of New York on the preceding Business Day or, if no such rate is so published, the average rate per annum, as determined by Administrative Agent, quoted for overnight Federal Funds transactions last arranged prior to such day.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means the fee letter agreement dated May 29, 2015 among the Borrower and Golub.

“First Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests of which are owned directly by any Credit Party.

“Fiscal Quarter” means each fiscal quarter of Holdings and its Subsidiaries which end on each of the dates set forth on Schedule 1.1(b).

“Fiscal Year” means each fiscal year of Holdings and its Subsidiaries which, end on each of the dates set forth on Schedule 1.1(c).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pledge Agreement” means a pledge agreement, charge agreement or similar agreement in form and substance reasonably acceptable to the Administrative Agent executed by a Credit Party with respect to a pledge (or equivalent thereof) of Equity Interests of a Foreign Subsidiary required by the terms of this Agreement.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States (including, without limitation, the FASB Accounting Standards Codification), that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.3.

“Golub” means GCI Capital Markets LLC, a Delaware limited liability company.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part).  The amount of any Guarantee shall be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made (including pursuant to any limitations on liability set forth in such Guarantee) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantors” means, collectively, Holdings and each Subsidiary Guarantor.

“Guaranty Agreement” means the guaranty agreement of even date herewith executed by the Borrower and the Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties, which shall be in form and substance reasonably acceptable to the Administrative Agent.

“Hazardous Materials” means any substances or materials (a) which are defined as hazardous wastes, hazardous substances, pollutants, contaminants, or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise harmful to health, safety or the environment and are regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Holdings” means Boot Barn Holdings, Inc., a Delaware corporation.

“Immaterial Subsidiaries” means, as of any date of determination, those Domestic Subsidiaries designated by the Borrower in writing to the Administrative Agent and the ABL Agent that, when considered on an individual or aggregate basis, do not have (A) Consolidated EBITDA attributable to such Immaterial Subsidiaries in excess of 5% of the Consolidated EBITDA of Holdings and its Subsidiaries for the most recent four consecutive Fiscal Quarter period for which the Borrower has delivered Holdings’ financial statements or (B) assets (valued at the greater of book value or fair market value) in excess of 5% of the consolidated total assets of Holdings and its Subsidiaries as of the last day of the most recent Fiscal Quarter ended for which the Borrower has delivered Holdings’ financial statements.  The Borrower’s written notice described above shall include calculations with respect to clauses (A) and (B) in detail reasonably satisfactory to the Administrative Agent.  The Borrower may designate and redesignate a Domestic Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition.  Baskins Acquisition Holdings, LLC, a Delaware limited liability company, and RCC Western Stores, Inc., a South Dakota corporation, are designated as Immaterial Subsidiaries and as of the Closing Date are the only Immaterial Subsidiaries.

“Increased Amount Date” has the meaning assigned thereto in Section 5.13(a).

“Incremental Lender” has the meaning assigned thereto in Section 5.13(a).

“Incremental Request” has the meaning assigned thereto in Section 5.13(a).

“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13(a).

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)                                 all liabilities, obligations and indebtedness for borrowed money including obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)                                 all obligations to pay the deferred purchase price of property or services of any such Person, except (i) trade accounts payable arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person and (ii) earn-outs or similar contingent obligations that are not due and payable as of such date;

(c)                                  the Attributable Indebtedness of such Person;

(d)                                 all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements but excluding (i) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business and (ii) trade accounts payable arising in the ordinary course of business, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse); provided that, for purposes any covenant herein, the amount of any such Indebtedness shall be the lower of (A) the fair market value of such asset and (B) the amount of Indebtedness secured;

(e)                                  all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation (as defined in the ABL Credit Agreement), and banker’s acceptances issued for the account of any such Person;

(f)                                   all obligations of any such Person in respect of Disqualified Equity Interests;

(g)                                  all net obligations of such Person under any Hedge Agreements; and

(h)                                 all Guarantees of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes, other than, in either case, any such Taxes as are imposed solely by reason of the gross negligence or willful neglect of the Administrative Agent or Lender, as applicable.

“Initial Term Loan” means the term loan made, or to be made, to the Borrower by the Term Loan Lenders pursuant to Section 4.1.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks and copyrights registered with the USPTO or the USCO, as applicable.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the Closing Date, by and among Administrative Agent and the ABL Agent and acknowledged by the Credit Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), or six (6) months (or, if approved by all of the relevant Lenders (such approval not to be unreasonably withheld), or twelve (12) months or a period shorter than one (1) month) thereafter, in each case as selected by the Borrower in its Notice of Conversion/Continuation and subject to availability; provided that:

(a)                                 the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)                                 if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)                                  any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)                                 [reserved];

(e)                                  no Interest Period for any Term Loan shall extend beyond the Term Loan Maturity Date applicable to such Term Loan and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.3 for such Term Loan without payment of any amounts pursuant to Section 5.9; and

(f)                                   there shall be no more than twelve (12) Interest Periods in effect at any time.

“Investment” has the meaning set forth in Section 9.3.

“IRS” means the United States Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Latest Maturity Date” means the latest maturity date of any Class of Loan or Commitment hereunder.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Rate” shall mean for each Interest Period a rate of interest determined by Administrative Agent equal to (a) the Base LIBOR Rate for such Interest Period, divided by (b) 100% minus the Reserve Percentage.  The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.  The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.  Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.  “Base LIBOR Rate” means the greater of (a) one percent (1.00%) per annum, and (b) the rate per annum appearing on Bloomberg L.P.’s service (the “Service”) (or on any successor to or substitute for such Service) for ICE LIBOR USD interest rates two (2) LIBOR Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.  If the Service shall no longer report ICE LIBOR USD interest rates, or such interest rates cease to exist, Administrative Agent shall be permitted to select an alternate service that quotes, or alternate interest rates that reasonably approximate, the rates of interest per annum at which deposits of Dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to Administrative Agent in the London interbank market (and relating to the relevant Interest Period for the applicable principal amount on any applicable date of determination).  “Reserve Percentage” means, on any day, the maximum percentage prescribed by the Federal Reserve Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”), but so long as no Lender is required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Note, the Security Documents, the Guaranty Agreement, the Fee Letter, any Lender Joinder Agreement, the Intercreditor Agreement, any Refinancing Amendment and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Loans” means the collective reference to the Term Loans (including the Initial Term Loan and any Incremental Term Loans), and “Loan” means any of such Loans.

“Material Adverse Effect” means (a) a material adverse effect on the operations, business, assets, properties or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Credit Parties (taken as a whole) to perform their obligations under any material Loan Document, (c) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any material Loan Document or (d) an impairment of the legality, validity or enforceability against any Credit Party of any material Loan Document to which it is a party.

“Material Contract” means any contract or agreement, written or oral, of any Credit Party or any of its Subsidiaries, the breach, non-performance, cancellation or failure to renew of which could reasonably be expected to have a Material Adverse Effect.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property now or hereafter owned by any Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Credit Party in favor of the Administrative Agent, for the benefit of the Secured Parties, as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is subject to Title IV of ERISA and to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding seven (7) years.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its

Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all reasonable and customary out of pocket fees and expenses incurred in connection with such transaction or event, including, without limitation, all attorneys’ fees, accountants’ fees, and investment banking fees, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Disposition or Insurance and Condemnation Event (other than any Lien pursuant to a Security Document), (iii) taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by Holdings, the Borrower or any Subsidiary in connection with such Asset Disposition or Insurance and Condemnation Event, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes, (iv) amounts provided as a cash reserve, in accordance with GAAP, or amounts placed in a funded escrow, against any liabilities under any indemnification obligations or purchase price adjustments associated with any Asset Disposition or Insurance and Condemnation Event, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (v) the Borrower’s good faith estimate of payment required to be made with respect to unassumed liabilities directly relating to the assets sold (provided that, to the extent such cash proceeds are not so used within 12 months of such Asset Disposition, such cash proceeds shall constitute Net Cash Proceeds); and (b) with respect to Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other customary fees, discounts, commissions and expenses incurred in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders.

“Non-Guarantor Subsidiary” means any Subsidiary of Holdings (other than the Borrower) that is not a Subsidiary Guarantor.

“Notes” means the collective reference to the Term Loan Notes.

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 4.4(a).

“Obligations” means, in each case, whether now in existence or hereafter arising:  (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and (b) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders, or the Administrative Agent, in each case under any Loan Document, with respect to any Loan of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall not include any Excluded Swap Obligations.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer, vice president or the treasurer of Holdings substantially in the form attached as Exhibit E.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a capital lease.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Participant” has the meaning assigned thereto in Section 12.9(d).

“Participant Register” has the meaning assigned thereto in Section 12.9(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates and with respect to which any Credit Party or any ERISA Affiliate has any outstanding liability.

“Permitted Acquisition” means (a) any Acquisition which the Required Lenders agree is a “Permitted Acquisition” and (b) any other Acquisition that meets all of the following requirements:

(a)                                 with respect to such Acquisition, the board of directors (or equivalent governing body) of the Person or business to be acquired shall not have indicated its opposition to the consummation of such Acquisition (which opposition has not been publicly withdrawn);

(b)                                 the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.11;

(c)                                  if such Acquisition is a merger or consolidation, the Borrower or a Subsidiary Guarantor shall be the surviving Person and no Change in Control shall have been effected thereby;

(d)                                 the Borrower shall have delivered to the Administrative Agent all documents required to be delivered pursuant to, and in accordance with, Section 8.13, within the timeframes provided therein;

(e)                                  if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) is $15,000,000 or more in the aggregate, no later than three (3) Business Days prior to the proposed closing date of such Acquisition, the Borrower shall have delivered to the Administrative Agent (i) written notice of such Acquisition and the proposed closing date thereof, and (ii) an Officer’s Compliance Certificate for the most recent Fiscal Quarter end preceding such Acquisition for which financial statements are available (x) demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance on a Pro Forma Basis (as of the proposed closing date of the Acquisition and after giving effect thereto) with the covenant contained in Section 9.13 (assuming for such purpose that the maximum Consolidated Total Net Leverage Ratio as of any date occurring prior to September 30, 2015 is 5.25:1.00) and (y) certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other Acquisition;

(f)                                   no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith (provided that if the Permitted Acquisition is being financed with the proceeds of any Incremental Term Loan, the Incremental Lenders providing such Incremental Term Loan may agree that such Acquisition may be conditioned upon there being no Event of Default under Sections 10.1(a), (b), (h) or (i));

(g)                                  the Borrower shall have obtained the prior written consent of the Required Lenders prior to the consummation of such Acquisition (or series of related Acquisitions) if (i) the Permitted Acquisition Consideration for such Acquisition (or series of related Acquisitions), together with all other Acquisitions consummated during the term of this Agreement, exceeds $100,000,000 in the aggregate or (ii) the Permitted Acquisition Consideration for an Acquisition of any Person or Property that does not become a Credit Party or Property of a Credit Party exceeds $25,000,000, plus, with respect to each of the foregoing clauses (i) and (ii), to the extent the applicable Available Amount Conditions are satisfied or waived by the Required Lenders, the amount of such consideration financed with the Available Amount then in effect; and

(h)                                 the Borrower shall have furnished to the Administrative Agent and Lenders at least ten (10) Business Days prior to the consummation of such Acquisition a certificate of a Responsible Officer of the Borrower demonstrating, on a pro forma basis after giving effect to such Acquisition, that the Consolidated Total Net Leverage Ratio, calculated on a pro forma basis after giving effect to such Acquisition (using Consolidated Total Indebtedness calculated as of the date of consummation of such Acquisition and after giving effect thereto, and Consolidated EBITDA calculated for the twelve (12) month period ending on the last day of the most recent Fiscal Quarter for which Borrower has delivered to Administrative Agent and Lenders financial statements pursuant to Section 8.1(b)), does not exceed 4.00:1.00.

Notwithstanding the foregoing, if the Permitted Acquisition is being financed with the proceeds of any Incremental Term Loan, the Incremental Lenders providing such Incremental Term Loan may agree that the incurrence of such Incremental Term Loan shall be subject only to customary “Limited Conditionality Provisions”.

“Permitted Acquisition Consideration” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (excluding (a) the value of any Equity Interests of Holdings issued in connection therewith, (b) any unsecured contingent liabilities of a Credit Party or its Subsidiaries arising under an agreement to make any deferred payment as part of the purchase price for any Permitted Acquisition, including earn outs, performance bonuses or consulting payments in any related services, employment or similar agreements in an amount that is subject to or contingent upon earning, revenues, income cash flow or profits (or the like) of the target of such Permitted Acquisition, (c) any cash of the seller or its Affiliates used to fund any portion of such consideration and (d) any cash or Cash Equivalents acquired in connection with such Acquisition), to be paid on a singular basis in connection with any Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

“Permitted Acquisition Documents” means with respect to any Acquisition proposed by Holdings, the Borrower or any Subsidiary Guarantor, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such Acquisition, including all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted Consignment Sale” means a sale of inventory by Borrower or any of its Subsidiaries to a third party on a consignment basis; provided that:  (a) the aggregate value of all such inventory sold by Borrower or any of its Subsidiaries on consignment at any time shall not exceed $500,000 and (b) Borrower or such Subsidiary shall have filed a valid UCC-1 financing statement covering the consigned inventory in the relevant filing office under the UCC, applicable to the consignee and, if applicable, notified any creditor of the consignee with a security interest in the inventory of the consignee of Borrower’s or such Subsidiary’s rights as consignee with respect to such inventory.

“Permitted Investors” means, collectively, Freeman Spogli Management Co., L.P., or any successor thereto, and any fund or other Person (other than portfolio companies) Controlled directly or indirectly by Freeman Spogli Management Co., L.P., or any successor thereto, or any of its Affiliates.

“Permitted Liens” means the Liens permitted pursuant to Section 9.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Pledged Foreign Subsidiary” means a Foreign Subsidiary of a Credit Party for which the Administrative Agent has received a Foreign Pledge Agreement from such Credit Party, with respect to 65% of the total outstanding voting Equity Interests (and 100% of the non-voting Equity Interests) (or, in each case, such greater percentage as would not result in adverse federal income tax consequences for Holdings or any of its Subsidiaries) of such Foreign Subsidiary and such Foreign Pledge Agreement is in full force and effect and such Credit Party shall have satisfied all actions and requirements related to such Foreign Pledge Agreement (including delivery of stock certificates, where applicable).

“Pre-Opening Costs” means expenses incurred with respect to the acquisition, opening and organizing of new Stores of the Credit Parties to the extent not prohibited by this Agreement, such costs including, but not limited to, the cost of feasibility studies, freight, staff-training and recruiting, and travel costs for employees engaged in such start-up activities; provided, however, that (a) such Pre-Opening Costs are incurred within ninety (90) days before the opening of the applicable new Store, and (b) the aggregate amount of such Pre-Opening Costs does not exceed an average of $200,000 with respect to each single location for the relevant period.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means with respect to any determination of the Consolidated Total Net Leverage Ratio or Consolidated EBITDA (including, in each case, component definitions thereof) that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period with respect to any test or covenant for which such calculation is being made:  (a) income statement items (whether positive or negative) attributable to the property or Person subject to a Specified Disposition shall be excluded, (b) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) and (c) any

Indebtedness incurred or assumed by Holdings or any of its Subsidiaries in connection therewith, provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on or in respect of any Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of Holdings to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Holdings or such Subsidiary may designate.  Any calculation of the Consolidated Total Net Leverage Ratio on a Pro Forma Basis shall be made using Consolidated Total Indebtedness as of such date of calculation, and Consolidated EBITDA for the four consecutive Fiscal Quarter period most recently ended for which the Borrower has delivered financial statements pursuant to Section 8.1(a) or 8.1(b).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

“Public Lenders” has the meaning assigned thereto in Section 8.2.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Refinancing Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each existing or new Lender that agrees to provide any portion of the Refinancing Term Loan being incurred pursuant thereto, in accordance with Section 5.16.

“Refinancing Effective Date” has the meaning specified in Section 5.16.

“Refinancing Indebtedness” means the Refinancing Term Loan or Refinancing Notes.

“Refinancing Notes” means any notes or loans, in each case which will be pari passu or subordinated in right of payment to the Obligations and be secured by the Collateral on a pari passu or junior Lien basis or which will be unsecured, issued pursuant to one or more indentures, note purchase agreements or other agreements (other than this Agreement or a Refinancing Amendment) to refinance, renew, replace, defease or refund all Term Loans then outstanding; provided that (a) the Refinancing Notes shall be issued in lieu of the Refinancing Term Loan, and there shall only be no more than one issuance of Refinancing Notes, (b) such notes or loans shall not mature prior to the Latest Maturity Date (or, in the case of any subordinated notes or loans, senior unsecured notes or loans or junior lien secured notes or loans, prior to the date that is 91 days after the Latest Maturity Date) or have a shorter weighted average life to maturity than the Initial Term Loan or Incremental Term Loans (if any), (c) no Subsidiary shall be a guarantor with respect to such notes or loans unless such Subsidiary is a Guarantor and the borrower of such notes or loans shall be the Borrower, (d) if subordinated to the Obligations, such notes or loans shall be subject to customary subordination terms agreed to by the holders thereof (or a duly authorized agent or trustee on their behalf) and reasonably satisfactory to the Administrative Agent, (e) if secured, such notes or loans (x) shall not be secured by any assets that do not constitute Collateral, (y) shall not be secured pursuant to security documentation that, taken as a whole, is more restrictive to the Credit Parties than the Loan Documents and (z) shall be subject to customary intercreditor and/or subordination agreements, as applicable, agreed to by the holders thereof (or a duly authorized agent or trustee on their behalf) and reasonable satisfactory to the Administrative Agent, (f) the Borrower shall prepay the Term Loans in full with the proceeds therefrom and the amount of Refinancing Notes issued shall not exceed the principal amount of the Term Loans (plus unpaid accrued interest and premium (if any) thereon outstanding and any underwriting discounts, commissions and reasonable fees and expenses incurred in connection therewith) and (g) all other terms and conditions applicable to such notes or loans (excluding pricing and optional prepayment or redemption terms) shall, in all material respects, be substantially identical or no more favorable (when taken as a whole) to the Persons providing or purchasing such notes or loans than those applicable to the Initial Term Loan and Incremental Term Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date (or, in the case of any subordinated notes or loans, senior unsecured notes or loans or junior lien secured notes or loans, after the date 91 days after the Latest Maturity Date), as certified by the chief financial officer of Holdings in good faith prior to the incurrence of such notes or loans.

“Refinancing Term Loan” has the meaning specified in Section 5.16(a).

“Refinancing Transaction” shall mean (i) the incurrence by a Credit Party or any of its Subsidiaries of any new or additional loans (whether issued pursuant to an amendment to this Agreement or pursuant to a separate financing) the proceeds of which are used to prepay, refinance, substitute or replace in full or in part the outstanding principal balance of any Term Loans, but only so long as such new or additional loans have an all-in yield less than the all-in yield applicable to the Term Loans so repaid, refinanced, substituted or replaced and (ii) any amendment to this Agreement to reduce the all-in yield applicable to all or any portion of any Term Loan.

“Register” has the meaning assigned thereto in Section 12.9(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned thereto in Section 11.6(b).

“Repatriation” has the meaning assigned thereto in Section 4.4(b)(viii).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders.  The

Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.  Notwithstanding the foregoing, Required Lenders shall comprise no less than two such Lenders that are not Affiliates of one another, unless (x) all Lenders that are not Defaulting Lenders are Affiliates of one another or (y) there is only one Lender that is not a Defaulting Lender, at such time.

“Responsible Officer” means, as to any Person, the chief executive officer, president, vice president, executive vice president, chief financial officer, principal accounting officer, controller, secretary, assistant secretary, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Administrative Agent.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Amount” has the meaning assigned thereto in Section 4.4(b)(viii).

“Restricted Payment” has the meaning assigned thereto in Section 9.6.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Security Documents” means the collective reference to the Collateral Agreement, the Mortgages (if any), each Control Agreement, each Foreign Pledge Agreement and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations.

“Seller Debt” means Indebtedness evidenced by a Seller Note.

“Seller Notes” means any promissory note or notes issued by Borrower or any Subsidiary of Borrower in respect of any Permitted Acquisition as partial consideration in connection with such Permitted Acquisition on terms reasonably satisfactory to the Administrative Agent.

“Sheplers” means Sheplers, Inc., a Kansas corporation.

“Sheplers Holdings” means Sheplers Holding Corporation, a Delaware corporation

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the sum of the liabilities (including contingent liabilities) of such Person and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value or the fair value, in each case on a going concern basis, of the assets of such Person and its Subsidiaries, on a consolidated basis; (ii) the present fair saleable value of the assets of such Person and its Subsidiaries, taken as a whole, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries as they become absolute and matured; (iii) the capital of such Person and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the business of such Person and its Subsidiaries, on a consolidated basis, contemplated as of the date hereof; and (iv) such Person and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Disposition” means any disposition of all or substantially all of the assets or Equity Interests of any Subsidiary of the Borrower or any division, business unit, product line or line of business.

“Specified Event of Default” means an Event of Default under Sections 10.1(a), 10.01(b), 10.1(d) (as a result of default in the performance or observance of Sections 8.1(a) and (b), 8.2(h), 8.4 or Article IX), 10.1(e) (as a result of default in the performance or observance of Section 8.6), 10.1(h) or 10.1(i).

“Specified Transactions” means (a) any Specified Disposition, (b) any Permitted Acquisition, (c) the Transactions and (d) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Stock Certificates” means Collateral consisting of stock (or other) certificates representing Equity Interests of the Credit Parties and their respective Domestic Subsidiaries required as Collateral pursuant to this Agreement and the Security Documents.

“Stores” shall mean the retail stores operated by Borrower or any of its Subsidiaries.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by Holdings or any of its Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of Holdings.

“Subsidiary Guarantors” means, collectively, all direct and indirect Domestic Subsidiaries of Holdings (other than the Borrower and Excluded Subsidiaries) in existence on the Closing Date or which become a party to the Guaranty Agreement pursuant to Section 8.13.  As of the Closing Date, the only Subsidiary Guarantors are Sheplers Holdings, and Sheplers.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan or Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the Closing Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(a), as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans.  The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Term Loan Lenders on the Closing Date shall be $200,000,000.  The Term Loan Commitment of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Term Loan Lender on Schedule 1.1(a).

“Term Loan Commitment Percentage” means, with respect to any Term Loan Lender and any Term Loan Facility at any time, the percentage of the total outstanding principal balance of the Term Loans of such Term Loan Facility represented by the outstanding principal balance of such Term Loan Lender’s Term Loans of such Term Loan Facility.  The Term Loan Commitment Percentage of each Term Loan Lender as of the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(a).

“Term Loan Facility” means the term loan facility established pursuant to Article IV (including any new term loan facility established pursuant to Section 5.13).

“Term Loan Installment Date” means the last Business Day of each Fiscal Quarter commencing on the last Business Day of the Fiscal Quarter ending closest to September 30, 2015.

“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Maturity Date” means (a) for the Initial Term Loan, June 29, 2021 and (b) for any Incremental Term Loans, the final maturity date specified in the applicable Lender Joinder Agreement.

“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit B, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Priority Collateral” shall have the meaning specified in the Intercreditor Agreement.

“Term Loans” means the Initial Term Loan and, if applicable, the Incremental Term Loans and “Term Loan” means any of such Term Loans.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount:  (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, (b)the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, (e) a determination by the PBGC that there has occurred an event or there exists a condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA on the property of any Credit Party, (g) the determination that any Pension Plan, or the receipt by any Credit Party or any ERISA Affiliate of notice that a Multiemployer Plan, is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted against such Credit Party or ERISA Affiliate by such plan pursuant to Part 1 of Subtitle E of Title IV of ERISA, (i) the receipt by any Credit Party or ERISA Affiliate of notice of any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, (j) the receipt by any Credit Party or any ERISA Affiliate of notice of any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Threshold Amount” means $15,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the outstanding Term Loans of such Lender at such time.

“Transaction Costs” means all transaction fees, charges (including premiums, discounts and Hedge Agreement settlement and termination costs) and other amounts (a) related to the Transactions and any Permitted Acquisitions (including any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), or (b) attributable to any debt financings or refinancings, Equity Issuance, mergers, recapitalizations, Acquisitions, Investments, option buyouts, dispositions or other similar transactions, in the case of (i) Transactions Costs related to the Transactions, to the extent paid within six (6) months of the Closing Date, and (ii) in all other cases, to the extent paid during the applicable period whether or not the applicable transaction is completed.

“Transaction Documents” shall mean the Loan Documents, the Closing Date Merger Documents, the ABL Credit Documents and the other documents executed in connection with the Transactions.

“Transactions” means, collectively, (a) the repayment in full on the Closing Date of certain existing Indebtedness of Holdings and its Subsidiaries (including, without limitation, Sheplers Holdings and Sheplers), (b) the making of the Initial Term Loan, (c) the Closing Date Merger, (d) the execution and delivery of all Transaction Documents, (e) the entering into of the ABL Credit Documents by the parties thereto and the incurrence of Indebtedness under the ABL Credit Documents and (f) the payment of the Transaction Costs incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, (a) if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9and (b) if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCC Filing Collateral” means Collateral consisting of assets of the Credit Parties for which a security interest can be perfected by the filing of a Uniform Commercial Code financing statement.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“United States” means the United States of America.

“USCO” means the United States Copyright Office.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“USPTO” means the United States Patent and Trademark Office.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).

“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by Holdings and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than Holdings and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Working Capital” means, for any Person at any date, without duplication, the excess (which may be a negative number) of its (i) (a) consolidated current assets, less (b) cash, less (c) cash equivalents, less (d) debts due from Affiliates, less (e) deferred tax assets, in each case, at such date, minus (ii) consolidated current liabilities, less (a) current portion of Indebtedness (including, without limitation, the portion of the Term Loans treated as a current liability, the aggregate outstanding principal balance of the any revolving loans, including revolving loans under the ABL Credit Agreement, Hedge Agreement obligations, liabilities consisting of undrawn letter of credit obligations and the portion of any interest with respect to any of the above), less (b) deferred tax liabilities, in each case, at such date.

SECTION 1.2                                             Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:  (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.3                                             Accounting Terms.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial ratio) contained herein, the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and any Indebtedness of Holdings and its Subsidiaries subject thereto shall be deemed to be carried at 100% of the outstanding principal amount thereof unless otherwise specified herein.

(b)                                 If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 1.4                                             UCC Terms.  Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5                                             Rounding.  Any financial ratios required to be maintained or measured pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6                                             References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7                                             Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

SECTION 1.8                                             [Reserved].

SECTION 1.9                                             Guarantees.  Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee.

SECTION 1.10                                      Covenant Compliance Generally.  For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of Holdings and its Subsidiaries delivered pursuant to Section 8.1(a).  Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such Sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

ARTICLE II

[RESERVED]

ARTICLE III

[RESERVED]

ARTICLE IV

TERM LOAN FACILITY

SECTION 4.1                                             Initial Term Loan.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Closing Date.  Notwithstanding the foregoing, if the total Term Loan Commitment as of the Closing Date is not drawn on the Closing Date, the undrawn amount shall automatically be cancelled.

SECTION 4.2                                             Procedure for Advance of Term Loan.

(a)                                 Initial Term Loan.  The Borrower shall give the Administrative Agent an irrevocable notice of borrowing prior to 11:00 a.m. on the Closing Date requesting that the Term Loan Lenders make the Initial Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Initial Term Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement).  Upon receipt of such notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof.  Not later than 1:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the Closing Date.  The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

(b)                                 Incremental Term Loans.  Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 5.13.

SECTION 4.3                                             Repayment of Term Loans.

(a)                                 Initial Term Loan.  The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on each Term Loan Installment Date as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

Term Loan Installment Date	Quarterly Principal Installment
Each Term Loan Installment Date until the Term Loan Maturity Date.	$500,000

If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(b)                                 Incremental Term Loans.  The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 5.13.

SECTION 4.4                                             Prepayments of Term Loans.

(a)                                 Optional Prepayments.  The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, with prior written notice to the Administrative Agent substantially in the form attached as Exhibit C (a “Notice of Prepayment”) not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each.  Each optional partial prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and shall be applied to the outstanding principal installments of the Initial Term Loan and, if applicable, any Incremental Term Loans as directed by the Borrower; provided that in the absence of such direction, optional prepayment shall be applied on a pro rata basis to the outstanding principal installments.  Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.  A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment.  Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any other incurrence of Indebtedness may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated; provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9.

(b)                                 Mandatory Prepayments.

(i)                                     Debt Issuances.  The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (iv) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance (x) not otherwise permitted pursuant to Section 9.1 or (y) that constitutes Refinancing Indebtedness.  Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.  To the extent required by Section 4.4(b)(ix), mandatory prepayments made pursuant to this Section 4.4(b)(i) shall be accompanied by the prepayment premium described in Section 4.4(b)(ix).

(ii)                                  Asset Dispositions and Insurance and Condemnation Events.  The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from (A) any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a)-(f) of Section 9.5) or (B) any Insurance and Condemnation Event, to the extent that the aggregate amount of such Net Cash Proceeds, in the case of each of clauses (A) and (B), respectively, exceed $2,000,000 during any Fiscal Year.  Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 4.4(b)(iii).  Notwithstanding the foregoing, prior to the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), to the extent the Net Cash Proceeds described in this Section 4.4(b)(ii) arise from an Asset Disposition of, or Insurance and Condemnation Event pertaining to, ABL Priority Collateral, such Net Cash Proceeds shall first be used by the Credit Parties to satisfy any mandatory prepayments required under Section 2.4(b)(ii) of the ABL Credit Agreement as in effect on the date hereof and then to satisfy the mandatory prepayment requirement under this Section 4.4(b)(ii).

(iii)                               Reinvestment Option.  With respect to any Net Cash Proceeds realized or received with respect to any Asset Disposition or any Insurance and Condemnation Event by any Credit Party of any Subsidiary thereof (in each case, to the extent not excluded pursuant to Section 4.4(b)(ii)), at the option of the Borrower, the Credit Parties may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Credit Parties and their Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if such Credit Party enters into a bona fide commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within the later of (A) twelve (12) months following receipt thereof and (B) six (6) months of the date of such commitment; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within three (3) Business Days after the applicable Credit Party reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 4.4(b); provided further that any Net Cash Proceeds relating to Collateral shall be reinvested in assets constituting Collateral.  Pending the final application of any such Net Cash Proceeds, the applicable Credit Party may invest an amount equal to such Net Cash Proceeds in any manner that is not prohibited by this Agreement.

(iv)                              Excess Cash Flow.  Borrower shall prepay the Loans and other Obligations on the date that is five (5) Business Days following the date on which the financial statements for each Fiscal Year are required to be delivered pursuant to Section 8.1(a) following the end of the Fiscal Year ending April 1, 2017 and each Fiscal Year of the Borrower thereafter (the “Excess Cash Flow Prepayment Date”), in an amount equal to (A) fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year; provided that the percentage of Excess Cash Flow that shall be required to be prepaid in accordance with this clause (iv) in respect of a particular Fiscal Year shall be reduced to twenty-five percent (25%) or zero percent (0%) if the Consolidated Total Net Leverage Ratio as of the last day of such Fiscal Year is less than 3.25:1.00 and 2.75:1.00, respectively, as determined by the applicable Compliance Certificate delivered with the annual financial statements for such Fiscal Year pursuant to Section 8.1 (provided that in no event shall any such reduction occur unless the Borrower delivers to Administrative Agent such a Compliance Certificate), less (B) (1) the principal amount of Term Loans (including, without limitation, any Refinancing Term Loans) voluntarily prepaid pursuant to Section 4.4(a) during such Fiscal Year and, at the election of the Borrower, after the end of such Fiscal Year and prior to the date such Excess Cash Flow prepayment is due (provided that, to the extent that the Borrower elects to credit such prepayments against the Excess Cash Flow prepayment for any Fiscal Year, such prepayments shall not be credited against the Excess Cash Flow prepayment relating to any other Fiscal Year) plus (2) the principal amount of any ABL Obligations voluntarily prepaid pursuant to Section 2.4(c) of the ABL Credit Agreement solely to the extent accompanied by an equivalent permanent reduction of the Revolving Credit Commitment pursuant to Section 2.5(a) of the ABL Credit Agreement during such Fiscal Year and, at the election of the Borrower, after the end of such Fiscal Year and prior to the date such Excess Cash Flow prepayment is due (provided that, to the extent that the Borrower elects to credit such prepayments against the Excess Cash Flow prepayment for any Fiscal Year, such prepayments shall not be credited against the Excess Cash Flow prepayment relating to any other Fiscal Year), in each case pursuant to this clause (y), except to the extent financed with proceeds of any Equity Issuance or Indebtedness (other than Revolving Loans) of Holdings, the Borrower or its Restricted Subsidiaries.  Any such prepayment shall be applied in accordance with clause (v) below and shall be accompanied by LIBOR Rate funding breakage costs as required under the terms of this Agreement, in each case to the extent applicable.  Each such prepayment shall be accompanied by a certificate signed by a Responsible Officer of Borrower certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated.

(v)                                 Notice; Manner of Payment.  Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iii) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders.  Each prepayment of the Loans under this Section shall be applied ratably between the Initial Term Loan and any Incremental Term Loans to reduce the next eight scheduled amortization payments of each such Class and then to the remaining scheduled amortization payments on a pro rata basis.

(vi)                              Prepayment of LIBOR Rate Loans.  Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of LIBOR Rate Loans is required to be made under this Section 4.4(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 4.4(b) in respect of any such LIBOR Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 4.4(b).  Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 4.4(b).

(vii)                           No Reborrowings.  Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed.

(viii)                        Repatriation.  Notwithstanding the foregoing, to the extent any or all of the Net Cash Proceeds of any Asset Disposition by a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to Section 4.4(b)(ii) or Excess Cash Flow attributable to Foreign Subsidiaries, is prohibited or delayed by any applicable local requirements of Applicable Law from being repatriated to the Borrower or any Domestic Subsidiary (each, a “Repatriation”; with “Repatriated” having a correlative meaning) (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by such Applicable Law to permit such Repatriation), or if the Borrower or its Subsidiaries would an adverse tax consequence as reasonably determined by the Borrower and the Administrative Agent, taking into account any foreign tax credit or benefit actually received in connection with such Repatriation, the portion of such Net Proceeds or Excess Cash Flow so affected, if all or a portion of the funds required to make such mandatory prepayment were upstreamed or transferred as a distribution or dividend (such amount, the “Restricted Amount”), the amount the Borrower will be required to mandatorily prepay shall be reduced by the Restricted Amount until such time as it may upstream or transfer such Restricted Amount without incurring such adverse tax consequence or without violating such applicable local requirements of Applicable Law, provided that, if not previously repatriated and applied to such prepayment within twelve months, an amount equal to the affected portion of Excess Cash Flow or Net Cash Proceeds of Asset Disposition shall, at the Borrower’s election, be applied to prepay term loans of such Foreign Subsidiary in such jurisdiction or to other local indebtedness of subsidiaries organized in the relevant jurisdiction and such repayment of indebtedness shall reduce, without duplication, the obligations of such Foreign Subsidiary to repay the Term Loans pursuant this Section 4.4(b)(viii).  The Borrower may elect to repay the Term Loans in an amount equal to the Restricted Amount in satisfaction of the applicable Foreign Subsidiary’s obligations under this Section 4.4(b)(viii).

(ix)                              Prepayment Premium.  In the event that, prior to the six month anniversary of the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces all or any portion of the Term Loans pursuant to a Refinancing Transaction (including, for avoidance of doubt, any mandatory prepayment that constitutes a Refinancing Transaction) or (y) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Refinancing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lender, (I) in the case of clause (x), a prepayment premium of one percent (1.00%) of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to one percent (1.00%) of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment that are subject to such Refinancing Transaction.  If, prior to the six month anniversary of the Closing Date, any Non-Consenting Lender is replaced pursuant to Section 5.12(b) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Refinancing Transaction, such Non-Consenting Lender (and not any Person who replaces such Lender pursuant to Section 5.12(b)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence.  Such amounts shall be due and payable on the date of effectiveness of such Refinancing Transaction.  On and after the six month anniversary of the Closing Date, no premiums shall be payable pursuant to this Section 4.4(b)(ix) in connection with any Refinancing Transaction other than LIBOR Rate funding breakage costs as required under the terms of this Agreement.

ARTICLE V

GENERAL LOAN PROVISIONS

SECTION 5.1                                             Interest.

(a)                                 Interest Rate Options.  Subject to the provisions of this Section, at the election of the Borrower, Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin.  The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.

(b)                                 Default Rate.

(i)                                     Subject to Section 10.3, (A) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (h) or (i), or (B) at the election of the Required Lenders, upon the occurrence and during the continuance of any Specified Event of Default not listed in clause (A) above, (1) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (2) all outstanding Base Rate Loans arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans and (3) all past due Obligations shall bear interest at a rate per annum equal to two percent (2%), in each case commencing (x) in respect of principal, from the date of such Event of Default, (y) in respect of all other amounts, from the later of (A) the date of such Event of Default and (B) the date such payment was otherwise due.

(ii)                                  Subject to Section 10.3, upon the occurrence and during the continuance of any Event of Default (A) the Borrower shall no longer have the option to request LIBOR Rate Loans and (B) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent.

(iii)                               Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c)                                  Interest Payment and Computation.  Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each Fiscal Quarter commencing on the last Business Day of the Fiscal Quarter ending closest to September 30, 2015; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d)                                 Maximum Rate.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations.  It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 5.2                                             Notice and Manner of Conversion or Continuation of Loans.  Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans.  Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan.  Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan.  If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 5.3                                             Fees.  The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the separate agreements between them.  The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.4                                             Manner of Payment.  Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever.  Any payment received after such time shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender.  Each payment to the Administrative Agent of the Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender.  Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.  Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).

SECTION 5.5                                             Evidence of Indebtedness.  The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and its Subsidiaries and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Loan Note, which shall evidence such Lender’s Term Loans, in addition to such accounts or records.  Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

SECTION 5.6                                             Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Holdings or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 5.7                                             Administrative Agent’s Clawback.

(a)                                 Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)                                 Payments by the Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the

Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)                                  Nature of Obligations of Lenders Regarding Extensions of Credit.  The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.  The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 5.8                                             Changed Circumstances.

(a)                                 Circumstances Affecting LIBOR Rate Availability.  In connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower.  Thereafter, until such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall, at its option, either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b)                                 Laws Affecting LIBOR Rate Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.  Thereafter, until such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

SECTION 5.9                                             Indemnity.  The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period or the day on which the Borrower’s notice has specified for payment.  The amount of such loss or expense shall be determined, in the applicable Lender’s discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 5.10                                      Increased Costs.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender, or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrower shall promptly pay to any such Lender or other Recipient, as the case may be, , within 15 days of written demand (including documentation reasonably supporting such request) such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender, the Borrower shall promptly pay to such Lender within 15 days of submission by such Lender to the Borrower of a written request therefor (including documentation reasonably supporting such request) such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.11                                      Taxes.

(a)                                 Defined Terms.  For purposes of this Section 5.11, for the avoidance of doubt, the term “Applicable Law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Credit Parties.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Credit Parties.  Without duplication of any amounts paid under Section 5.11(b) hereof, the Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or such other evidence of such payment within the possession of such Credit Party and reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form

W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be

necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Survival.  Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document; provided that the Borrower shall not be required to compensate any Lender or Administrative Agent pursuant to this Section 5.11 for any amounts (x) incurred solely by reason of the gross negligence or willful neglect of the Administrative Agent or the Lenders, as applicable or (y) after the date that is one year after all other Obligations (other than continent indemnification obligations not then due) have been repaid in full.

SECTION 5.12                                      Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts;

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with Applicable Law; and

(v)                                 in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 5.13                                      Incremental Term Loans.

(a)                                 At any time the Borrower may by written notice (each an “Incremental Request”) to the Administrative Agent elect to request the establishment of one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans (any such additional term loan, an “Incremental Term Loan”); provided that (1) the total aggregate principal amount for all such Incremental Term Loan Commitments shall not (as of any date of incurrence thereof) exceed $50,000,000, (2) the total aggregate amount for each Incremental Term Loan Commitment (and the Incremental Term Loan made thereunder) shall not be less than a minimum principal amount of $5,000,000 (or, if less, the remaining amount permitted pursuant to the foregoing clause (1)) and (iii) there shall not be more than six Incremental Term Loans during the term of this Agreement.  Each such Incremental Request shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such Incremental Request is delivered to Administrative Agent.  The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent as required by Section 12.9 and the Borrower, to provide an Incremental Term Loan Commitment (any such Person, an “Incremental Lender”); provided, however, that (v) the opportunity to fund Incremental Term Loans shall first be offered by Borrower to the existing Lenders on a pro rata basis, (w) each such existing Lender shall respond to any such offer in writing within seven (7) Business Days thereof and a failure to so respond shall constitute a rejection of such offer, (x) if any existing Lenders decline to make such Incremental Term Loans in respect of their pro rata shares, then Borrower shall offer, on a non pro rata basis, such declining Lender’s share of the proposed Incremental Term Loans to the participating Lenders on terms reasonably acceptable to the Administrative Agent and each such existing Lender shall respond to any such offer in writing within three (3) Business Days thereof and a failure to so respond shall constitute a rejection of such offer, (y) thereafter, the Borrower may invite any other Incremental Lender to make Incremental Term Loans and (z) nothing in this proviso shall extend the ten (10) Business Day period referred to above.  Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment.  Any Incremental Term Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A)                               no Default or Event of Default (limited to no Event of Default under Sections 10.1(a), (b), (h) or (i) in the case of Incremental Term Loans the proceeds of which are intended to and will be used to finance a Permitted Acquisition to the extent agreed to by the Incremental Lenders providing such Incremental Term Loans) shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Term Loan Commitment and (2) the making of any Incremental Term Loans pursuant thereto;

(B)                               the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower’s Consolidated Total Net Leverage Ratio does not exceed the lesser of

(i) 4.00:1.00 and (ii) the then applicable financial covenant level set forth in Section 9.13, in each case, based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b) (assuming for such purpose that the maximum Consolidated Total Net Leverage Ratio as of any date occurring prior to September 30, 2015 is 5.25:1.00), as applicable, both before and after giving effect (on a Pro Forma Basis) to (x) any Incremental Term Loan Commitment and (y) the making of any Incremental Term Loans pursuant thereto (with any Incremental Term Loan Commitment being deemed to be fully funded) and after giving effect to any prepayment or repayment of Indebtedness in connection therewith;

(C)                               the proceeds of any Incremental Term Loans shall be used for working capital, general corporate purposes and capital expenditures of the Borrower and its Subsidiaries (including Permitted Acquisitions) and for other purposes not prohibited by this Agreement;

(D)                               each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

(E)                                for each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(1)                                 such Incremental Term Loan will not have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term Loan or a maturity date earlier than the Term Loan Maturity Date;

(2)                                 the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Increased Amount Date; and

(3)                                 except as provided above, the other terms and documentation in respect of such Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loan, shall be reasonably satisfactory to the Administrative Agent and the Borrower;

(F)                                 any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loan and the Incremental Term Loans);

(G)                               such Incremental Term Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 5.13);

(H)                              the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Term Loan and/or Incremental Term Loan Commitment) reasonably requested by the Administrative Agent in connection with any such transaction;

(I)                                   no Incremental Term Loan or any portion thereof shall cause any portion of the Obligations to constitute “Excess Term Obligations” (as defined in the Intercreditor Agreement) or otherwise violate the terms of the Intercreditor Agreement; and

(J)                                   the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date) (subject to, in the case of Incremental Term Loans the proceeds of which are intended to and will be used to finance a Permitted Acquisition, customary “Limited Conditionality Provisions” to the extent agreed to by the Incremental Lenders providing such Incremental Term Loans).

Notwithstanding the foregoing or anything in this Agreement to the contrary, if the proceeds of any Incremental Term Loan are intended to and will be used to finance a Permitted Acquisition, the Incremental Lenders providing such Incremental Term Loan may agree that the incurrence of such Incremental Term Loan shall be subject only to customary “Limited Conditionality Provisions.”

(b)                                 The Incremental Term Loans shall be deemed to be Term Loans; provided that such Incremental Term Loans shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.

(c)                                  On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

SECTION 5.14                                      [Reserved].

SECTION 5.15                                      Defaulting Lenders.

(a)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 12.2.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 5.16                                      Refinancing Amendment.

(a)                                 At any time after the Closing Date, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), the Borrower may, by written notice to the Administrative Agent, request the establishment of an additional Class of term loan under this Agreement (the “Refinancing Term Loan”) to refinance, renew, replace, defease or refund all of the Term Loans then outstanding (including unpaid accrued interest and premium (if any) thereon); provided that:

(i)                                     the Refinancing Term Loan shall be issued in lieu of any Refinancing Notes, and there shall only be no more than one Refinancing Term Loan;

(ii)                                  the Refinancing Term Loan does not mature prior to the Latest Maturity Date or have a shorter weighted average life to maturity than the Initial Term Loan or Incremental Term Loans (if any);

(iii)                               no Subsidiary is a guarantor with respect to the Refinancing Term Loan unless such Subsidiary is a Guarantor and the borrower of the Refinancing Term Loan shall be the Borrower;

(iv)                              the Refinancing Term Loan shall be secured solely by the Collateral, on a pari passu basis with the Loans, pursuant to the Security Documents;

(v)                                 the proceeds of the Refinancing Term Loan shall be applied, concurrently or substantially concurrently with the incurrence thereof, solely to the repayment in full of the Term Loans (including unpaid accrued interest and premium (if any) thereon);

(vi)                              the Refinancing Term Loan shall be in an aggregate principal amount not greater than the aggregate principal amount of Term Loans (plus unpaid accrued interest and premium (if any) thereon and any underwriting discounts, commissions and reasonable fees and expenses incurred in connection therewith);

(vii)                           all other terms and conditions applicable to the Refinancing Term Loan (excluding pricing and optional prepayment or redemption terms) shall be substantially identical in all material respects to or less favorable (when taken as a whole) to the Persons providing the Refinancing Term Loan than those applicable to the Initial Term Loan and Incremental Term Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date), as certified by the chief financial officer of Holdings in good faith prior to the incurrence of the Refinancing Term Loan; and

(viii)                        no existing Lender shall be required to provide the Refinancing Term Loan.

(b)                                 Each such notice shall specify (x) the date on which the Borrower proposes that the Refinancing Term Loans be made, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee whom the Borrower proposes would provide the Refinancing Term Loan and the portion of the Refinancing Term Loan to be provided by each such Person.

(c)                                  This Section 5.16 shall supersede any provisions in Section 12.2 to the contrary (but shall be in addition to and not in lieu of the last paragraph of Section 12.2).  The Refinancing Term Loan shall be documented by a Refinancing Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of Refinancing Amendment but no other existing Lender), and the Refinancing Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 5.16.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of conditions consistent with the conditions in Section 6.1 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Term Loan is provided with the benefit of the applicable Loan Documents.  Notwithstanding the foregoing or anything in this Agreement to the contrary, if any Refinancing Term Loan is made substantially concurrent or in connection with a Permitted Acquisition, the lenders providing such Refinancing Term Loan may agree that the incurrence of such Refinancing Term Loan shall be subject only to customary “Limited Conditionality Provisions”.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING

SECTION 6.1                                             Conditions to Closing and the Making of the Initial Term Loan.  The obligation of the Lenders to close this Agreement and to make the Initial Term Loan is subject to the satisfaction of each of the following conditions:

(a)                                 Executed Loan Documents.  Administrative Agent shall have received each of the agreements, instruments, documents and other items set forth on Exhibit A-1, each in form and substance reasonably satisfactory to Administrative Agent and each fully executed, as applicable, other than those that are specified therein as permitted to be delivered after the Closing Date.  Notwithstanding the foregoing or any other provision in any Loan Documents to the contrary, to the extent any Collateral cannot be delivered, or a security interest therein cannot be perfected (other than UCC Filing Collateral, Stock Certificates or Intellectual Property), on the Closing

Date after each Credit Party’s use of commercially reasonable efforts to do so, the delivery of, or perfection of a security interest in, such Collateral shall not constitute a condition precedent to the making of the Initial Term Loan on the Closing Date, but such Collateral shall instead be required to be delivered, or a security interest therein perfected, in accordance with Section 8.18; provided, however, (i) with respect to perfection of security interests in UCC Filing Collateral, the sole obligation of the Credit Parties shall be to deliver, or cause to be delivered, necessary Uniform Commercial Code financing statements to the Administrative Agent and to irrevocably authorize and to cause the applicable Credit Party to irrevocably authorize the Administrative Agent to file such Uniform Commercial Code financing statements, (ii) with respect to perfection of security interests in Stock Certificates, the sole obligation of the Credit Parties shall be to deliver to the Administrative Agent or its legal counsel Stock Certificates together with undated stock powers executed in blank and (iii) with respect to perfection of security interests in Intellectual Property, in addition to the actions required by clause (i), the sole obligation of the Credit Parties shall be to execute and deliver, or cause to be executed and delivered, necessary intellectual property security agreements to the Administrative Agent in proper form for filing with the USPTO and the USCO and to irrevocably authorize, and to cause the applicable guarantor to irrevocably authorize, the Administrative Agent to file such intellectual property security agreements with the USPTO and USCO).

(b)                                 Consummation of Transactions.  Administrative Agent shall have received fully executed copies of the Closing Date Merger Agreement and each of the other Transactions Documents (with respect to the ABL Credit Documents, only those listed on Exhibit A-2).  The Closing Date Merger and the other Transactions shall have been consummated in accordance with the terms of the Closing Date Merger Agreement and the other Transactions Documents, as applicable, simultaneously with the funding of the Initial Term Loan in accordance with Applicable Law (in all material respects).

(c)                                  Payment at Closing.  The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arranger and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, and (B) to the Administrative Agent, for the account of the Administrative Agent, its Related Parties or any Lender, as the case may be, all reimbursements of reasonable and documented out-of-pocket expenses, in each case due and payable under any Loan Document on or before the Closing Date to the extent invoiced at least three Business Days prior to the Closing Date, in each case, under clauses (A) and (B) above, to the extent required to be paid on or prior to the Closing Date.

(d)                                 Material Adverse Effect.  Since March 31, 2015, there shall not have occurred any Material Adverse Effect (as defined in the Closing Date Merger Agreement).

(e)                                  Representations and Warranties.  The representations and warranties (i) of the Borrower and the other Credit Parties contained in Sections 7.1(a) (solely as it relates to corporate existence and due organization), 7.1(b) (solely as it relates to the Loan Documents), 7.1(c) (solely as it relates to the Loan Documents), 7.3(a) (solely as it relates to the Loan Documents), 7.3(b) (solely as it relates to the Loan Documents), 7.4(b), 7.10, 7.11, 7.17, 7.20 (with respect to the Patriot Act and any Sanctions or Sanctioned Person, solely as to the use of proceeds of the Initial Term Loan), 7.22 and Section 3.4 of the Collateral Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) except to the extent such representations and warranties are made on and as of a specified date (and not required to be remade on the Closing Date), in which case such representations and warranties shall continue on the Closing Date to be true and correct as of the specified date and (ii) set forth in Article V of the Closing Date Merger Agreement as are material to the interests of the Administrative Agent and the Lenders shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) except to the extent such representations and warranties are made on and as of a specified date (and not required to be remade on the Closing Date), in which case such representations and warranties shall continue on the Closing Date to be true and correct as of the specified date, but only to the extent that Borrower (or any of its Affiliates or Subsidiaries) has the right not to consummate the Closing Date Merger or the right to terminate (or cause the termination of) Borrower’s (or any of its Affiliates’ or Subsidiaries’) obligations under the Closing Date Merger Agreement as a result of a breach of such representations in the Closing Date Merger Agreement.

(f)                                   Opening Availability Requirement.  On the Closing Date, after giving effect to the Transactions, there shall be at least $25,000,000 of Excess Availability (as defined in the ABL Credit Agreement).

(g)                                  Capital Structure.  Administrative Agent shall have received evidence reasonably acceptable to it that the Credit Parties, the ABL Agent and the ABL Lenders shall have closed (or shall close substantially concurrently with the funding of the Credit Facility on the Closing Date) revolving credit facilities evidenced by the ABL Credit Documents.

(h)                                 Litigation.  There shall be no order, injunction or decree of any Governmental Authority restraining or prohibiting the funding of the Initial Term Loan, unless such order, injunction or decree resulted from the willful misconduct, bad faith or gross negligence of the Administrative Agent or the Lenders or any of their respective officers, directors, employees and Controlled Affiliates.

(i)                                     Miscellaneous.

(i)                                     Notice of Account Designation.  The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of the Initial Term Loan are to be disbursed.

(ii)                                  Existing Indebtedness.  Substantially concurrently with the making of the Initial Term Loan, all existing Indebtedness of Holdings and its Subsidiaries (excluding Indebtedness permitted pursuant to Section 9.1) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received customary payoff letters in form and substance reasonably satisfactory to it evidencing such repayment, termination and release.

(iii)                               PATRIOT Act, etc.  Administrative Agent shall have received, at least five (5) Business Days prior to the Closing Date, all documentation and other information required by Governmental Authorities to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations, in each case to the extent such documentation was requested at least ten (10) Business Days prior to the Closing Date.

(iv)                              Insurance.  Customary insurance certificates and endorsements for insurance customary for companies in the same industry and engaged in similar business activities (to the extent such certificates and endorsements are available) shall be delivered in form and substance reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Initial Term Loan, each Credit Party hereby represents and warrants to the Administrative Agent and each Lender that on the Closing Date (and immediately after giving effect to the Initial Term Loan and the other Transactions), and on the date of effectiveness of any Incremental Term Loan Commitments and/or the making of any Incremental Term Loans, in each case, as of the date such representation and warranty is made (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) that:

SECTION 7.1                                             Organization; Power; Qualification.  Each Credit Party and each Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in the case of preceding clauses (b) and (c) to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1.

SECTION 7.2                                             Ownership.  Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2.  As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of Equity Interests, authorized, issued and outstanding (if applicable), of such classes and series, with or without par value, described on Schedule 7.2.  All outstanding Equity Interests of each Credit Party have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2.  The shareholders, members or other equity holders, as applicable, of each Subsidiary and the number of shares or percentage of Equity Interests, as applicable, owned by each as of the Closing Date are described on Schedule 7.2.  As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party (other than Holdings) or any Subsidiary thereof, except as described on Schedule 7.2.

SECTION 7.3                                             Authorization; Enforceability.

(a)                                 Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement, each of the other Loan Documents and other Transaction Documents to which it is a party in accordance with their respective terms.

(b)                                 This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document upon execution will constitute the legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 7.4                                             Compliance of Loan Documents, Closing Date Merger Documents and Borrowing with Laws, Etc.  The execution, delivery and performance by each Credit Party of the Loan Documents and the Closing Date Merger Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens, or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC, (iii) filings with the USCO and/or the USPTO and (iv) Mortgage filings with the applicable county recording office or register of deeds, if applicable.

SECTION 7.5                                             Compliance with Law; Governmental Approvals.  Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties except in each case (a) or (b) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.6                                             Tax Returns and Payments.  Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party).  Such returns accurately reflect in all material respects all material liability for taxes of any Credit Party or any Subsidiary thereof for the periods covered thereby.  As of the Closing Date, except as set forth on Schedule 7.6, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof.  No Governmental Authority has asserted any Lien or other claim against any Credit Party or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) Permitted Liens).  The charges, accruals and reserves on the books of each Credit Party and each Subsidiary thereof in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of any Credit Party or any Subsidiary thereof are in the judgment of Holdings and the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

SECTION 7.7                                             Intellectual Property Matters.  Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material, licenses, copyrights, patents, trademarks, service marks, trade names, and other rights with respect to the foregoing which are reasonably necessary to conduct its business.  To the knowledge of the Credit Parties, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Subsidiary thereof have knowledge or reason to believe that it is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

SECTION 7.8                                             Environmental Matters.

(a)                                 To the knowledge of the Borrower, the properties owned, leased or operated by each Credit Party and each Subsidiary thereof do not contain any Hazardous Materials in amounts or concentrations which constitute a violation of applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(b)                                 Each Credit Party and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in material compliance, and have been in material compliance for the past three (3) years, with all applicable Environmental Laws;

(c)                                  No Credit Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does any Credit Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

(d)                                 To the knowledge of the Borrower, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws, nor to their knowledge have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws;

(e)                                  No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(f)                                   To the knowledge of the Borrower, there has been no release or threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 7.9                                             Employee Benefit Matters.

(a)                                 As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any outstanding obligation under, any Pension Plans or Multiemployer Plans other than those identified on Schedule 7.9;

(b)                                 Each Credit Party is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments to a plan intended to qualify under Section 401(a) of the Code for which the remedial amendment period as defined in

Section 401(b) of the Code has not yet expired, and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified (or, in the case of a preapproved plan, the IRS has issued a favorable advisory or opinion letter with respect to the underlying plan document) and as a result of such determination by the IRS each trust related to such Employee Benefit Plan is exempt from taxation pursuant to Section 501(a) of the Code, except for such plans that have not yet received determination, opinion or advisory letters but for which the remedial amendment period for submitting an application for such letter has not yet expired.  No liability has been incurred by any Credit Party which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan, Pension Plan or Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(c)                                  As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay to any Pension Plan any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(d)                                 Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party has:  (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(e)                                  No Termination Event has occurred or is reasonably expected to occur; and

(f)                                   Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any Pension Plan or (ii) to the knowledge of the Borrower, any Multiemployer Plan.

SECTION 7.10                                      Margin Stock.  No Credit Party or any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U of such Board of Governors.  Following the application of the proceeds of each Extension of

Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrower only or of Holdings and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 9.2 or Section 9.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of the Threshold Amount will be “margin stock”.

SECTION 7.11                                      Government Regulation.  No Credit Party or any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940).

SECTION 7.12                                      Material Contracts.  As of the Closing Date, no Credit Party nor any Subsidiary thereof (nor, to its knowledge, any other party thereto) is in breach of or in default under any Material Contract in any respect that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.13                                      Employee Relations.  As of the Closing Date, no Credit Party or any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 7.13.  The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 7.14                                      No Burdensome Restrictions.  No Credit Party is a party to any contract or agreement the performance of which could be reasonably likely to have a Material Adverse Effect.  No Credit Party is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or permitted by the Loan Documents or Applicable Law.

SECTION 7.15                                      Financial Statements.  (A) The audited Consolidated balance sheet of (i) Holdings and its Subsidiaries (other than Sheplers Holdings and Sheplers) and the related audited statements of income and retained earnings and cash flows for the Fiscal Year ended March 28, 2015 and (ii) Sheplers Holdings and its Subsidiaries and the related audited statements of income and retained earnings and cash flows for the Fiscal Year ended July 27, 2014 and (B) unaudited Consolidated balance sheet of Sheplers Holdings and its Subsidiaries as of March 29, 2015 and related unaudited interim statements of income and retained earnings, in each case, fairly and accurately present on a Consolidated basis in all material respects the assets, liabilities and financial position of Holdings and its Subsidiaries (other than Sheplers Holdings and Sheplers), and Sheplers Holdings and Sheplers, as applicable, as at such dates, and the results of the operations and changes of financial position for the periods then ended (subject to customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (subject to customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements).  The projections delivered pursuant to Section 6.1(c)(iii) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were, when made, believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to customary year end closing and audit adjustments (it being understood and acknowledged that projections are as to future events and are not a guarantee of financial performance and are not to be viewed as facts, no assurances can be given that any particular projections will be realized, and that the actual results during the period or periods covered by such projections may vary materially from such projections).

SECTION 7.16                                      No Material Adverse Change.  Since March 31, 2015, there has been no material adverse change in the operations, business, assets, properties or financial condition of Holdings and its Subsidiaries and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.17                                      Solvency.  The Credit Parties, on a Consolidated basis, are Solvent.

SECTION 7.18                                      Title to Properties.  As of the Closing Date, the real property listed on Schedule 7.18 constitutes all of the real property (other than locations that may be temporarily occupied by any of the Credit Parties or their Subsidiaries) that is owned, leased, subleased or used by any Credit Party or any of its Subsidiaries.  Each Credit Party and each Subsidiary thereof has such title to or leasehold interest in or rights to use the material real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except (i) those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise not prohibited hereunder, (ii) as could not reasonably be expected to have a Material Adverse Effect, or (iii) subject to Permitted Liens.

SECTION 7.19                                      Litigation.  Except for matters existing on the Closing Date and set forth on Schedule 7.19, there are no actions, suits or proceedings pending nor, to the knowledge of the applicable Credit Party, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

SECTION 7.20                                      Anti-Corruption Laws and Sanctions.  None of (i) Holdings, the Borrower, any Subsidiary or any of their respective directors, officers, employees or affiliates, or (ii) to the knowledge of Holdings, the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby is a Sanctioned Person or currently the subject or target of any Sanctions.  Each Credit Party and its Subsidiaries are in compliance, in all material respects, with the PATRIOT Act and other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

SECTION 7.21                                      Absence of Defaults.  No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes a default or event of default by any Credit Party or any Subsidiary thereof under any judgment, decree or order to which any Credit Party or any Subsidiary thereof is a party or by which any Credit Party or any Subsidiary thereof or any of their respective properties may be bound or which would require any Credit Party or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default would result from the consummation of the Closing Date Merger.

SECTION 7.22                                      Senior Indebtedness Status.  The Obligations of each Credit Party under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and is designated as “Senior Indebtedness” under all instruments and documents evidencing such Subordinated Indebtedness.

SECTION 7.23                                      Disclosure.  Holdings and/or its Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No financial statement, material report, material certificate or other material information (other than general industry information) furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains, as of the Closing Date, or if later, as of the date first delivered, any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to projected financial information, pro forma financial information, estimated financial information, and other projected, forward-looking or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood and acknowledged that projections are as to future events and are not a guarantee of financial performance and are not to be viewed as facts, no assurances can be given that any particular projections will be realized, and that the actual results during the period or periods covered by such projections may vary materially from such projections).

SECTION 7.24                                      Flood Hazard Insurance.  With respect to each owned parcel of real property subject to a Mortgage, if any, the Administrative Agent has received (a) such flood hazard certifications, notices and confirmations thereof, (b) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (c) except as the Borrower has previously given written notice thereof to the Administrative Agent, there has been no redesignation of such owned real property into or out of a special flood hazard area.

SECTION 7.25                                      Certain Transaction Documents.  As of the Closing Date, Borrower has delivered to Administrative Agent a complete and correct copy of the Closing Date Merger Agreement, all other Closing Date Merger Documents (in each case, including all schedules, exhibits, amendments, supplements, modifications, assignments, and side letters executed by any Credit Party or any Affiliate thereof) and each of the ABL Credit Documents listed on Schedule A-2.  As of the Closing Date, to the knowledge of the Borrower, the Closing Date Merger Agreement and each other Transaction Document to which a Credit Party is a party are in full force and effect as of the Closing Date and have not been terminated, rescinded or withdrawn.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification and cost reimbursement obligations not then due) have been paid and satisfied in full in cash and the Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries to:

SECTION 8.1                                             Financial Statements and Budgets.  Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)                                 Annual Financial Statements.  As soon as practicable and in any event within ninety (90) days (or, if later, the date of any required public filing thereof) after the end of each Fiscal Year, an audited Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year.  Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern”, explanatory language or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by Holdings or any of its Subsidiaries not in accordance with GAAP.

(b)                                 Quarterly Financial Statements.  As soon as practicable and in any event within forty-five (45) days (or, if later, the date of any required public filing thereof) after the end of the first three Fiscal Quarters of each Fiscal Year, an unaudited Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such Fiscal Quarter and unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by Holdings in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Holdings to present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of Holdings and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c)                                  Annual Business Plan and Budget.  As soon as practicable and in any event within sixty (60) days after the end of each Fiscal Year, a business plan and operating and capital budget of Holdings and its Subsidiaries for the ensuing four (4) Fiscal Quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following:  a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet.

SECTION 8.2                                             Certificates; Other Reports.  Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)                                 at each time financial statements are delivered or deemed delivered pursuant to Sections 8.1(a) or (b), a duly completed and executed Officer’s Compliance Certificate (which includes a schedule in a form reasonably acceptable to the Administrative Agent setting forth, for the Fiscal Quarter or Fiscal Year covered by such financial statements or as of the last day of such Fiscal Quarter or Fiscal Year (as the case may be), the calculation of the financial ratios and tests provided in Section 9.13 and a calculation and uses of the Available Amount) and a report containing management’s discussion and analysis of such financial statements;

(b)                                 promptly upon any request by the Administrative Agent, copies of all reports, if any, submitted to any Credit Party, any Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto to the extent consented to by such independent public accountants;

(c)                                  promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness of any Credit Party or any Subsidiary thereof in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement;

(d)                                 promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Subsidiary thereof with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;

(e)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f)                                   promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(g)                                  within ten (10) Business Days after the request therefor, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender;

(h)                                 as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of the Credit Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Credit Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(i)                                     such other reports, statements and reconciliations with respect to the Collateral of any or all Credit Parties as Administrative Agent shall from time to time reasonably request, including, without limitation, any such reports, statements and reconciliations prepared for the ABL Lenders under the ABL Credit Agreement; and

(j)                                    such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on the Borrower’s or Holding’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent.  Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower and Holdings hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials to the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its Affiliates or any of their respective securities) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders that contain material non-public information and that (w) all such Borrower Materials, except those filed with the SEC, shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its Affiliates or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

SECTION 8.3                                             Notice of Litigation and Other Matters.  Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)                                 the occurrence of any Default or Event of Default;

(b)                                 the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses in each case that if adversely determined could reasonably be expected to result in a Material Adverse Effect;

(c)                                  any notice of any violation received by any Credit Party or any Subsidiary thereof from any Governmental Authority including any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(d)                                 any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Subsidiary thereof, which in any such case could reasonably be expected to result in a Material Adverse Effect;

(e)                                  any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(f)                                   any attachment, judgment, lien, levy or order exceeding $5,000,000 has been assessed against any Credit Party or any Subsidiary thereof;

(g)                                  (i) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (ii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iii) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

(h)              any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary thereof;

(i)                  any change in any Credit Party’s named executive officers as required to be disclosed to the SEC;

(j)                 the discharge by any Credit Party of its present public accounting firm or any withdrawal or resignation by such public accounting firm;

(k)                                 any collective bargaining agreement or other labor contract to which a Credit Party becomes a party, or the application for the certification of a collective bargaining agent; and

(l)                                     copies of all amendments, consent letters, waivers or modifications under or with respect to any ABL Credit Documents.

Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and, to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 8.3(a) shall reasonably describe any and all provisions of this Agreement and any other Loan Document that, to the knowledge of a Responsible Officer of any Credit Party, have been breached.

SECTION 8.4                                             Preservation of Corporate Existence and Related Matters.  Except as permitted by Section 9.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.5                                             Maintenance of Property and Licenses.

(a)                                 In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property, in each case except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Maintain, in full force and effect in all material respects, each license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (each a “License”) required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.6                                             Insurance.  Maintain insurance with financially sound and reputable insurance companies consistent with past practice and as may be required by Applicable Law and as are required by any Security Documents (including hazard and business interruption insurance).  The Borrower shall use commercially reasonable efforts to cause, unless otherwise agreed by the Administrative Agent, each provider of such insurance to agree to (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof (or until at least 10 days in the case of cancellation due to the nonpayment of premiums), (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee.  On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.  Without limiting the foregoing, the Borrower shall and shall cause each appropriate Credit Party to (i) maintain, if available, fully paid flood hazard insurance on all owned real property that is located in a special flood hazard area and that is subject to a Mortgage, if any, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, (ii) furnish to the Administrative Agent evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to or concurrently with the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

SECTION 8.7                                             Accounting Methods and Financial Records.  Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

SECTION 8.8                                             Payment of Taxes and Other Obligations.  Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, to pay and perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property, (b) all obligations under the Closing Date Merger Documents and (c) all other Indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clause (a) or (b) of this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

SECTION 8.9                                             Compliance with Laws and Approvals.  Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.10                                      Environmental Laws.  In addition to and without limiting the generality of Section 8.9, (a) comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions to the extent required of any Credit Party or any Subsidiary under Environmental Laws, and promptly comply with all lawful orders and directives imposed on any Credit Party or any Subsidiary by any Governmental Authority regarding Environmental Laws.

SECTION 8.11                                      Compliance with ERISA.  In addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code upon the Borrower and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

SECTION 8.12                                      Visits and Inspections.  Permit representatives of the Administrative Agent (and each Lender accompanying the Administrative Agent), from time to time upon prior reasonable notice and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including management letters prepared by independent accountants, to the extent consented to by such independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects (provided that the Borrower may, if it chooses, be present at or participate in any such discussions); provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than once during any Fiscal Year; provided further that (i) upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower as often as may be reasonably necessary, at any time during normal business hours and without advance notice and (ii) so long as no Event of Default has occurred and is continuing, the Borrower shall only be responsible to pay the costs of one such visit, inspection and examination of the Administrative Agent in any Fiscal Year.

SECTION 8.13                                      Additional Subsidiaries.

(a)                                 Additional Domestic Subsidiaries.  Promptly after the creation or acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary) or after any Excluded Subsidiary ceases to be an Excluded Subsidiary (and, in any event, within thirty (30) days after such creation, acquisition or a Responsible Officer of any Credit Party obtaining knowledge of any such cessation, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Person to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (iii) upon reasonable request of the Administrative Agent, deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, and (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person.

(b)                                 Additional Foreign Subsidiaries.  Notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary, and at the request of the Administrative Agent, promptly thereafter (and, in any event, within forty five (45) days after such request, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent a Foreign Pledge Agreement pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) (or, in each case, such percentage as would not result in adverse federal income tax consequences for Holdings) of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) upon reasonable request of the Administrative Agent, such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, and (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person.

(c)                                  Real Property Collateral; Collateral Access Agreements.

(i)                                     (A) Promptly after the acquisition of any owned real property that has a fair market value in excess of $1,000,000 by any Credit Party that is not subject to the existing Security Documents (and, in any event, within ten (10) days after such acquisition, as such time period may be extended by the Administrative Agent in its sole discretion), notify the Administrative Agent and (B) promptly thereafter (and in any event, within sixty (60) days of such acquisition (as such time period may be extended by the Administrative Agent, in its sole discretion), deliver such mortgages, deeds of trust and title insurance policies in connection with granting and perfecting a first priority Lien, other than Permitted Liens, on such real property in favor of the Administrative Agent, for the benefit of the Secured Parties, all in form and substance reasonably acceptable to the Administrative Agent.  The provisions of this Section 8.13(c) shall not apply to any owned real property that (x) becomes subject to a Sale and Leaseback transaction permitted by Section 9.12, or (y) is subject to a commitment to become subject to a Sale and Leaseback, in each case, within ninety (90) days of the acquisition thereof.

(ii)                                  No leasehold mortgages, landlord waivers, estoppels or collateral access letters shall be required to be entered into except, in the case of landlord waivers and collateral access letters, to the extent available following the use of commercially reasonable efforts by the applicable Credit Party with respect to (x) the headquarters of each Credit Party and distribution centers, and (y) locations leased from MSW Promenade, L.P., TX-SW #1, LP, Ambassador Way Associates, LP and Bluecap, Ltd.

(d)                                 Merger Subsidiaries.  Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.13(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.13(a) or (b), as applicable, within thirty (30) days after the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

(e)                                  Exclusions.  The provisions of this Section 8.13 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

SECTION 8.14                                      Use of Proceeds.

(a)                                 The Borrower shall use the proceeds of the Extensions of Credit (i) to refinance certain existing indebtedness of the Borrower and its Subsidiaries and Sheplers, including, to cash-collateralize existing letters of credit on the Closing Date, (ii) to finance a portion of the Closing Date Merger on the Closing Date, (iii) for the payment of fees, costs, premiums and expenses associated with the closing of the Transactions occurring on the Closing Date (including, without limitation, amounts required pursuant to the Fee Letter), (iv) to finance working capital, capital expenditures, Permitted Acquisitions and other general corporate purposes of the Borrower and its Subsidiaries and (v) for other purposes not prohibited by this Agreement.

(b)                                 The Borrower shall use the proceeds of any Incremental Term Loan as permitted pursuant to Section 5.13, as applicable.

(c)                                  The Borrower shall use the proceeds of any Refinancing Indebtedness to prepay all Term Loans then outstanding (including all accrued interest, fees and premiums (if any)).

(d)                                 The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.15                                      Compliance with Anti-Corruption Laws and Sanctions.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 8.16                                      Reserved.

SECTION 8.17                                      Further Assurances.  Subject to the exceptions and limitations set forth herein or in any other Loan Document, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), required under any Applicable Law or which the Administrative Agent or the Required Lenders may reasonable request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties.

SECTION 8.18                                      Post-Closing Matters.  Execute and deliver the documents and complete the tasks set forth on Schedule 8.18, in each case within the time limits specified on such schedule.

SECTION 8.19                                      Rating Agencies.  Within 120 days after the Closing Date, the Borrower shall obtain and at all times thereafter maintain (a) a private corporate credit rating (but not any particular rating) from S&P and a private corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower and (b) a private rating (but not any particular rating) in respect of the Loans from each of S&P and Moody’s.  Notwithstanding the foregoing, if S&P and Moody’s are not providing ratings to the Borrower and such failure to provide ratings is not due to any action or inaction of the Borrower, Borrower shall obtain and maintain ratings in accordance with this provision with a ratings agency acceptable to the Administrative Agent in its reasonable discretion.

ARTICLE IX

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification and cost reimbursement obligations not then due) have been paid and satisfied in full in cash and the Commitments, if any, terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to:

SECTION 9.1                                             Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness except:

(a)                                 the Obligations;

(b)                                 Indebtedness owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(c)                                  Indebtedness (not otherwise permitted by this Section 9.1) existing on the Closing Date and listed on Schedule 9.1, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms (taken as a whole) at least as favorable to the Lenders, (B) no more restrictive (taken as a whole) on Holdings and its Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

(d)                                 (i) Capital Lease Obligations (other than described in (ii) below) and Indebtedness (other than as referred to in Section 9.1(r)(ii))evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition, purchase, construction, improvement or remodel of a fixed or capital asset of the Borrower or its Subsidiaries to the extent that the aggregate amount of such Indebtedness does not exceed the Threshold Amount at any time outstanding, and (ii) Indebtedness in respect of Capitalized Lease Obligations that are in the nature of Sale and Leaseback Transactions, to the extent permitted by Section 9.12;

(e)                                  Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither Holdings nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $10,000,000 at any time outstanding;

(f)                                   Guarantees with respect to Indebtedness of any Credit Party permitted pursuant to subsections (a) through (e), (i), (j), (k) (to the extent permitted by Section 9.3(a)(v)), (l), (m), (o), (r), (s), (v), (w) and (x) of this Section; provided, solely with respect to subsection (x) of this Section, so long as any Liens securing the Guarantee of the ABL Obligations are subject to the Intercreditor Agreement;

(g)                                  intercompany Indebtedness:

(i)                                     owed by any Credit Party (other than Holdings) to another Credit Party;

(ii)                                  owed by any Credit Party (other than Holdings) to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be unsecured and subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent) in an aggregate amount, when added to the aggregate amount of Investments permitted pursuant to Section 9.3(a)(v) (but without duplication), not to exceed $7,500,000 outstanding at any one time;

(iii)                               owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; and

(iv)                              owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3(a)(vi);

(h)                                 Indebtedness arising from the endorsement of instrument for deposit or honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i)                                     Subordinated Indebtedness (other than Seller Debt, intercompany Subordinated Indebtedness and other Subordinated Indebtedness permitted pursuant to this Section 9.1) of Holdings and its Subsidiaries in an aggregate amount not to exceed $10,000,000 outstanding at any one time; provided, that in the case of each incurrence of such Subordinated Indebtedness (other than Seller Debt, intercompany Subordinated Indebtedness and other Subordinated Indebtedness permitted pursuant to this Section 9.1), (i) no Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Subordinated Indebtedness and (ii) the Administrative Agent shall have received an appropriately completed Officer’s Compliance Certificate that evidences that on a Pro Forma Basis after giving effect to the incurrence of any such Subordinated Indebtedness the Borrower would be in compliance with the financial covenants set forth in Section 9.13 for the most recently completed four Fiscal Quarter period with respect to which the Administrative Agent has received financial statements from the Borrower pursuant to Section 8.1 (assuming for such purpose that the maximum Consolidated Total Net Leverage Ratio as of any date occurring prior to September 30, 2015 is 5.25:1.00); provided, further that the maturity of such Subordinated Indebtedness shall be no earlier than a date that is six months after the Latest Maturity Date and such Subordinated Indebtedness shall have no principal payments prior to a date that is six months after the Latest Maturity Date;

(j)                                    Indebtedness arising from Borrower or any Subsidiary becoming an account party in respect of letters of credit issued in the ordinary course of business, or under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(k)                                 Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(l)                                     Refinancing Indebtedness;

(m)                             Indebtedness consisting of promissory notes issued to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of Holdings or its Subsidiaries to purchase or redeem Equity Interests or options of Holdings permitted pursuant to Section 9.6(d)(iii); provided that the aggregate principal amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding;

(n)                                 Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;

(o)                                 Indebtedness consisting of incentive, non-compete, consulting, deferred compensation or other similar arrangements to employees of any Credit Party incurred in the ordinary course of business;

(p)                                 Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies, and liabilities under employee benefit plan, including pension plans, not overdue by more than 90 days or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; and

(q)                                 Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or cash management services, in each case, incurred in the ordinary course of business;

(r)                                    unsecured Indebtedness constituting (i) the obligation to make customary purchase price adjustments for working capital and indemnities in connection with Permitted Acquisitions, (ii) any earn-out or other similar deferred purchase price payment obligation (other than Seller Debt), in connection with Permitted Acquisitions; provided that the maximum aggregate amount payable with respect to this clause (ii) does not exceed $5,000,000 in the aggregate at any time outstanding (assuming the remaining maximum performance standards related thereto are satisfied) and (iii) Seller Debt; provided that (w) all such Seller Debt shall constitute Subordinated Indebtedness, (x) the maturity of such Seller Debt shall be no earlier than a date that is six months after the Latest Maturity Date, (y) such Seller Debt shall have no principal payments prior to a date that is six months after the Latest Maturity Date and (z) the aggregate principal amount of all Indebtedness outstanding under this clause (iii) does not exceed $10,000,000 in the aggregate at any time outstanding;

(s)                                   without duplication of any other Indebtedness, accretion or amortization of original issue discount and non-cash interest with respect to Indebtedness permitted hereunder;

(t)                                    Indebtedness in respect of netting services and overdraft protections in connection with deposit accounts, in each case in the ordinary course of business;

(u)                                 Indebtedness in respect of an Investment permitted under Section 9.2(a)(ii);

(v)                                 Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(w)                               unsecured Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate amount not to exceed $10,000,000 outstanding at any one time; and

(x)                                 Indebtedness consisting of ABL Obligations (provided that in no event shall the Maximum ABL Principal Amount (as defined in the Intercreditor Agreement) exceed the amount permitted under the Intercreditor Agreement) and any refinancings, refundings, renewals or extensions of such ABL Obligations; provided that (i) the principal amount of such ABL Obligations is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and all accrued and unpaid interest thereunder, but in any event, the principal amount thereof shall not exceed the Maximum ABL Principal Amount, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the ABL Obligations prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of the ABL Obligations shall (A) be on the subordination and/or intercreditor terms no less favorable to the Administrative Agent and the Lenders as those set forth in the Intercreditor Agreement, (B) be on the same terms as the ABL Obligations being refinanced, refunded, renewed or extended, (C) subject to clause (A) above, be secured by the same collateral as the existing ABL Obligations (except to the extent that less security is granted to holders of the refinanced ABL Obligations), and (D) contain material terms (other than interest rate, fees, prepayment or redemption premiums and optional prepayment or redemption periods) and related security or guarantees (including covenants, events of default, remedies and acceleration rights) as are, taken as a whole, not materially more favorable to the lenders refinancing the ABL Obligations than the terms, taken as a whole, under the existing ABL Credit Documents (except for covenants and other provisions applicable only to the period after the Latest Maturity Date).

SECTION 9.2                                             Liens.  Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)                                 Liens created pursuant to the Loan Documents (including Liens securing the obligations under the Hedge Agreements);

(b)                                 Liens not otherwise permitted by this Section 9.2 and in existence on the Closing Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c)                                  Liens for taxes, assessments and other governmental charges or levies (i) not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(d)                                 Liens (i) for the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords, which are not overdue for a period of more than ninety (90) days, or if more than ninety (90) days overdue and such Liens are being contested in good faith and by appropriate proceedings if (A) adequate reserves are maintained to the extent required by GAAP or (B) no action has been taken to enforce such Liens or any such action has been stayed, (ii) granted to each of MSW Promenade, L.P., TX-SW #1, LP, Ambassador Way Associates, LP and Bluecap, Ltd. pursuant to the leases entered with such Persons by a Credit Party, as such leases exist on the Closing Date with such adjustments and modifications thereto as are permitted under this Agreement;

(e)                                  deposits or pledges of cash or Cash Equivalents made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)                                   encumbrances in the nature of zoning restrictions, covenants, conditions, easements and rights or restrictions of record on the use of real property, minor defects or other irregularities of title, and other similar encumbrances incurred in the ordinary course of business, which do not, in any case, detract from the value of such property or interfere in any material respect with the ordinary conduct of the business of any Credit Party;

(g)                                  Liens arising from (i) the filing of precautionary UCC financing statements in respect of leases of goods or in respect of trade show or special event consignment arrangements, in each case, to the extent that such Liens attach only to such leased property or consigned goods, and (ii) non-consensual filings of any financing statement under the UCC or any comparable law;

(h)                                 Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness or the proceeds thereof and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable);

(i)                                     (i) Liens securing judgments, writs, orders or decrees for the payment of money not constituting an Event of Default under Section 10.1(l) or securing appeal or other surety bonds relating to such judgments, and (ii) Liens arising out of judgments, writs, orders or awards not resulting in an Event of Default;

(j)                                    (i) Liens on tangible property or tangible assets (and proceeds thereof) (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens, (D) such Liens do not attach to any other Property of Holdings or any of its Subsidiaries and (E) the Indebtedness secured by such Liens is permitted under Section 9.1(e) of this Agreement);

(k)                                 Liens on Collateral securing obligations in respect of Refinancing Indebtedness; provided that, if such Liens secure Refinancing Notes, such Liens shall be pari passu with or junior to the Lien securing the Obligations and shall be subject to customary intercreditor and/or subordination agreements, as applicable, agreed to by the holders thereof (or a duly authorized agent on their behalf) and reasonably satisfactory to the Administrative Agent and the Borrower;

(l)                                     (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof;

(m)                             (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(n)                                 any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business and covering only the assets so licensed;

(o)                                 non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(p)                                 Liens held by creditors of consignees of inventory of the Borrower and its Subsidiaries in connection with Permitted Consignment Sales by Borrower;

(q)                                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business so long as such Liens attach only to the imported good;

(r)                                    good faith pledges or deposits (not otherwise covered in clause (e) above) made in the ordinary course of business to secure new construction of business locations of the Borrower and its Subsidiaries;

(s)                                   Liens on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or disposition (which for the avoidance of doubt may include any proposed merger, asset or stock purchase agreement);

(t)                                    Liens granted by Borrower or any of its Subsidiaries in favor of a Credit Party in respect of Indebtedness owed by Borrower or any of its Subsidiaries to such Credit Party; provided that such Indebtedness is (i) evidenced by an intercompany note and (ii) pledged by such Credit Party as Collateral and delivered to the Administrative Agent pursuant to the Collateral Documents;

(u)                                 Liens on property rented to, or leased by, the Credit Parties or their Subsidiaries pursuant to a Sale and Leaseback Transaction; provided that (i) such Sale and Leaseback Transaction is permitted by Section 9.12, (ii) such Liens do not encumber any other property of the Credit Parties or any of their Subsidiaries, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(v)                                 Liens on the assets of any Foreign Subsidiary securing Indebtedness described in Section 9.1(k);

(w)                               Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(x)                                 Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business in connection with an investment in a Cash Equivalent;

(y)                                 Liens on unearned insurance premiums financed by Indebtedness contemplated by Section 9.1(n);

(z)                                  Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Credit Parties in the ordinary course of business;

(aa)                          Liens securing the ABL Obligations to the extent such Liens are not prohibited by the terms of the Intercreditor Agreement; and

(bb)                          Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

SECTION 9.3                                             Investments.  Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

(a)                                 (i)                                     Investments existing on the Closing Date in Subsidiaries existing on the Closing Date;

(ii)                                  Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 9.3;

(iii)                               Investments made after the Closing Date by any Credit Party in any other Credit Party (other than Holdings);

(iv)                              Investments made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary;

(v)                                 Investments made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party in an aggregate amount, when added to the aggregate amount of Indebtedness permitted pursuant to Section 9.1(g)(ii) (but without duplication), not to exceed $7,500,000 outstanding at any one time; provided that, to the extent such Investment constitutes Indebtedness of such Credit Party, such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(vi)                              Other than as set forth in clause (vii) below, Investments made after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount at any time outstanding not to exceed $2,000,000 (provided that any Investments in the form of loans or advances made by any Credit Party to any Non-Guarantor Subsidiary pursuant to this clause (vi) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents); and

(vii)                           Investments made after the Closing Date by the Borrower in RCC Western Stores, Inc. and Baskins Acquisition Holdings, LLC in an amount sufficient to permit each such Subsidiary to pay (x) certain rent expenses with respect to leases as in effect on the Closing Date (and any amendments, modifications, extensions, or replacements thereof) and (y) operating and overhead expenses (including, without limitation, utilities and salary) in the ordinary course of business and fees and expenses of attorneys, accountants and appraisers;

(b)                                 Investments in cash and Cash Equivalents;

(c)                                  Investments by the Borrower or any of its Subsidiaries consisting of Capital Expenditures;

(d)                                 deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;

(e)                                  Hedge Agreements permitted pursuant to Section 9.1(b);

(f)                                   purchases of assets in the ordinary course of business;

(g)                                  Investments by the Borrower or any Subsidiary thereof in the form of Permitted Acquisitions;

(h)                                 Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $1,000,000 (determined without regard to any write-downs or write-offs of such loans or advances);

(i)                                     Investments permitted pursuant to Section 9.6;

(j)                                    Guarantees permitted pursuant to Section 9.1;

(k)                                 Investments in joint ventures; in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided, that, as of the date of any such Investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(l)                                     Holdings or any of its Subsidiaries may (i) acquire and hold accounts receivables owning to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) endorse negotiable instruments held for collection in the ordinary course of business, or (iii) make lease, utility and other similar deposits in the ordinary course of business;

(m)                             Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(n)                                 Investments made by Borrower or any Subsidiary thereof as a result of consideration received in connection with an Asset Sale made in compliance with Sections 9.5;

(o)                                 Investments of any Person that becomes a Subsidiary on or after the Closing Date existing on the date such Person becomes a Subsidiary; provided that (i) such Investments exist at the time such person is acquired, (ii) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary, and (iii) such Investments are not directly or indirectly recourse to any of Holdings or any of its Subsidiaries or any of their respective assets, other than to the person that becomes a Subsidiary;

(p)                                 Payroll, travel and similar employee advances of Holdings and its Subsidiaries to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings and its Subsidiaries for accounting purposes and that are made in the ordinary course of business;

(q)                                 Endorsements of negotiable instruments and documents in the ordinary course of business;

(r)                                    Creation of (but not any Investment of cash or other property in) any Subsidiary of Borrower; provided that Credit Parties shall comply with Section 8.13 in connection therewith; and

(s)                                   Investments not otherwise permitted pursuant to this Section in an aggregate amount not to exceed $10,000,000 at any time outstanding, plus, to the extent all of the applicable Available Amount Conditions are satisfied or waived by Required Lenders, an amount equal to the Available Amount then in effect.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount received in respect of such Investment upon the sale, collection or return of capital or Repayment of Indebtedness on account of such Indebtedness (not to exceed the original amount invested).

SECTION 9.4                                             Fundamental Changes.  Merge, consolidate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)                                 (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in connection therewith);

(b)                                 (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(c)                                  any Subsidiary of Holdings (other than the Borrower) may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any other Credit Party; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;

(d)                                 (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(e)                                  any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that (i) in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (x) a Subsidiary Guarantor shall be the continuing or surviving entity or (y) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.13 in connection therewith and (ii) in the case of any merger involving a Wholly-Owned Subsidiary that is a Pledged Foreign Subsidiary, (x) the Pledged Foreign Subsidiary shall be the continuing or surviving entity or (y) simultaneously with such transaction, the continuing or surviving entity shall become a Pledged Foreign Subsidiary and the Borrower shall comply with Section 8.13 in connection therewith;

(f)                                   any Person may merge into the Borrower or any of the Borrower’s Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(g); provided that in the case of a merger involving Holdings, the Borrower, a Subsidiary Guarantor or a Pledged Foreign Subsidiary, the continuing or surviving Person shall be Holdings, the Borrower, such Subsidiary Guarantor or such Pledged Foreign Subsidiary;

(g)                                  convert into any other organizational form (subject to complying with any notification requirements under the Collateral Agreement); and

(h)                                 make Asset Dispositions permitted pursuant to Section 9.5.

SECTION 9.5                                             Asset Dispositions.  Make any Asset Disposition except:

(a)                                 the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

(b)                                 non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries;

(c)                                  leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Subsidiaries to others in the ordinary course of business to the extent not prohibited by the Loan Documents;

(d)                                 Asset Dispositions in connection with Insurance and Condemnation Events;

(e)                                  Asset Dispositions in connection with transactions expressly permitted by Section 9.4;

(f)                                   Dispositions of assets in connection with Sale and Leaseback Transactions (i) in respect of properties owned by any Credit Party as of the Closing Date in an aggregate amount not to exceed $10,000,000 in any Fiscal Year and $20,000,000 during the term of this Agreement, and (ii) in respect of other properties in an unlimited amount; provided that after giving effect to such Disposition of assets in connection with any Sale and Leaseback Transaction, the Credit Parties shall be in Pro Forma Compliance with the financial covenant set forth in Section 9.13 (assuming for such purpose that the maximum Consolidated Total Net Leverage Ratio as of any date occurring prior to September 30, 2015 is 5.25:1.00);

(g)                                  Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than 75% in cash or Cash Equivalents, and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (g) shall not exceed $15,000,000 in any Fiscal Year; and

(h)                                 bulk sales or other dispositions of the Inventory of Borrower or any of its Subsidiaries not in the ordinary course of business at a Store that is then being closed or sold in accordance with this Agreement, provided, that, (i) such sale or other disposition is in an arm’s length transaction with a Person that is not an Affiliate, (ii) such Stores that are sold or closed shall not exceed (A) in any Fiscal Year of Holdings and its Subsidiaries, ten percent (10%) of the number of the Stores of Borrower and its Subsidiaries as of the beginning of such Fiscal Year

(net of new Store openings) and (B) in the aggregate from and after the Closing Date, ten percent (10%) of the number of the Stores of Borrower and its Subsidiaries as of the Closing Date (net of new Store openings), (iii) all such sales or other dispositions shall be pursuant to liquidation agreements with, and conducted by, professional liquidators reasonably acceptable to the ABL Agent and (iv) all Net Cash Proceeds in respect of ABL Priority Collateral received in connection therewith are applied to the ABL Obligations if then required in accordance with Section 2.4 of the ABL Credit Agreement or during a Cash Dominion Event (as defined in the ABL Credit Agreement).

SECTION 9.6                                             Restricted Payments.  Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided that:

(a)                                 to the extent not resulting in a Change in Control, Holdings, the Borrower or any of its Subsidiaries may pay dividends or distributions in shares or other Equity Interests, as applicable, of its own Qualified Equity Interests;

(b)                                 any Subsidiary of the Borrower may pay cash dividends or distributions to the Borrower or any Subsidiary Guarantor;

(c)                                  (i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis); and

(d)                                 the Borrower may declare and make (and each Subsidiary of the Borrower may declare and make to enable the Borrower to do the same) Restricted Payments to Holdings, so that Holdings may, and Holdings shall be permitted to:

(i)                                     pay any Taxes which are due and payable by (A) Holdings on a standalone basis, or (B) the consolidated, combined, affiliated, unitary or other group of which Holdings is the common parent;

(ii)                                  pay corporate operating (including, without limitation, directors fees and expenses) and overhead expenses (including, without limitation, rent, utilities and salary) in the ordinary course of business and fees and expenses of attorneys, accountants, appraisers and the like;

(iii)                               redeem, retire or otherwise acquire shares of its Equity Interests or options or other equity or phantom equity in respect of its Equity Interests from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) (A) to the extent that such purchase is made with the Net Cash Proceeds of any offering of equity securities of or capital contributions to Holdings, (B) to the extent that such purchase is made solely in the form of forgiveness of Indebtedness that was incurred in connection with the purchase of such Equity Interests of such Person, or (C) otherwise in an aggregate amount not to exceed $5,000,000 over the term of this Agreement;

(iv)                              so long as no Default or Event of Default has occurred and is continuing, make, directly or indirectly, non-cash repurchases of Equity Interests deemed to occur in connection with the exercise of stock options by directors, officers and management, including, without limitation, deemed redemptions arising as a result of the payment of withholdings taxes; provided that such Equity Interests represent a portion of the consideration delivered in connection with the payment of the exercise price of such options; and

(v)                                 make other Restricted Payments in an aggregate amount not to exceed $10,000,000 during the term of this Agreement, plus, to the extent all of the applicable Available Amount Conditions are satisfied or waived by Required Lenders, an amount equal to the Available Amount then in effect, so long as, in each case, as all the following conditions are met as of the date of such Restricted Payment:  (A) no Default or Event of Default has occurred and is continuing; (B) such Restricted Payment does not and will not result in a violation of Regulation U of the Board of Governors of the Federal Reserve System; and (C) the actions of Holdings and its Subsidiaries in connection with any such Restricted Payment and any and all transactions entered into or consummated by Holdings or its Subsidiaries in connection with such Restricted Payment (including, as applicable, the repurchase of Equity Interests of Holdings (or its direct or indirect parent)) will be and have been consummated in accordance with Applicable Law (including the General Corporation Law of the State of Delaware and federal securities laws); provided that any Restricted Payment made by Holdings when the Consolidated Total Net Leverage Ratio (after giving effect to any Extension of Credit in connection with such Restricted Payment) is less than 3.00:1.00 on a Pro Forma Basis shall not apply towards the $10,000,000 limitation in this clause (v);

(e)                                  Holdings or any of its Subsidiaries may redeem, repurchase or otherwise acquire Equity Interests of any Subsidiary that is not a Wholly-Owned Subsidiary from any holder of Equity Interests in such Subsidiary, so long as, after giving effect thereto, no Default or Event of Default has occurred and is continuing and provided that the aggregate amount of such redemptions, repurchases or other acquisitions shall not exceed $500,000 in any 12 consecutive month period; and

(f)                                   so long as no Default or Event of Default has occurred and is continuing, Holdings may make Restricted Payments not exceeding $2,500,000 in any fiscal year pursuant to and in accordance with stock option plans or other equity based benefit plans approved by Holdings’ board of directors (or equivalent governing body).

SECTION 9.7                                             Transactions with Affiliates.  Directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, Holdings, the Borrower or any of its Subsidiaries, or (b) any Affiliate of any such officer, director or holder, other than:

(i)                                     transactions expressly permitted by Sections 9.1, 9.3, 9.4, 9.5, 9.6 and 9.13;

(ii)                                  transactions existing on the Closing Date and described on Schedule 9.7;

(iii)                               transactions among Credit Parties;

(iv)                              other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of Holdings;

(v)                                 employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;

(vi)                              payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of Holdings, the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries; and

(vii)                           stock option, stock incentive, equity, bonus and other compensation plans of the Credit Parties and their Subsidiaries and the issuance of shares thereunder.

SECTION 9.8                                             Accounting Changes; Organizational Documents.

(a)                                 Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.

(b)                                 Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the interests of the Lenders.

SECTION 9.9                                             Payments and Modifications of Certain Documentation; Prepayments of Indebtedness.

(a)                                 Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any (i) Subordinated Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder, (ii) of the Closing Date Merger Documents if such amendment, modification, waiver, consent or supplement is materially adverse to the Lenders or the Arranger (without the prior written consent (such consent not to be unreasonably delayed or withheld) of the Administrative Agent), it being understood and agreed that (x) any change to the definition of “Material Adverse Effect” contained in the Closing Date Merger Agreement shall be deemed to be materially adverse to the Arranger and the Lenders, (y) working capital adjustments contained in the Closing Date Merger Agreement shall not be deemed to be materially adverse to the Lenders and (z) any change in the third party beneficiary rights applicable to the Arranger and the Lenders or the governing law shall be deemed to be materially adverse to the interests of the Lenders unless approved by the Administrative Agent or (iii) ABL Credit Document in any manner prohibited by the Intercreditor Agreement.

(b)                                 Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Subordinated Indebtedness, except:

(i)                                     refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness permitted by Section 9.1(c), (g)(ii), (i) or (m), and by any subordination provisions applicable thereto;

(ii)                                  payments and prepayments of any Subordinated Indebtedness made solely with the proceeds of Qualified Equity Interests;

(iii)                               the payment of interest, expenses and indemnities in respect of Subordinated Indebtedness incurred under Section 9.1(c), (g)(ii), (i) or (m) (other than any such payments prohibited by any subordination provisions applicable thereto);

(iv)                              the payment of any Subordinated Indebtedness in accordance with the subordination terms thereof; and

(v)                                 other payments in an aggregate amount not to exceed the Available Amount then in effect, so long, in each case, as all the following conditions are met as of the date of such payment:  (A) all of the applicable Available Amount Conditions are satisfied or waived by Required Lenders and (B) after giving effect to any payment made by Holdings or its Subsidiaries the Consolidated Total Net Leverage Ratio (after giving effect to any Extension of Credit in connection with such payment) does not exceed 3.00:1.00 on a Pro Forma Basis;

(c)                                  Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff), or make any payment in violation of any subordination, standstill or collateral sharing terms of or governing any Indebtedness incurred pursuant to Section 9.1(e) or (l).

(d)                                 Make, directly or indirectly (i) any payment, prepayment or other distribution (whether in cash, securities or other property) in respect of any ABL Loan Obligations, including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any ABL Obligations, in violation of the Intercreditor Agreement or (ii) any voluntary prepayments of the ABL Obligations with the proceeds of Term Priority Collateral except to the extent otherwise permitted under this Agreement.

SECTION 9.10                                      No Further Negative Pledges; Restrictive Agreements.

(a)                                 Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon the Collateral, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (i) pursuant to this Agreement, the other Loan Documents or the ABL Credit Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets financed thereby), (iii) customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary, (iv) restrictions in any Refinancing Notes and (v) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien).

(b)                                 Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party or (iii) make loans or advances to any Credit Party, except in each case for such encumbrances or restrictions existing under or by reason of (a) this Agreement and the other Loan Documents, (b) the ABL Credit Documents and (c) Applicable Law.

(c)                                  Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) sell, lease or transfer any of its properties or assets to any Credit Party or (ii) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto, (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business and (I) the ABL Credit Documents.

SECTION 9.11                                      Nature of Business.  Engage in any material line of business that is not the same or substantially the same as the business conducted by the Borrower and its Subsidiaries as of the Closing Date, and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.

SECTION 9.12                                      Sale and Leasebacks.  Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease (the “Sale and Leaseback Transaction”), unless (i) such Sale and Leaseback Transaction is made for cash consideration in an amount not less than the fair market value of the property subject to such Sale and Leaseback Transaction, (b) the Sale and Leaseback Transaction is permitted by Section 9.5 and is consummated within sixty (60) days after the date on which such property is sold or transferred, (c) any Liens arising in connection with its use of the property are permitted by Section 9.2(u), and (d) the Sale and Leaseback Transaction is permitted under Section 9.1(d), assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 9.1(d).

SECTION 9.13                                      Financial Covenants.

(a)                                 Consolidated Total Net Leverage Ratio.  As of the last day of any four Fiscal Quarter period ending on the dates specified below, permit the Consolidated Total Net Leverage Ratio as of such date to be greater than the corresponding ratio set forth below:

Period Ending	Maximum Ratio
September 30, 2015	5.25:1.00
December 31, 2015	5.25:1.00
March 31, 2016	5.00:1.00
June 30, 2016	4.75:1.00
September 30, 2016	4.75:1.00
December 31, 2016	4.50:1.00
March 31, 2017	4.25:1.00
June 30, 2017	4.25:1.00
September 30, 2017 and the period ending on the last day of each Fiscal Quarter thereafter	4.00:1.00

(b)                                 [Reserved].

SECTION 9.14                                      Limitations on Holdings.  Permit Holdings to:

(a)                                 hold any assets other than (i) the Equity Interests of the Borrower, (ii) assets, properties or rights that are not capable of being sold, assigned, transferred or conveyed to the Borrower without the consent of any other Person, or if such assignment or attempted assignment would constitute a breach thereof, or a violation of any Applicable Law, (iii) agreements relating to the issuance, sale, purchase, repurchase or registration of securities of Holdings, (iv) minute books and other corporate books and records of Holdings, (v) cash, on a temporary basis, which is permitted to be paid to the stockholders of Holdings pursuant to Section 9.6, and (v) other miscellaneous non-material assets;

(b)                                 have any liabilities other than (i) the liabilities under the Loan Documents and the ABL Credit Documents (as permitted by the Intercreditor Agreement), (ii) tax liabilities arising in the ordinary course of business, (iii) Indebtedness permitted under Section 9.1, (iv) corporate, administrative and operating expenses in the ordinary course of business and (v) liabilities under any contracts or agreements described in (a)(ii) and (iii) above; or

(c)                                  engage in any activities or business other than (i) issuing shares of its own Qualified Equity Interests, (ii) holding the assets and incurring the liabilities described in this Section 9.14 and activities incidental and related thereto, (iii) making payments, dividends, distributions, issuances or other activities permitted pursuant to Sections 9.6 or 9.7, (iv) maintenance of its corporate existence in compliance with applicable law, (iv) legal, tax and accounting matters in connection with any of the foregoing or following activities, (v) performance of obligations under and compliance with the Transaction Documents, its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries.

SECTION 9.15                                      Disposal of Subsidiary Interests.  Permit any Domestic Subsidiary to be a non-Wholly-Owned Subsidiary except as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 9.4 or 9.5.

ARTICLE X

DEFAULT AND REMEDIES

SECTION 10.1                                      Events of Default.  Each of the following shall constitute an Event of Default:

(a)                                 Default in Payment of Principal of Loans.  The Borrower shall default in any payment of principal of any Loan when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)                                 Other Payment Default.  The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan and such default shall continue for a period of three (3) Business Days.

(c)                                  Misrepresentation.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d)                                 Default in Performance of Certain Covenants.  Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Sections 8.1, 8.2(a), 8.3(a), 8.4, 8.12, 8.14, 8.15, 8.18 or Article IX.

(e)                                  Default in Performance of Other Covenants and Conditions.  Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.

(f)                                   Indebtedness Cross-Default.  (i) Any Credit Party or any Subsidiary thereof shall (x) default in the payment of any Indebtedness (whether at maturity or otherwise and after giving effect to any stated grace periods applicable thereto) (other than the Loans and the ABL Obligations) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition under this clause (y) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become redeemable, due, liquidated or otherwise payable prior to its stated maturity (whether upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) an “Event of Default,” however defined, occurs under the ABL Credit Documents; provided, that so long as (x) the Obligations under this Agreement have not been accelerated and no remedies have been exercised in accordance with the Loan Documents as a result of an Event of Default arising solely under this subsection 10.1(f) and (y) the Administrative Agent is satisfied in its sole discretion that the obligations under the ABL Credit Documents have not been accelerated and no remedies have been exercised by the ABL Lenders as a result of such Event of Default under the ABL Credit Documents, then upon the express written waiver of such Event of Default under the ABL Credit Documents in accordance with the terms and conditions thereof that gave rise to such Event of Default hereunder solely as a result of the application of this subsection 10.1(f), such Event of Default shall be considered waived hereunder.

(g)                                  Change in Control.  Any Change in Control shall occur.

(h)                                 Voluntary Bankruptcy Proceeding.  Any Credit Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i)                                     Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including an order for relief under such federal bankruptcy laws) shall be entered.

(j)                                    Failure of Agreements.  Any provision of this Agreement or any provision of any other Loan Document shall for any reason (other than as expressly permitted hereunder or satisfaction in full of the Obligations (other than contingent indemnification and cost reimbursement obligations not then due) cease to be in full force and effect in all material respects, or any Credit Party or any Subsidiary thereof shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, the Collateral with the aggregate book value greater than $200,000, purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(k)                                 ERISA Events.  The occurrence of any of the following events:  (i) any Credit Party or any ERISA Affiliate fails to make full payment within 30 days following the due date of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA Affiliate is required to pay as contributions to a Pension Plan, and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event resulting in liability to any Credit Party in excess of the Threshold Amount or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount.

(l)                                     Judgment.  (i) A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of sixty (60) consecutive days after the entry thereof, (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a part of the property of any Credit Party with an aggregate value in excess of the Threshold Amount and the same shall not be released, stayed, vacated or otherwise dismissed within sixty (60) consecutive days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens, executions or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied.

(m)                             Guaranty.  The termination or attempted termination by any Credit Party of the Guaranty Agreement except as expressly permitted hereunder or under any other Loan Document.

(n)                                 Subordination; Intercreditor Agreement.  (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness in excess of $1,000,000, or provisions of the Intercreditor Agreement (or any other intercreditor agreement entered into by Administrative Agent after the date hereof with respect to Indebtedness of the Credit Parties)  (any such provisions, the “Intercreditor Provisions”), shall, in whole or in any material part, terminate, cease to be effective (other than as a result of the action or failure to act by the Administrative Agent or any Lender) or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness; or (ii) Borrower or any other Credit Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Credit Parties, or (C) in the case of Subordinated Indebtedness referred to in clause (i) above, that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Credit Party, shall be subject to any of the Intercreditor Provisions.

SECTION 10.2                                      Remedies.  Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)                                 Acceleration; Termination of Credit Facility.  Declare the principal of and interest on the Loans at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)                                 [Reserved].

(c)                                  General Remedies.  Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 10.3                                      Rights and Remedies Cumulative; Non-Waiver; etc.

(a)                                 The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the

Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)                                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.4                                      Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations (including any payments received by the Administrative Agent with respect to the Guaranty or any intercreditor or subordination agreement) and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

SECTION 10.5                                      Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

SECTION 10.6                                      Credit Bidding.

(a)                                 The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b)                                 Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, Uniform Commercial Code sales or other similar dispositions of Collateral.

SECTION 10.7                                      Intercreditor and Subordination Agreements.  Each of the Lenders from time to time party to this Agreement hereby confirms and reaffirms the irrevocable authority of the Administrative Agent to execute, deliver and act on their behalf in respect of each intercreditor agreement and subordination agreement (including the Intercreditor Agreement) and each supplement, modification, amendment, restatement or extension thereto, in connection with the incurrence by any Credit Party of any Subordinated Indebtedness, any Refinancing Notes and, in the case of any secured Refinancing Notes, to subject the Liens on the Collateral securing the Obligations to the provisions of such intercreditor agreement or subordination agreement.  Each Lender agrees to be bound by the terms and provisions of any such intercreditor or subordination agreement (including the Intercreditor Agreement).  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce any intercreditor agreement (including the Intercreditor Agreement), subordination agreement or guaranty, it being understood and agreed that all powers, rights and remedies under any intercreditor agreement (including the Intercreditor Agreement), any subordination agreement and any guaranty may be exercised solely by the Administrative Agent for the benefit of the Lenders in accordance with the terms thereof.

SECTION 10.8                                      Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures or cause any of the foregoing (through Affiliates or otherwise), with respect to any Collateral or any other property of any such Credit Party, without the prior written consent of the Administrative Agent.  The provisions of this Section 10.8 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.1                                      Appointment and Authority.

(a)                                 Each of the Lenders hereby irrevocably appoints Golub to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither Holdings nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties).  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 11.2                                      Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3                                      Exculpatory Provisions.

(a)                                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of their respective Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by Holdings, the Borrower or a Lender.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 11.4                                      Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for Holdings and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 11.5                                      Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any subagents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 11.6                                      Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 11.7                                      Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8                                      No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 11.9                                      Collateral and Guaranty Matters.

(a)                                 Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)                                     to release any Lien on any Collateral granted to or held by the Administrative Agent, for the benefit of the Secured Parties, under any Loan Document (A) upon the payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2;

(ii)                                  to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.2(h); and

(iii)                               to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.9.  In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9.  In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

(b)                                 The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10                               Secured Hedge Agreements and Secured Cash Management Agreements.  No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1                                      Notices.

(a)                                 Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

Boot Barn, Inc.
15776 Laguna Canyon Road
Irvine, CA 92618
Attention: Greg Hackman
Telephone No.: 949.453.4400
Facsimile No.: 949.453.4401
E-mail: ghackman@bootbarn.com

With copies to, which copies shall not constitute notice:

Morgan, Lewis & Bockius LLP
Plaza Tower, 18th Floor 600 Anton Boulevard Costa Mesa, CA 92626
Attention: Steven L. Miller

Telephone No.: 213.680.6562
Facsimile No.: 213.680.6499
E-mail: steve.miller@morganlewis.com

If to Golub as Administrative Agent:

Golub Capital Incorporated
666 Fifth Avenue, 18th Floor
New York, New York 10103
Attention: Nicholas Chan
Facsimile No.: (212) 750-3756
E-mail: nchan@golubcapital.com

With copies to, which copies shall not constitute notice:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois
Attention: Derek Ladgenski
Telephone No.: (312) 902-5485
E-mail: derek.ladgenski@kattenlaw.com

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent (and until notified otherwise by Agent, copies of all notices or deliveries to Agent should be via email to loan_admin@golubcapital.com and portfoliomanager@golubcapital.com), provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                                  Administrative Agent’s Office.  The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

(d)                                 Change of Address, Etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)                                  Platform.

(i)                                     Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Lenders by posting the Borrower Materials on the Platform.

(ii)                                  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f)                                   Private Side Designation.  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

SECTION 12.2                                      Amendments, Waivers and Consents.

(a)                                 Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and the Borrower; provided, that no amendment, waiver or consent shall:

(i)                                     [reserved];

(ii)                                  increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 5.13 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(iii)                               waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (it being understood that a waiver of a mandatory prepayment under Section 4.4(b) shall only require the consent of the Required Lenders) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(iv)                              reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(b)(i) during the continuance of a Specified Event of Default, (ii) to waive any Default or Event of Default or (iii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(v)                                 (i) change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby or (ii) change Section 5.4 or any other applicable provision of the Credit Agreement in a manner that would alter the agreement of the Administrative Agent to distribute to each Lender payments from the Borrower for the account of such Lender received by the Administrative Agent, in each case without the written consent of each Lender directly and adversely affected thereby;

(vi)                              change Section 4.4(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(vii)                           except as otherwise permitted by this Section 12.2 change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(viii)                        Reserved;

(ix)                              release (i) (A) Holdings, (B) all of the Subsidiary Guarantors or (C) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the Guaranty Agreement (other than as authorized in Section 11.9) or (ii) the Borrower from the Credit Agreement, in each case without the written consent of each Lender;

(x)                                 release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time, and (iv) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a purely technical nature in any such provision.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans or Refinancing Term Loan to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Term Loan Commitments or outstanding

Incremental Term Loans or Refinancing Term Loan, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto) and Section 5.16; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

(b)                                 Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Term Loans with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of such respective Term Loans) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in any such Extension Offers to extend the maturity date of each such Lender’s Term Loans, and, subject to the terms hereof, otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate and/or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”; and each group of Term Loans in each case as so extended, as well as the original Term Loans (in each case not so extended), being a separate Class), so long as the following terms are satisfied:

(i)                                     [reserved];

(ii)                                  [reserved];

(iii)                               except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer, subject to acceptance by the Extending Term Lenders), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans owed to it (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then latest maturity date);

(iv)                              the final maturity date of any Extended Term Loans shall be no earlier than the latest maturity date of the Term Loans extended thereby and the amortization schedule applicable to Loans pursuant to Section 4.3 for periods prior to the original maturity date of the Term Loans shall not be increased;

(v)                                 the weighted average life to maturity of any Extended Term Loans shall be no shorter than the weighted average life to maturity of the Term Loans extended thereby;

(vi)                              any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with non-extended Classes of Term Loans in any voluntary or mandatory prepayments hereunder, in each case as specified in the respective Extension Offer; and

(vii)                           if the aggregate principal amount of Term Loans (calculated on the outstanding principal amount thereof), in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal or commitment amounts with respect to which such Term Lenders have accepted such Extension Offer.

With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 4.3(a) or 4.4(b) and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans of any or all applicable Classes be tendered Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section.

No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans.  All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents and secured by the Collateral on a pari passu basis with all other applicable Obligations.  The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower (on behalf of all Credit Parties) as may be necessary in order to establish new Classes or sub-Classes in respect of Term Loans so extended and such technical amendments as may be necessary in the reasonable opinion of Administrative Agent and the Borrower in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section.  Without limiting the foregoing, in connection with any Extensions the applicable Credit Parties shall (at their expense) amend (and Administrative Agent is hereby directed by the Lenders to amend) any Mortgage that has a maturity date prior to the latest maturity date of the Term Loans so that such maturity date referenced therein is extended to the latest maturity date of the Term Loans (or such later date as may be advised by local counsel to Administrative Agent).  Administrative Agent shall promptly notify each Lender of the effectiveness of each such amendment.

In connection with any Extension, the Borrower shall provide Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 12.2(b).

This Section 12.2(b) shall supersede any provisions of this Section 12.2 to the contrary.

SECTION 12.3                                      Expenses; Indemnity.

(a)                                 Costs and Expenses.  The Borrower and each other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arranger and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (promptly following presentation of a summary statement) and (ii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans (following presentation of a summary statement) or any Transaction Document.  Notwithstanding the foregoing, in no event will the Credit Parties be liable for the costs and expenses of more than one firm of legal counsel for the Administrative Agent, the Arranger and the Lenders collectively (and one additional firm of local counsel in each applicable jurisdiction) unless representation by one such firm would present actual or potential conflicts of interest, in which case the Credit Parties will be liable for costs and expenses of one firm of legal counsel for each affected party (and, if reasonably necessary, one additional firm of local counsel in each applicable jurisdiction for each such affected party).

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, penalties, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Transactions), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (B) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (C) relate to any dispute solely among Indemnitees and their Related Parties (other than (1) any claims against any agent or arranger in its respective capacity or fulfilling its role as an agent or arranger or any similar role hereunder and (2) any claims arising out of any act or omission on the part of the Borrower or its Subsidiaries or Affiliates), if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  Notwithstanding the foregoing, in no event will the Credit Parties be liable for the costs and expenses of more than one firm of legal counsel for all Indemnitees (and one additional firm of local counsel in each applicable jurisdiction) unless representation by one such firm would present actual or potential conflicts of interest, in which case the Credit Parties will be liable for costs and expenses of one firm of legal counsel for each affected party (and, if reasonably necessary, one additional firm of local counsel in each applicable jurisdiction for each such affected party).

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such subagent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such subagent) in connection with such capacity.  The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, no Credit Party or Indemnitee shall assert, and each Credit Party and Indemnitee hereby waives, any claim against any Indemnitee or Credit Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Credit Party or Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.  Notwithstanding the foregoing, nothing in this clause (d) shall limit the Credit Parties’ indemnification and reimbursement obligations to the extent set forth in this Agreement.

(e)                                  Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(f)                                   Survival.  Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 12.4                                      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or any of their respective Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.5                                      Governing Law; Jurisdiction, Etc.

(a)                                 Governing Law.  This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)                                 Submission to Jurisdiction.  The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 12.6                                      Waiver of Jury Trial.

(a)                                 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 12.7                                      Reversal of Payments.  To the extent any Credit Party makes a payment or payments to the Administrative Agent for the benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 12.8                                      Reserved.

SECTION 12.9                                      Successors and Assigns; Participations.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement; provided that, in each case with respect to the Credit Facility, any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Loan Commitments if such assignment is to a Person that is not a Lender with a Term Loan Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) Holdings or any of its Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, which shall be null and void.)

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York, New York, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Subsidiaries or Affiliates)

(each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.2(a)(ii), (iii), (iv) or (v) that directly and adversely affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (B) of this Section; and (b) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 12.10                               Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its Approved Funds, Persons advised and/or managed by Administrative Agent or such Lender or their Affiliaties, and to its and their Related Parties (who need to know such Information) (to the extent such persons are informed of the confidential nature of such Information and are either subject to customary confidentiality obligations of employment or professional practice or agree to comply with the provisions of this Section), (b) upon the request or demand of any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case, the Administrative Agent or the applicable Lender shall, to the extent permitted by Applicable Law, use commercially reasonable efforts to inform the Borrower promptly in advance thereof, (c) to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative or compulsory proceeding or process (including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with Securities and Exchange Commission filing requirements), in which case, the Administrative Agent or the applicable Lender shall, to the extent permitted by Applicable Law, use commercially reasonable efforts to inform the Borrower promptly in advance thereof, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, in which case, the Administrative Agent or the applicable Lender shall, to the extent permitted by Applicable Law, use commercially reasonable efforts to inform the Borrower promptly in advance thereof, (f) to actual or potential lenders, assignees, Participants or derivative investors in the Credit Facility who agree (including by “click-through” acceptance of confidentiality terms on electronic transmission systems) to be bound by the terms of this Section or substantially similar confidentiality provisions (or confidentiality provisions customarily used in connection with the syndication of the Credit Facility), (g) to S&P and Moody’s in connection with rating Holdings or its Subsidiaries or the Credit Facility, (h) to industry trade organizations (limited to the names of Holdings or any of its Subsidiaries or of their Affiliates, and the amount, type of credit facility, title and closing date of the Credit Facility) for inclusion in league table measurements, (i) to the extent that such Information (i) becomes publicly available other than by reason of disclosure by the Administrative Agent, any Lender or any of their respective Related Parties as a result of a breach of this Section, (ii) becomes available to the Administrative Agent or any Lender or any of their respective Approved Funds or Related Parties on a non-confidential basis from a source other than Holdings and its Subsidiaries or on behalf of Holdings or any of its Subsidiaries and, to the knowledge of Administrative Agent, such Lender or their respective Approved Funds or Related Parties, not in violation of any confidentiality agreement or obligation owed to Holdings or any of its Subsidiaries, (iii) was available to Administrative

Agent or any Lender or any of their respective Approved Funds or Related Parties on a non-confidential basis prior to its disclosure to Administrative Agent or any Lender or any of their respective Approved Funds or Related Parties by Holdings, any of its Subsidiaries or any of their Affiliates or (iv) was independently developed by Administrative Agent or any Lender or any of their respective Approved Funds or Related Parties without reliance on confidential Information, (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates in which case, the Administrative Agent or the applicable Lender shall, to the extent permitted by Applicable Law, use commercially reasonable efforts to inform the Borrower promptly in advance thereof or (k) for purposes of establishing a “due diligence” defense.  For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 12.11                               Performance of Duties.  Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 12.12                               All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 12.13                               Survival.

(a)                                 All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)                                 Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 12.14                               Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 12.15                               Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.16                               Counterparts; Integration; Effectiveness; Electronic Execution.

(a)                                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 Electronic Execution of Assignments.  The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.17                               Term of Agreement.  This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 12.18                               USA PATRIOT Act.  The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act.

SECTION 12.19                               Independent Effect of Covenants.  The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect.  Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.

SECTION 12.20                               No Advisory or Fiduciary Responsibility.

(a)                                 In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arranger and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arranger or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Arranger or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arranger or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arranger or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arranger and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)                                 Each Credit Party acknowledges and agrees that each Lender, the Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, the Parent, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under any Credit Facility) and without any duty to account therefor to any other Lender, the Arranger, the Parent, the Borrower or any Affiliate of the foregoing.  Each Lender, the Arranger and any Affiliate thereof may accept fees and other consideration from the Parent, the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facility or otherwise without having to account for the same to any other Lender, the Arranger, the Parent, the Borrower or any Affiliate of the foregoing.

SECTION 12.21                               Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on Holdings or any of its Subsidiaries or further restricts the rights of Holdings or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 12.22                               Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the priority of the Liens granted to the Administrative Agent in the Collateral pursuant to this Agreement and the other Loan Documents and the exercise, after the occurrence and during the continuance of an Event of Default, of any right or remedy by Administrative Agent or any Lender with respect to certain of the Collateral hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement.  In the event of any direct and irreconcilable conflict between the terms of the Intercreditor Agreement and this Agreement with respect to (a) the priority of Liens granted to the Administrative Agent in the Collateral pursuant to this Agreement and the other Loan Documents or (b) the rights of the Administrative Agent or any Lender under this Agreement with respect to certain Collateral after the occurrence and during the continuance of an Event of Default, the terms of the Intercreditor Agreement shall govern and control.  Any reference in this Agreement or any other Loan Document to “first priority lien” or words of similar effect in describing the Liens created hereunder or under any other Loan Document shall be understood to refer to such priority as set forth in the Intercreditor Agreement.  Nothing in this Section 12.22 shall be construed to provide that any Credit Party is a third party beneficiary of the provisions of the Intercreditor Agreement other than as expressly set forth therein and each Credit Party (x) agrees that, except as expressly otherwise provided in the Intercreditor Agreement, nothing in the Intercreditor Agreement is intended or shall impair the obligation of any Credit Party to pay the obligations under this Agreement or any other Loan Document as and when the same become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors of any Credit Party, other than the Administrative Agent and the Lenders as between themselves and (y) agrees that it shall not use such violation as a defense to any enforcement of remedies otherwise made in accordance with the terms of this Agreement and the other Loan Documents by the Administrative Agent or any Lender or assert such violation as a counterclaim or basis for set-off or recoupment against the Administrative Agent or any Lender and agrees to abide by the terms of this Agreement and to keep, observe and perform the several matters and things herein intended to be kept, observed and performed by it.  In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein, prior to the payment in full of the ABL Obligations and termination of all commitments to lend under the ABL Credit Documents, to the extent that any Credit Party is required to (i) give physical possession over any ABL Priority Collateral to the Administrative Agent under this Agreement or the other Loan Documents, such requirement to give possession shall be satisfied if such Collateral is delivered to and held by the ABL Agent pursuant to the Intercreditor Agreement and (ii) take any other action with respect to the Collateral or any proceeds thereof, including delivery of such Collateral or proceeds thereof to the Administrative Agent, such action shall be deemed satisfied to the extent undertaken with respect to the ABL Agent.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BOOT BARN HOLDINGS INC., as Holdings

By:	/s/ Greg Hackman
Name:	Greg Hackman
Title:	Chief Financial Officer, Secretary,
Principal Officer and Principal Accounting Officer

BOOT BARN, INC., as Borrower

By:	/s/ Greg Hackman
Name:	Greg Hackman
Title:	Chief Financial Officer and Secretary

Signature Page to Credit Agreement — Boot Barn

On the date first above written, SHEPLERS HOLDING CORPORATION, a Delaware corporation and SHEPLERS, INC., a Kansas corporation, by their signatures below, each hereby acknowledges and agrees that (i) it shall be and is a Guarantor under the foregoing Credit Agreement and the other Loan Documents with the same force and effect as if originally named therein as a “Guarantor” the effect of which shall be, without limitation, that (A) each reference to a “Guarantor” or “Guarantors” in the Credit Agreement and the other Loan Documents shall be deemed to be to, or include, as applicable, it and (B) it shall be bound by all of the terms and provisions of the Credit Agreement and the other Loan Documents and (ii) each of the undersigned, as guarantor, debtor, grantor, mortgagor, pledgor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in its Property or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under the Loan Documents, hereby (a) ratifies and reaffirms all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under the Loan Documents, and (b) ratifies and reaffirms its grant of security under the Loan Documents and confirms and agrees that such Liens and security interests secure all of the Obligations.

SHEPLERS HOLDING CORPORATION

By:	/s/ Greg Hackman
Name:	Greg Hackman
Title:	Chief Financial Officer and Secretary

SHEPLERS, INC.

By:	/s/ Greg Hackman
Name:	Greg Hackman
Title:	Chief Financial Officer and Secretary

Signature Page to Credit Agreement — Boot Barn

AGENTS AND LENDERS:

GCI CAPITAL MARKETS LLC, as Administrative Agent, Syndication Agent and Arranger

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

GOLUB CAPITAL FINANCE FUNDING LLC, as a Lender By: GC Advisors LLC, its Manager

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

GOLUB CAPITAL BDC FUNDING LLC, as a Lender By: GC Advisors LLC, as agent

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

GOLUB CAPITAL BDC 2010-1 LLC, as a Lender By: GC Advisors LLC, its Collateral Manager

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

GOLUB CAPITAL BDC CLO 2014 LLC, as a Lender By: GC Advisors LLC, its Collateral Manager

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

Signature Page to Credit Agreement — Boot Barn

GCIC FUNDING LLC, as a Lender By: Golub Capital Investment Corporation, its sole member By: GC Advisors LLC, its Manager

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

PEARLS 12, L.P., as a Lender By: GC Advisors LLC, its Manager

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

GEMS SUBSIDIARY 1 LLC, as a Lender By: GEMS Fund, L.P., its sole member By: GC Advisors LLC, its Manager

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

GEMS 4 SUBSIDIARY LLC, as a Lender By: GEMS Fund 4, L.P., its sole member By: GC Advisors LLC, its Manager

By:	/s Marc C. Robinson
Name:	Marc C. Robinson
Title:	Managing Director

Signature Page to Credit Agreement — Boot Barn

EXHIBIT A-1

Closing Checklist

Credit Agreement

by and among

BOOT BARN, INC.,

as the Borrower,

and

BOOT BARN HOLDINGS, INC.,
as Holdings,

and

THE OTHER CREDIT PARTIES PARTY THERETO

and

GCI CAPITAL MARKETS LLC,
as Administrative Agent,

and

THE LENDERS PARTY THERETO

Closing Date: June [  ], 2015

ABL Agent	=	Wells Fargo, as administrative agent for the lenders under the ABL Credit Agreement
Administrative Agent	=	Golub, as administrative agent for the Lenders
Borrower	=	Boot Barn, Inc., a Delaware corporation
Credit Parties	=	Borrower and Guarantors
Golub	=	GCI Capital Markets LLC, a Delaware limited liability company
Guarantors	=	Holdings, Sheplers Holdings and Sheplers
Holdings	=	Boot Barn Holding Corporation, a Delaware corporation
KMR	=	Katten Muchin Rosenman LLP, counsel to Administrative Agent
Lenders	=	Golub Certain affiliates of Golub and the other Lenders party thereto
ML	=	Morgan, Lewis & Bockius LLP, counsel to Borrower and Guarantors
Otterbourg	=	Otterbourg, P.C., counsel to Wells Fargo
Sheplers	=	Sheplers, Inc., a Kansas corporation
Sheplers Holding	=	Sheplers Holding Corporation, a Delaware corporation
Wells Fargo	=	Wells Fargo Bank National Association

1

Tab	Document		Resp. Party	Signatories	Comments/Status

1.	Credit Agreement		KMR	Borrower Holdings Administrative Agent Lenders	Revised draft distributed 6/24
2.	Exhibits and Schedules
	2.a	Exhibit A: Closing Checklist	KMR	N/A	Draft distributed 6/24
	2.b	Exhibit B: Form of Term Loan Note	KMR	N/A	Form Final 6/24
	2.c	Exhibit C: Form of Notice of Prepayment	KMR	N/A	Form Final 6/24
	2.d	Exhibit D: Form of Notice of Conversion/Continuation	KMR	N/A	Form Final 6/24
	2.e	Exhibit E: Form of Officer’s Compliance Certificate	KMR	N/A	Form Final 6/24
	2.f	Exhibit F: Form of Assignment and Assumption	KMR	N/A	Form Final 6/24
	2.g	Exhibit G-1: Form of Tax Compliance Certificate (Non-Partnership Foreign Lenders)	KMR	N/A	Form Final 6/24
	2.h	Exhibit G-2: Form of Tax Compliance Certificate (Non-Partnership Foreign Participants)	KMR	N/A	Form Final 6/24
	2.i	Exhibit G-3: Form of Tax Compliance Certificate (Foreign Participants Partnerships)	KMR	N/A	Form Final 6/24
	2.j	Exhibit G-4: Form of Tax Compliance Certificate (Foreign Lender Partnerships)	KMR	N/A	Form Final 6/24
	2.k	Schedule 1.1(a): Commitments and Commitment Percentages	KMR	N/A	Form final 6/26
	2.l	Schedule 1.1(b): Fiscal Quarters	Borrower	N/A	Form final 6/26
	2.m	Schedule 1.1(c): Fiscal Years	Borrower	N/A	Form final 6/26

2

Tab	Document		Resp. Party	Signatories	Comments/Status
	2.n	Schedule 7.1: Jurisdictions of Organization and Qualification	Borrower	N/A	Form final 6/26
	2.o	Schedule 7.2: Subsidiaries and Capitalization	Borrower	N/A	Form final 6/26
	2.p	Schedule 7.6: Tax Matters	Borrower	N/A	Form final 6/26
	2.q	Schedule 7.9: ERISA Plans	Borrower	N/A	Form final 6/26
	2.r	Schedule 7.13: Labor and Collective Bargaining Agreements	Borrower	N/A	Form final 6/26
	2.s	Schedule 7.18: Real Property	Borrower	N/A	Form final 6/26
	2.t	Schedule 7.19: Litigation	Borrower	N/A	Form final 6/26
	2.u	Schedule 8.18: Post-Closing Matters	KMR	N/A
	2.v	Schedule 9.1: Existing Indebtdness	Borrower	N/A	Form final 6/26
	2.w	Schedule 9.2: Existing Liens	Borrower	N/A	Form final 6/26
	2.x	Schedule 9.3: Existing Loans, Advances and Investments	Borrower	N/A	Form final 6/26
	2.y	Schedule 9.7: Transactions with Affiliates	Borrower	N/A	Form final 6/26
3.	Disbursement Letter		KMR	Borrower	Received 6/25
	3.a	Schedule A: Flow of Funds Memorandum	Borrower	N/A
4.	Fee Letter		KMR	Borrower Administrative Agent	Executed 5/29
5.	Intercreditor Agreement		Otterbourg	ABL Agent Administrative Agent	Form Final 6/24
6.	Guaranty Agreement		KMR	Borrower Guarantors Administrative Agent	Form Final 6/24

3

Tab	Document		Resp. Party	Signatories	Comments/Status
7.	Collateral Agreement		KMR	Borrower Guarantors Administrative Agent	Revised draft distributed 6/24
8.	Stock certificates, Irrevocable Proxies and Powers
	8.a	Stock Certificate No. [ ] of Borrower and stock power and irrevocable proxy	Borrower	Holdings	Form final 6/24 ML to distribute stock certificate
	8.b	Stock Certificate No. [ ] of Sheplers Holdings and stock power and irrevocable proxy	Borrower	Borrower	Form final 6/24 ML to distribute stock certificate
	8.c	Stock Certificate No. [ ] of Sheplers and stock power and irrevocable proxy	Borrower	Sheplers Holdings	Form final 6/24 ML to distribute stock certificate
	8.d	Stock Certificate No. [ ] of Hong Kong entity representing 65% of the outstanding shares of the Hong Kong entity and stock power and irrevocable proxy	Borrower	Borrower	Form final 6/24 ML to distribute stock certificate
9.	Trademark Security Agreement		KMR	Borrower Administrative Agent	Revised draft distributed 6/25
10.	Trademark Security Agreement		KMR	Sheplers Administrative Agent	Revised draft distributed 6/25
11.	Collateral Assignment of Merger Documents		KMR	Borrower Administrative Agent ABL Agent	Form final 6/24
12.	Notice to escrow Agent re: collateral assignment of the Escrow Agreement		ML	Borrower	Form Final 6/24
13.	Perfection Certificate for all Credit Parties		Borrower	Borrower	Form final 6/25
14.	Opinion of Morgan, Lewis & Bockius LLP		ML	ML	Form final 6/25

4

Tab	Document		Resp. Party	Signatories	Comments/Status
15.	Opinion of Biggs Law Group, L.C. as Kansas local counsel		Biggs Law Group	Biggs Law Group	Form final 6/26
16.	Opinion of Morgan, Lewis & Bockius LLP re: ABL Credit Agreement		ML	ML	Form final 6/25
17.	Closing Certificate		KMR	Borrower	Form final 6/24
	17.a	Exhibit A: Copies of executed material Merger Documents	Borrower	N/A
	17.b	Exhibit B: Copies of executed ABL Credit Agreement and the “Other Documents”	Borrower	N/A
18.	Certificate from the Secretary of Borrower attesting to the Resolutions, Governing Documents and incumbency		ML	Secretary Counter Attest	Form final 6/23
	18.a	Exhibit A (DE Articles of Incorporation	ML	N/A	Received
	18.b	Exhibit B (Bylaws)	ML	N/A	Received
	18.c	Exhibit C (Certificates of Existence/Good Standing)	ML	N/A	Received
	18.d	Exhibit D (Resolutions)	ML	N/A	Form final 6/23
	18.e	Exhibit E (Incumbency)	ML	Officers	Form final 6/23
19.	Certificate from the Secretary of Holdings attesting to the Resolutions, Governing Documents and incumbency		ML	Secretary Counter Attest	Form final 6/23
	19.a	Exhibit A (DE Articles of Incorporation	ML	N/A	Received
	19.b	Exhibit B (Bylaws)	ML	N/A	Received
	19.c	Exhibit C (Certificates of Existence/Good Standing)	ML	N/A	Received
	19.d	Exhibit D (Resolutions)	ML	N/A	Form final 6/23
	19.e	Exhibit E (Incumbency)	ML	Officers
20.	Certificate from the Secretary of Sheplers Holdings attesting to the Resolutions,		ML	Secretary	Form final 6/23

5

Tab	Document		Resp. Party	Signatories	Comments/Status
	Governing Documents and and incumbency			Counter Attest
	20.a	Exhibit A (DE Articles of Incorporation	ML	N/A	Received
	20.b	Exhibit B (Bylaws)	ML	N/A	Received
	20.c	Exhibit C (Certificates of Existence/Good Standing)	ML	N/A	Received
	20.d	Exhibit D (Resolutions)	ML	N/A	Form final 6/23
	20.e	Exhibit E (Incumbency)	ML	Officers	Form final 6/23
21.	Certificate from the Secretary of Sheplers attesting to the Resolutions, Governing Documents and incumbency		ML	Secretary Counter Attest	Form final 6/23
	21.a	Exhibit A (KS Articles of Incorporation	ML	N/A	Received
	21.b	Exhibit B (Bylaws)	ML	N/A	Received
	21.c	Exhibit C (Certificates of Existence/Good Standing)	ML	N/A	Received
	21.d	Exhibit D (Resolutions)	ML	N/A	Form final 6/23
	21.e	Exhibit E (Incumbency)	ML	Officers	Form final 6/23
22.	Certificates of Insurance:
	22.a	Personal Property	Borrower	N/A	Form final 6/26
		(i) Lender’s Loss Payable Endorsement	Borrower	Insurer	Form final 6/26
	22.b	General Liability	Borrower	N/A	Form final 6/26
		(i) Additional Insured Endorsement	Borrower	Insurer	Form final 6/26
23.	UCC-1 Financing Statements:
	23.a	DE SOS UCC-1 filing for Borrower	KMR	N/A	Form final 6/26
		(i) Search to Reflect for DE SOS UCC filing for Borrower	KMR	N/A
	23.b	DE SOS UCC filing for Holdings	KMR	N/A	Form final 6/26

6

Tab	Document	Resp. Party	Signatories	Comments/Status
	(i) Search to Reflect for DE SOS UCC filing for Holdings	KMR	N/A
	23.a DE SOS UCC filing for Sheplers Holdings	KMR	N/A	Form final 6/26
	(i) Search to Reflect for DE SOS UCC filing for Sheplers Holdings	KMR	N/A
	23.b KS SOS UCC filing for Sheplers	KMR	N/A	Form final 6/26
	(i) Search to Reflect for KS SOS UCC filing for Sheplers	KMR	N/A
24.	UCC Searches	ML	N/A	Received
25.	IP Searches	KMR	N/A	Received
26.	Payoff Letters
	26. a Wells Fargo	ML	Wells Fargo Borrower	Form final 6/24
	26.b CIT	ML	CIT Borrower	Form Final 6/25
	26.c THL Credit	ML	THL Credit Borrower	Form final 6/25
27.	UCC-3 Terminations
	27.a Wells Fargo: 20150798883 and 20150798867	ML	N/A	Form final 6/24
	27.b CIT: 6863666	ML	N/A	Form final 6/17
	27.c THL: 20114896752, 20114897545, 20114897941, 20114898659, 71064401 and 71064393	ML	N/A	Form Final 6/17
28.	Trademark Release (Wells Fargo)	ML	Wells Fargo	Form final 6/25
29.	Trademark Release (CIT)	ML	CIT	Form final 6/26
30.	Trademark Release (THL)	ML	THL	Form final 6/25
31.	DACA Termination (PNC Bank)	ML	Wells Fargo	Form final 6/25

7

Tab	Document		Resp. Party	Signatories	Comments/Status
32.	DACA Termination (JPMorgan)		ML	CIT THL	Form final 6/26
33.	DACA Termination (BofA)		ML	CIT THL	Form final 6/26
34.	Landlord Waiver Terminations		ML	Landlords	Form final 6/25
35.	Credit Card Control Agreement Termination (Paymentech)		ML	CIT THL	Form final 6/26
36.	Credit Card Control Agreement Termination (First Data)		ML	CIT	Form final 6/26
37.	Unaudited financial statements of Borrower and its Subsidiaries for the most recently ended fiscal month the last day of which is thirty (30) days prior to the Closing Date
38.	Notices re: Accounts
	38.a	Notifications re Account Credit Card Service: American Express	Borrower	N/A
	38.b	Notification re Account Credit Card Service: First Data USA (Payment Tech)	Borrower	N/A
39.	ABL Loan Documents
POST CLOSING DOCUMENTATION
40.	Control Agreements
	40.a	Wells Fargo	Borrower	Wells Fargo Borrower Administrative Agent ABL Agent
	40.b	JPMorgan Chase	Borrower	JPMorgan Chase Borrower Administrative Agent	Draft received 6/19
	40.c	Bank of America	Borrower	Bank of America Borrower Administrative	Draft received 6/18

8

Tab	Document		Resp. Party	Signatories	Comments/Status
Agent ABL Agent
	40.d	PNC Bank	Borrower	PNC Bank Borrower Administrative Agent ABL Agent
	40.e	[City National Bank]	Borrower	City National Bank Borrower Administrative Agent ABL Agent	ML to advise
	40.f	[BBVA Compass]	Borrower	BBVA Compass Borrower Administrative Agent ABL Agent	ML to advise
41.	Landlord Waivers/Collateral Access Agreement				Comments sent to form 6/22
	41.a	15776/15770 Laguna Canyon Road	ML	Landlord
	41.b	8554 Katy Freeway	ML	Landlord
	41.c	3320 Ambassador Caffery Pkwy	ML	Landlord
	41.d	1220 Airline Road, Suite 100	ML	Landlord
	41.e	240 North New Road	ML	Landlord
	41.f	3211 Internet Blvd., Suite 300	ML	Landlord
	41.g	4950 S. Laura	ML	Landlord
	41.h	6501 West Kellogg	ML	Landlord
	41.i	812 S. Meridian	ML	Landlord

9

Golub Capital LLC (“Agent”)

Name/Title	Office		Address
Troy Oder	Telephone:	312-254-5742	150 S. Wacker Drive
	Facsimile:	312-201-9167	Chicago, IL 60606
	E-mail:	toder@golubcapital.com
Matthew Fulk	Telephone:	212-660-7282	666 Fifth Avenue
	Facsimile:	212-750-3756	New York, NY 10103
	E-mail:	mfulk@golubcapital.com
Nicholas Chan	Telephone:	212-660-7276	666 Fifth Avenue
	Facsimile:	212-750-3756	New York, NY 10103
	E-mail:	nchan@golubcapital.com

Katten Muchin Rosenman LLP (Counsel to Agent)

Name/Title	Office	Address
Derek Ladgenski, Esq. Partner	Telephone: (312) 902-5485 Facsimile: (312) 902-1061 Mobile: (630) 804-9392 E-mail: derek.ladgenski@kattenlaw.com	525 West Monroe Street Chicago, IL 60661
Seth Aigner, Esq. Partner	Telephone: (312) 902-5572 Facsimile: (312) 902-1061 E-mail: seth.aigner@kattenlaw.com	525 West Monroe Street Chicago, IL 60661
Brett Fox, Esq. Associate	Telephone:(312) 902-5244 Facsimile: (312) 902-1061 E-mail: brett.fox@kattenlaw.com	525 West Monroe Street Chicago, IL 60661
Joshua Goldstein, Esq. Associate	Telephone:(312) 902-5384 Facsimile: (312) 902-1061 E-mail: joshua.goldstein@kattenlaw.com	525 West Monroe Street Chicago, IL 60661
Kristin Brozovic Paralegal	Telephone: (312) 577-8265 Facsimile: (312) 902-1061 E-mail: Kristin.brozovic@kattenlaw.com	525 West Monroe Street Chicago, IL 60661

Boot Barn, Inc. (Borrower)

15776 Laguna Canyon Road

Irvine, CA 92618

Morgan, Lewis & Bockius LLP (Counsel to Borrower)

Name/Title	Office	Address
Steven Miller, Esq. Partner	Office Tel: 714.830-0600 Facsimile: 714.830-0700 E-mail: steve.miller@morganlewis.com	355 South Grand Avenue Suite 4400 Los Angeles, CA 90071-3106

10

Yelina Kvurt, Esq. Associate	Office Tel: 212-705-7413 Facsimile: 212-508-1476 E-mail: yelina.kvurt@morganlewis.com	101 Park Avenue New York, NY 10178-0060
Mary Mooney, Esq. Associate	Office Tel: 415-442-1273 Facsimile: 415-442-1001 E-mail: mary.mooney@morganlewis.com	One Market Spear Street Tower San Francisco, CA 94105

Wells Fargo Bank, National Association (Revolver Agent)

Name/Title	Office	Address

Otterbourg, P.C.(Counsel to Revolver Agent)

Name/Title	Office	Address
David Morse, Esq.	Office Tel: 212-905-3641 Facsimile: - - E-mail: dmorse@otterbourg.com	230 Park Avenue New York, NY 10169-0075
Allen Cremer	Office Tel: 212-905-3658 Facsimile: - - E-mail: acremer@otterbourg.com	230 Park Avenue New York, NY 10169-0075

Freeman Spogli & Co.

Name/Title	Office	Address
Brad Brutocao	E-mail: BBrutocao@freemanspogli.com
Elliot Wheeler	E-mail: EWheeler@freemanspogli.com
Fred Simmons	E-mail: FSimmons@freemanspogli.com
Christian Johnson	Office Tel: 212-758-7527 Facsimile: 212-758-7499 E-mail: cjohnson@fsny.com

11

EXHIBIT A-2

CLOSING DATE ABL CREDIT DOCUMENTS

1.              Credit Agreement, dated as of June 29, 2015, by and among Boot Barn, Holdings and ABL Agent;

2.              Collateral Agreement, dated as of June 29, 2015, by and among Boot Barn, Sheplers, Holdings, Sheplers Holdings and ABL Agent;

3.              Guaranty Agreement, dated as of June 29, 2015, by and among Boot Barn, Sheplers, Holdings, Sheplers Holdings and ABL Agent;

4.              Trademark Security Agreement, dated as of June 29, 2015, by and between Boot Barn and ABL Agent; and

5.              Trademark Security Agreement, dated as of June 29, 2015, by and between Sheplers and ABL Agent.

EXHIBIT B

FORM OF TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, BOOT BARN, INC., a Delaware corporation (the “Borrower”), promises to pay to                   (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                  DOLLARS ($            ) or, if less, the unpaid principal amount of all Term Loans made by the Lender pursuant to that certain Credit Agreement, dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, the Borrower, the Lenders party thereto and GCI Capital Markets LLC, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Term Loan Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement.  All payments of principal and interest on this Term Loan Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Term Loan Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Loan Note.

IN WITNESS WHEREOF, the undersigned has executed this Term Loan Note under seal as of the day and year first above written.

BOOT BARN, INC., as Borrower

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF PREPAYMENT

Dated as of:

Golub Capital Incorporated
666 Fifth Avenue, 18th Floor

New York, New York 10103
Attention:  Nicholas Chan

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section [4.4(a)] [Section 4.4(b)(v)] of the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, Boot Barn, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and GCI Capital Markets LLC, as administrative agent (the “Administrative Agent”).  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.                                      The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:               .  (Complete with an amount in accordance with Section 4.4 of the Credit Agreement.)

2.                                      The Loan(s) to be prepaid consist of:  [check each applicable box]

☐                                    the Initial Term Loan

☐                                    an Incremental Term Loan

3.                                      The Borrower shall repay the above-referenced Loans on the following Business Day:                       (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

BOOT BARN, INC., as Borrower

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Golub Capital Incorporated
666 Fifth Avenue, 18th Floor

New York, New York 10103
Attention:  Nicholas Chan

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, Boot Barn, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and GCI Capital Markets LLC, as administrative agent (the “Administrative Agent”).  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.                                      The Loan to which this Notice relates is [the Initial Term Loan] [an Incremental Term Loan].

2.                                      This Notice is submitted for the purpose of:  (Check one and complete applicable information in accordance with the Credit Agreement.)

☐ Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

Outstanding principal balance:	$

Principal amount to be converted:	$

Requested effective date of conversion:	$

Requested new Interest Period:	$

☐ Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan

Outstanding principal balance:	$

Principal amount to be converted:	$

Last day of the current Interest Period:

Requested effective date of conversion:

☐ Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

Outstanding principal balance:	$

Principal amount to be continued:	$

Last day of the current Interest Period:

Requested effective date of continuation:

Requested new Interest Period:

3. The aggregate principal amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

BOOT BARN, INC., as Borrower

By:
Name:
Title:

EXHIBIT E

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

Dated as of:

The undersigned, on behalf of Boot Barn Holdings, Inc., a Delaware corporation, (“Holdings”), hereby certifies, solely in his capacity as an authorized officer of Holdings and not in any individual capacity, to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.                                      This certificate is delivered to you pursuant to Section 8.2 of the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, Boot Barn, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and GCI Capital Markets LLC, as administrative agent (the “Administrative Agent”).  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.                                      I have reviewed the financial statements of Holdings and its Subsidiaries dated as of               and for the               period[s] then ended and such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries on a Consolidated basis as of the dates indicated and the results of their operations and cash flows for the period[s] indicated, subject to customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements.

3.                                      I have reviewed the terms of the Credit Agreement, and the related Loan Documents and to the best of my knowledge, no Default or an Event of Default exists as at the date of this certificate.

4.                                      As of the date of this certificate, the Applicable Margin and calculations determining such figures are set forth on the attached Schedule 1,(1) and Holdings and its Subsidiaries are in compliance with the financial covenant contained in Section 9.13 of the Credit Agreement as shown on such Schedule 1.

[Signature Page Follows]

(1)  To be in a form reasonably acceptable to the Administrative Agent.

WITNESS the following signature as of the day and year first written above.

BOOT BARN, INC., as Borrower

By:
Name:
Title:

Schedule 1

to

Officer’s Compliance Certificate

(See attached.)

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each](1) Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignees][the Assignors](2) hereunder are several and not joint.](3)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplements or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

(1)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(2)  Select as appropriate.

(3)  Include bracketed language if there are multiple Assignees.

1.                                      Assignor:                                                                                              [INSERT NAME OF ASSIGNOR]

2.                                      Assignee(s):                                                                                See Schedules attached hereto

3.                                      Borrower:                                                                                          Boot Barn, Inc.

4.                                      Administrative                                                                GCI Capital Markets LLC, as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:                                             The Credit Agreement dated as of June 29, 2015 by and among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, Boot Barn, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and GCI Capital Markets LLC, as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time)

6.                                      Assigned Interest:                                                See Schedules attached hereto

[7.                                  Trade Date:                                             ](4)

[Remainder of Page Intentionally Left Blank]

(4)  To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade date.

Effective Date:               , 2     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and](6) Accepted:

GCI CAPITAL MARKETS LLC, as Administrative Agent

By
Title:

[Consented to:](7)

BOOTBARN, INC. as Borrower

By
Title:

(6)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
(7)  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

SCHEDULE 1
To Assignment and Assumption

By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned(1)	Aggregate Amount of Commitment/ Loans for all Lenders(2)	Amount of Commitment/ Loans Assigned(3)	Percentage Assigned of Commitment/ Loans(4)	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE](5)
[and is an Affiliate/Approved Fund of [identify Lender](6)]

By:
Title:

(1)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Term Loan Commitment,” etc.)

(2)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(3)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(4)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(5)  Add additional signature blocks, as needed.

(6)  Select as appropriate.

ANNEX 1
to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee[s].  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 12.9(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT G-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL
INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by and among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, Boot Barn, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become a party thereto, as Lenders, and GCI Capital Markets LLC, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11(g) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

EXHIBIT G-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL
INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, Boot Barn, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party a thereto, as Lenders, and GCI Capital Markets LLC, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11(g) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

EXHIBIT G-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL
INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, Boot Barn, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and GCI Capital Markets LLC, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11(g) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

EXHIBIT G-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(FOR NON-U.S. LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME
TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Boot Barn Holdings, Inc., a Delaware corporation, as Holdings, Boot Barn, Inc., a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and GCI Capital Markets LLC, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Pursuant to the provisions of Section 5.11(g) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

Schedule 1.1(a)
Commitments and Commitment Percentages

Institution	Term Loan Commitment	Total Commitment	% of Total Commitment
Golub Capital Finance Funding LLC	$69,315,900.00	$69,315,900.00	34.65795%
Golub Capital BDC Funding LLC	$6,829,600.00	$6,829,600.00	3.41480%
Golub Capital BDC 2010-1 LLC	$5,500,000.00	$5,500,000.00	2.75000%
Golub Capital BDC CLO 2014 LLC	$3,802,400.00	$3,802,400.00	1.90120%
GCIC Funding LLC	$8,458,900.00	$8,458,900.00	4.22945%
PEARLS 12, L.P.	$3,593,200.00	$3,593,200.00	1.79660%
GEMS Subsidiary 1 LLC	$62,500,000.00	$62,500,000.00	31.25000%
GEMS 4 Subsidiary LLC	$40,000,000.00	$40,000,000.00	20.00000%
TOTALS	$200,000,000.00	$200,000,000.00	100.00000%

Schedule 1.1(b)

Fiscal Quarter and Fiscal Year End Dates

	FY-16	FY-17	FY-18	FY-19	FY-20	FY-21	FY-22

1st Quarter	6/27/2015	6/25/2016	7/1/2017	6/30/2018	6/29/2019	6/27/2020	6/26/2021
2nd Quarter	9/26/2015	9/24/2016	9/30/2017	9/29/2018	9/28/2019	9/26/2020
3rd Quarter	12/26/2015	12/24/2016	12/30/2017	12/29/2018	12/28/2019	12/26/2020
4th Quarter	3/26/2016	4/1/2017	3/31/2018	3/30/2019	3/28/2020	3/27/2021

Schedule 7.1

Jurisdictions of Organization and Qualification

Prior to the consummation of the Closing Date Merger

Entity Name	Jurisdiction of Organization	Jurisdiction(s) of Qualification
Boot Barn Holdings, Inc.	Delaware	None.
Boot Barn, Inc.	Delaware

Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota Missouri, Montana Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Wisconsin, Wyoming

Baskins Acquisition Holdings, LLC	Delaware	None.
RCC Western Stores, Inc.	South Dakota	None.

Upon consummation of the Closing Date Merger

Entity Name	Jurisdiction of Organization	Jurisdiction(s) of Qualification
Boot Barn Holdings, Inc.	Delaware	None.
Boot Barn, Inc.	Delaware

Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota Missouri, Montana Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Oklahoma, Oregon, South Carolina, South Dakota, Tennessee, Texas, Utah, Wisconsin, Wyoming

Baskins Acquisition Holdings, LLC	Delaware	None.
RCC Western Stores, Inc.	South Dakota	None.
Sheplers Holding Corporation	Delaware	None.
Sheplers, Inc.	Kansas	Arizona, Colorado, Florida, Kansas, Michigan, Missouri, Nebraska, Nevada, New Mexico, Oklahoma, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin, Wyoming

Schedule 7.2

Subsidiaries and Capitalization

Prior to the consummation of the Closing Date Merger

Entity Name	Class of Stock	Number of Shares Authorized	Number of Shares Outstanding	Ownership
Boot Barn, Inc.	Common Stock	1,000	1,000	100% owned by Boot Barn Holdings, Inc.
Baskins Acquisition Holdings, LLC	Membership interests	N/A	N/A - Boot Barn, Inc. is the sole member and owner of membership interests	100% owned by Boot Barn, Inc.
RCC Western Stores, Inc.	Common Stock	10,000	2,000	100% owned by Boot Barn, Inc.

Upon consummation of the Closing Date Merger

Entity Name	Class of Stock	Number of Shares Authorized	Number of Shares Outstanding	Ownership
Boot Barn, Inc.	Common Stock	1,000	1,000	100% owned by Boot Barn Holdings, Inc.
Baskins Acquisition Holdings, LLC	Membership interests	N/A	N/A - Boot Barn, Inc. is the sole member and owner of membership interests	100% owned by Boot Barn, Inc.
RCC Western Stores, Inc.	Common Stock	10,000	2,000	100% owned by Boot Barn, Inc.
Sheplers Holding Corporation	Common Stock	1,000	100	100% owned by Boot Barn, Inc.
Sheplers, Inc.	Common Stock	1,000	1,000	100% owned by Sheplers Holding Corporation
Boot Barn International (Hong Kong) Limited	Ordinary Shares	100	100	100% owned by Boot Barn, Inc.

Schedule 7.6

Tax Matters

None.

Schedule 7.9

ERISA Plans

None.

Schedule 7.13

Labor and Collective Bargaining Agreements

None.

Schedule 7.18

Real Property

(i)                                     Boot Barn Holdings, Inc. and Boot Barn, Inc. Locations

1.                                      607 North Tustin, Orange, CA.

Landlord:                                          Ken Meany

1131 Dolphin Terrace

Corona Del Mar, CA 92625

2.                                      1414 West 7th St., Upland, CA 91786.

Landlord:                                          The Abbey Company

12447 Lewis Street, Unit #203

Garden Grove, CA 92840

3.                                      464 Redlands Blvd., San Bernardino, CA.

Landlord:                                          Le Baron Investment

2020 E. Orangethorpe, Suite 230

Fullerton, CA 92831

4.                                      27564 Sierra Hwy, Canyon Country, CA.

Landlord:                                          Sierra Square, LLC

c/o: D.B. Commercial Investments, Inc.

28245 Avenue Crocker, Suite 101

Santa Clarita, CA 91355

5.                                      3394 Tyler, Riverside, CA.

Landlord:                                          Dunn Family Trust Properties

1782 Terry Lynn Lane

Santa Ana, CA 92705

6.                                      18420 Hawthorne Blvd., Torrance, CA.

Landlord:                                          Apollo Holdings, LLC

15721 S. Western Avenue, Suite 320

Gardena, CA 90247

7.                                      23762-B Mercury Road, Lake Forest, CA 92630.

Landlord:                                          Rockfield Showplace

629 Camino De Los Mares, Suite 201

San Clemente, CA 92673-1313

8.                                      659 West Arrow Hwy, San Dimas, CA.

Landlord:                                          Kuan Jung Lin

c/o: Tryad Properties, Inc.

750 Terrado Plaza, Suite 233

Covina, CA 91723

9.                                      2405 Vista Way, Oceanside, CA 92054.

Landlord:                                          Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, NY 11042-0020

Attn: Legal Department

With Notice:                            Kimco Realty Corporation

1631-B South Melrose Drive

Vista, CA 92083

Attn: Legal Department

10.                               853 Arnele Avenue, El Cajon, CA.

Landlord:                                          Parkway West

c/o: The Total Office

964 Fifth Ave., Suite 214

San Diego, CA 92101

11.                               4411 Mercury Street, Ste. 100, San Diego, CA 92611.

Landlord:                                          Balboa Village LLC

5440 Morehouse Drive, Suite 4000

San Diego, CA 92121

12.                               27250 Madison Ave, Stes. A & B, Temecula, CA.

Landlord:                                          BV Properties

2020 East Orangethorpe Ave.

Fullerton, CA 92831

13.                               13785 Park Avenue, Ste. G & H, Victorville, CA 92392.

Landlord:                                          The Hesper Family Trust

755 Via Airosa

Santa Barbara, CA 93110

14.                               43517 13th Street West, Lancaster, CA 93535.

Landlord:                                          Avenue K Lancaster UCM/Cadence LLC

c/o: 1st Commercial Realty Group, Inc.

2009 Porterfield Way, Suite P

Upland, CA 91786

15.                               1340 Spring St., Paso Robles, CA.

Landlord:                                          1340 Spring Street, PR, CA, LLC

27543 Ortega Highway

San Juan Capistrano, CA 92675

Attn: Patrick Meany

16.                               7265 Las Vegas Blvd South, Las Vegas, NV 89119.

Landlord:                                          Max Finklestein

6280 Lakeview Road

Lenoir City, TN 37772

With Notice:                            Max Finkelstein

88547 Old Highway

Tavernier, FL 33070

17.                               3462 Katella, Los Alamitos, CA.

Landlord:                                          Coastal Commercial Inv. Holdings, LLC.

11061 Los Alamitos Blvd.

Los Alamitos, CA 90720

18.                               7020 Topanga Canyon Blvd., Canoga Park, CA 91303.

Landlord:                                          KPM Management, LLC.

1131 Dolphin Terrace

Corona Del Mar, CA 92625

19.                               6600 Menaul NE, Albuquerque, NM.

Landlord:                                          Coronado Center, L.L.C.

110 North Wacker Drive

Chicago, IL 60606

Attn: General Counsel

20.                               6322 W. Sahara, Las Vegas, NV 89146.

Landlord:                                          West Sahara Associates

2206 Alameda Padre Serra

Santa Barbara, CA 93103

21.                               4250 East Bonanza Road, Las Vegas, NV 89110.

Landlord:                                          SET Properties

c/o: Priority One Commercial

7259 W. Sahara Avenue, Ste. 110

Las Vegas, NV 89119

22.                               3913 Buck Owens Blvd., Bakersfield, CA 93308.

Landlord:                                          KPM Management, LLC

1131 Dolphin Terrace

Corona Del Mar, CA 92625

23.                               12915 Monterey Road, San Martin, CA 95046.

Landlord:                                          Helen Filice

123 Misty Court

Santa Cruz, CA 95060

24.                               331 6th Street, Turlock, CA 95380.

Landlord:                                          Masacaja Holdings, LLC

5213 W. Main Street

Turlock, CA 95380

Attn: April Dias

25.                               101 South Broadway, Santa Maria, CA 93454.

Landlord:                                          SCP Woodland, LLC

777 North First Street, 5th Floor

San Jose, CA 95112

26.                               3320 E. Stockton Hill Road #D2, Kingman, AZ.

Landlord:                                          Kingman Gateway, LLC

c/o Pacific Coast Management Group

567 San Nicolas Drive, Ste. 220

Newport Beach, CA 92660

27.                               4670 Central Way, Fairfield, CA 94534.

Landlord:                                          B & L Properties

4630 Westamerica Drive, Suite A

Fairfield, CA 94534-4186

28.                               7909 West Campo Bello Drive, Ste 1, Glendale, AZ 85308.

Landlord:                                          Arrowhead Auto Center, LLC

3527 South Oak Street

Tempe, AZ 85282

29.                               1710 S. Alma School Rd., Mesa, AZ 85210.

Landlord:                                          KPM Management, LLC

1131 Dolphin Terrace

Corona Del Mar, CA 92625

30.                               603 Colusa Avenue, Stes A — D, Yuba City, CA 95991.

Landlord:                                          J.A. & P.R. Behel Revocable Trust

P.O. Box 549

Port Angeles, CA 98362

31.                               4401 Granite Drive, Ste. 100, Rocklin, CA.

Landlord:                                          Clark’s Corner Investments, LLC

8430 Deerbrook Court

Fair Oaks, CA 95628

Attn: Kraig Clark

32.                               960 6th St., Suite 104, Norco, CA 92860.

Landlord:                                          Norco Country Center, LLC

5353 E. 2nd Street, Suite 205

Long Beach, CA 90803

33.                               10299 E. Stockton Blvd., Elk Grove, CA 95624-9710

Landlord:                                          Kelly-Moore Paint Company, Inc.

c/o Northgate Asset Management

6506  Pacific Avenue

Stockton, CA 95207

Attn: Felicia Cabanig

34.                               1799 Retherford St., Tulare, CA 93274-0806.

Landlord:                                          KPM Management, LLC.

1131 Dolphin Terrace

Corona Del Mar, CA 92625

35.                               3300 Broadway, Suite 308, Eureka, CA 95501.

Landlord:                                          Bay Shore Mall Partners

c/o Rouse Properties, Inc.

1114 Avenue of the Americas, Ste 2800

New York, NY 10036

Attn: General Counsel

36.                               1705 Highway #273, Anderson, CA 96007.

Landlord:                                          Northwest Asset Management, Co.

1343 Locust Street, Suite 203

Walnut Creek, CA 94596

37.                               285 West Shaw Avenue, Clovis, CA 93612

Landlord:                                          Sunflower Clovis Investors, LLC

c/o Matteson Realty Services, Inc.

1825 S. Grand Street, Ste. #700

San Mateo, CA 94402

38.                               2225 Plaza Parkway, Modesto, CA 95350.

Landlord:                                          Central Valley Associates, LP

2222 E. Seventeenth Street

Santa Ana, CA 92705

39.                               1445 Santa Rosa Avenue, Suites A1-A4, Santa Rosa, CA 95405.

Landlord:                                          Rex Strickland, Santa Rosa Center, LLC

c/o: Keegan and Coopin Co., Inc.

Property Management

1355 N. Dutton Avenue, Suite 100

Santa Rosa, CA 95401-7107

40.                               1475 N. Davis Road, Salinas, CA 93907

Landlord:                                          SIBS, a Limited Partnership

6 Rossi Circle

Salinas, CA 93907

41.                               1203 S. Carson, Carson City, NV 89701.

Landlord:                                          The Carrington Company

627 H Street

Eureka, CA 95502

42.                               3345 Kietzke Lane, Reno, NV 89502.

Landlord:                                          Elizabeth Younger

360 Vera Lane

Sparks, NV 89511

43.                               2539 Esplanade Rd., Chico, CA 95973-1163

Landlord:                                          The Ernest and Marie Fortino Trust

4500 Campisi Court

Gilroy, CA 95020

44.                               3776 South 16th Avenue, Tucson, AZ.

Landlord:                                          Gee Garden Properties, LLC.

125 South Calle Chaparita

Tucson, AZ 85716

45.                               3719 North Oracle Road, Tucson, AZ.

Landlord:                                          WWT Ltd. Co.

P.O. Box 93656

Albuquerque, NM 87199-3656

46.                               6701 East Broadway, Tucson, AZ 85710.

Landlord:                                          Choice Properties Arizona, LLC

c/o: Progressive Property Management, LLC

4728 E. Broadway Blvd.

Tucson, AZ 85711

47.                               284 West Mariposa, Nogales, AZ 85621.

Landlord:                                          Mariposa Shopping Center, LP

6007 E. Grant Rd.

Tucson, AZ 85712

48.                               242 West 32nd Street, Yuma, AZ 85364.

Landlord:                                          Albertson’s, LLC

250 Parkcenter Boulevard

Boise, ID 83726

Attn: Legal Department

49.                               7321 Pav Way, Prescott Valley, AZ 86314.

Landlord:                                          Four Seasons Investment Company, L.L.C.

3001 Main Street, Suite #2B

Prescott Valley, AZ 86314

50.                               700 S. Telshor, Space 1208, Las Cruces, NM 88001.

Landlord:                                          Mesilla Valley Mall, LLC

P.O. Box 933873

Atlanta, GA 31193-3873

51.                               2700 South Woodlands Village Boulevard, Suite 500, Flagstaff, AZ 86001.

Landlord:                                          Woodland Village Shopping Center, LLC

c/o CCA Acquision Co., LLC

5670 Wilshire Blvd., Ste. 1250

Los Angeles, CA 90036

52.                               2200 El Mercado Loop, Space 1200, Sierra Vista, AZ 85635.

Landlord:                                          Sierra Vista Mall, LLC

c/o Rouse Properties, Inc.

1114 Avenue of the Americas, Ste. 2800

New York, NY 10036

Attn: General Counsel

53.                               1955 S. Casino Dr., Laughlin, NV 89029.

Landlord:                                          1955 S. Casino Drive Holdings, LLC

c/o CW Capital Asset Management, LLC

7501 Wisconsin Avenue, Ste. 500,

West Bethesda, MD 20814

Attn: Burr Ault

54.                               4481 South White Mountain Road, Show Low, AZ 85901.

Landlord:                                          Twice Markets, L.L.C.

c/o: Zell Commercial Real Estate Services, Inc.

5343 N. 16th Street, Suite #290

Phoenix, AZ 85016

55.                               804 North US Highway 491, Gallup, NM.

Landlord:                                          Gallup H&K, LLC, Gallup Shaaya, LLC, Gallup Capital, LLC

120 El Camino Drive, Ste 206

Beverly Hills, CA 90212

With Notice:                            K. Joseph Shabani

Shabani & Shabani, LLP

1801 Avenue of the Stars, Ste. 1035

Los Angeles, CA 90067

56.                               10701 Corrales Road, NW, Suites 12 & 14, Albuquerque, NM 87109.

Landlord:                                          Reposado, LLC & Blue Ground, LLC

1503 Central Avenue NW, Suite A

Albuquerque, NM 87104

57.                               4250 Cerrillos Road, Santa Fe, NM 87507.

Landlord:                                          Santa Fe Place Property Owners, LLC

c/o Spinoso Real Estate Group

112 Northern Concourse

North Syracuse, NY 13212

Attn: Legal Department

With a copy to:            Landlord

Santa Fe Place Property Owners, LLC

c/o Santa Fe Place

4250 Cerrillos Road

4250 Cerrillos Road

Santa Fe, NM 87592

Attn: General Manager

58.                               4601 E. Main, Farmington, NM 87402

Landlord:                                          Animas Valley Mall, LLC

c/o Rouse Properties, Inc.

1114 Avenue of the Americas, Ste. 2800

New York, NY 10036

59.                               6210 San Mateo Blvd., NE, Albuquerque, NM 87109

Landlord:                                          S.M.P. Ltd.  Co.

P.O. Box 93656

Albuquerque, NM 87199-3656

60.                               1518 Capital Ave., Cheyenne, WY.

Landlord:                                          Intrawest Properties, Inc.

c/o Robert C. Whittington

219 Carter View Drive

Cody, WY 82414

61.                               4519 Frontier Mall Dr., Cheyenne, WY.

Landlord:                                          Corral Enterprises Partnership

c/o Robert C. Whittington

219 Carter View Drive

Cody, WY 82414

62.                               158 North Third, Laramie, WY.

Landlord:                                          Laramie Building Partnership

c/o Robert C. Whittington

219 Carter View Drive

Cody, WY 82414

63.                               1625 Stampede Dr., Cody, WY.

Landlord:                                          Cody Building Partnership

c/o Robert C. Whittington

219 Carter View Drive

Cody, WY 82414

64.                               1683 Sunset Dr., Rock Springs, WY.

Landlord:                                          Rock Springs Building Partnership

c/o Robert C. Whittington

219 Carter View Drive

Cody, WY 82414

65.                               150 North Main, Sheridan, WY.

Landlord:                                          Sheridan Building Partnership

c/o Robert C. Whittington

219 Carter View Drive

Cody, WY 82414

66.                               3510 E. 2nd Street, Casper, WY.

Landlord:                                          Eastside properties, LLC

P.O. Box 50730

Casper, WY  82605-0730

67.                               2610 S. Douglas Hwy, Suite 100, Gillette, WY.

Landlord:                                          CCA — Powder Basin Shopping Center, LLC

c/o Arcadia Management Group, Inc.

5670 Wilshire Blvd, Ste 1250

Los Angeles, CA 90036

68.                               727 N. Federal, Riverton, WY.

Landlord:                                          John D. Prideaux

P.O Box 20399

Wickenburg, AZ 85358

69.                               1850 Harrison Blvd., Evanston, WY.

Landlord:                                          David J. Moon

P.O. Box 841

Evanston, WY 82931

70.                               840 West Broadway, Jackson, WY.

Landlord:                                          P&R Investments, Inc.

c/o: A. Rodgers Everett

P.O. Box 1083

Jackson, WY 83001

71.                               1920 E. Idaho, Elko, NV.

Landlord:                                          Hawkins-Smith

c/o: Hawkins Company

855 Broad Street, Suite 300

Boise, ID 83702

72.                               1460 W. Winnemucca Blvd., Winnemucca, NV 89445.

Landlord:                                          Valley View Lafayette, LLC

c/o: Valley View Shopping Center

2811 E. Street, Suite B

Eureka, CA 95501

73.                               327 South 24th Street West, Ste #1, Billings, MT 59102.

Landlord:                                          Gilman-Kaufman Partnership

4415 Lewis Avenue

Billings, MT 59106

74.                               830 S. Camino Del Rio, Durango, CO 81310

Landlord:                                          Out Landish, LLC

c/o: Rathbun Properties

318 Diablo Road, Suite #240

Danville, CA 94526

75.                               5720 North Academy Boulevard, Colorado Springs, CO 80918

Landlord:                                          The Acorn Group

P.O. Box 1339

Pebble Beach, CA 93953

With Notice:                            Gilbert G. Weiskopf, Esq.

102 North Cascade Avenue, Ste 620

Colorado Springs, CO 80903

76.                               2424 Highway 6 & 50, Grand Junction, CO 81505

Landlord:                                          SM Mesa Mall, LLC

Management Office

2424 Highway 6 and 50

Grand Junction, CO 81505

77.                               10910 Olson Drive, Suite #140, Rancho Cordova, CA 95670

Landlord:                                          Gardenview Estates Venture, L.P.

c/o: Focus Commercial, Inc.

3105 Fite Circle #106

Sacramento, CA 95827

78.                               15776 Laguna Canyon Road, Irvine, CA 92618 (Corporate)

Landlord:                                          The Irvine Company LLC

550 Newport Center Drive

Newport Beach, CA 92660

79.                               15770 Laguna Canyon Road, Irvine, CA 92618 (Corporate)

Landlord:                                          The Irvine Company LLC

550 Newport Center D rive

Newport Beach, CA 92660

80.                               2772 Main Street,  Irvine, CA 92618 (Corporate Warehouse)

Landlord:                                          Sanderson J. Ray

Jamboree Apartments, LLC

2699 White Road, Ste 150

Irvine, CA 92614

81.                               4414 South College Avenue, Fort Collins, CO 80525

Landlord:                                          Generation H One and Two Limited Partnership

Post Office Box 272546

Fort Collins, CO 80527

82.                               2221 NE 3rd Street, Bend, OR

Landlord:                                          2221 LLC

64155 Hunnell Road

Bend, OR 97701

83.                               3429 Dillion Drive, Pueblo, CO 81008

Landlord:                                          Renaissance Partners, LLC

900 North Michigan Avenue

14th Floor

Chicago, Illinois 60611

With Notice:                            c/o : Jones Lang LaSalle Americas, Inc.

200 E. Randolph

Chicago, IL 60601

Attn : Real Estate Notices (CSA)

84.                               840 Biddle Road, Medford, OR 97504

Landlord:                                          Bear Creek Ventures LLC

c/o: Aldy Damian

36 Country Lane

Rolling Hills Estates, CA 90274

85.                               1108 NW Frontage Road, Troutdale, OR 97060

Landlord:                                          The Melton Family Trust

Jerrold and Patricia Melton, Trustees

21600 NE 192nd Avenue

Battle Ground, WA 98604

86.                               5352 South Freeway Park Drive, Riverdale, UT 84405

Landlord:                                          CC Freeway Park, LC

c/o The Boyer Company, LC

90 South 400 West, Ste 200

Salt Lake City, UT 84101

87.                               1175 Addison Avenue East, Twin Falls, Idaho 83301

Landlord:                                          Blue Lakes Marketplace 5 Points, LLC

c/o Bonneville Realty Management

75 Fort Union Blvd, Ste C165

Midvale, UT 84047

Attn: Kevin Mortensen

88.                               8525 W. Franklin Road, Boise, ID 83709

Landlord:                                          Franklin Towne Plaza, LLC

855 W. Broad Street, Ste. 300

Boise, ID 83702

Attn: Legal Department

89.                               1008 Cumberland Center Blvd., Lebanon, TN 37087

Landlord:                                          J.D. Eatherly

1720 West End Avenue, Ste 600

Nashville, TN 37203

90.                               1681 3rd Avenue West Unit 9, Dickinson, ND 58601

Landlord:                                          GPCME LLC

33 9th Street West

Dickinson, ND 58601

Attn: Mark Grove

91.                               1183 Eglin Street, Rapid City, SD 57701

Landlord:                                          CPP Rushmore II, LLC

c/o Columbus Pacific Properties, Ltd.

429 Santa Monica Blvd., Ste 600

Santa Monica, CA 90401

With Notice:                            Midland Atlantic Development Company

8044 Montgomery Road, Ste 710

Cincinnati, OH 45236

Attn: Property Administration

92.                               51027 Hwy 6, Ste 200, Glenwood Springs, CO

Landlord:                                          Wood King LLLP

51027 Hwy 6 & 24, Ste 145

Glenwood Springs, CO 81601

93.                               2230 N.W. 10 Street, Ocala, FL 34475

Landlord:                                          Free as a Bird, LLC

2166 NW 10th Street

Ocala, FL 34475

Attn: Carmen Murvin

94.                               2520 North U.S. Highway 441/27, Fruitland, FL 34731

Landlord:                                          Carmen Properties, LLC.

2166 NW 10th Street,

Ocala, FL 34475

95.                               240 Long Hollow Pike, Goodlettsville, TN

Landlord:                                          J.D. Eatherly

1720 West End Avenue, Ste 600

Nashville, TN 37203

96.                               Mall of America, 386 N. Garden, Ste. #N386, Bloomington, MN

Landlord:                                          MOAC MALL HOLDINGS, LLC

60 East Broadway,

Bloomington, MN 55425

97.                               3443 SW Williston Road, Gainesville, FL 32608

Landlord:                                          Carmin G. Murvin

2166                    NW 10th Street

Ocala, FL 34475

98.                               Gurnee Mills Mall, 6170 West Grand Avenue, Gurnee, IL 60031

Landlord:                                          Mall at Gurnee Mills, LLC

c/o Simon Property Group, Inc.

225 West Washington Street

Indianapolis, IN 46204

99.                               Kirkwood Mall, 635 Kirkwood Mall, Bismarck, ND 58504

Landlord:                                          Kirkwood Mall Acquisition, LLC

NW 6227, PO Box 1450

Minneapolis, MN 55485

100.                        North Park Mall, 320 West Kimberly Rd, Ste. 206, Davenport, IA

Landlord:                                          North Park Mall, LLC

401 Wilshire Blvd, Ste 700

Santa Monica, CA 90401

Attn: Legal Department

101.                        Valley West Mall, 1551 Valley West Dr. #187, Des Moines, IA

Landlord:                                          Valley West, DM, LP

c/o Watson Center, Inc.

3100 West Lake Street, Ste 215

Minneapolis, MN 55416

102.                        249 Blanding Blvd., Orange Park, FL 32073

Landlord:                                          Larsen Properties, LLC

2166 NW 10th Street

Ocala, FL 34475

Attn: Carmen G. Murvin

103.                        West Acres Mall, 3902 13th Avenue SW, #301D, Fargo, ND

Landlord:                                          West Acres Development, LLP.

3902 13th Avenue S, Ste 3717

Fargo, ND 58103

104.                        3120 North Oak Street Extension, Valdosta, GA 31605

Landlord:                                          Boot Hill Western Wear, Inc.

c/o Windy Hill, Inc.

8170  Highway 122 West

Hahira, GA 31632

105.                        Columbia Mall, 2800 S. Columbia Rd ., Grand Forks, ND

Landlord:                                          Columbia Grand Forks, LLP

c/o GK Development, Inc.

257 Main Street, Ste. 100

Barrington, IL 60010

106.                        Crossroad Center, 4201 Division St. W., St. Cloud, MN

Landlord:                                          St. Cloud, LLC

General Growth Properties, Inc

110 Wacker Drive

Chicago, IL 60606

Attn: Legal Department

107.                        Southern Hills Mall, 4400 Sergeant Rd.,#116, Sioux City, IA

Landlord:                                          SM Southern Hills Mall, LLC

c/o Simon Property Group

225 West Washington Street

Indianapolis, IN 46204

108.                        1208 20th Avenue SW, Ste 10, Minot, ND 58701

Landlord:                                          Dakota UPREIT

3003 32nd Avenue. S, Ste 250

Fargo, ND 58103

With Notice:                            SMC Property Management

1408 20th Avenue SW., Ste 10

Minot, ND 58701

109.                        Oakwood Mall, 4800 Golf Road, Ste 420, Eau Claire, WI 54701

Landlord:                                          Oakwood Hills Mall Partners LLP

General Growth Properties, Inc.

110 N. Wacker Drive

Chicago, IL 60606

Attn: Legal Department

110.                        Eastland Mall, 800 N. Green River Road, #452, Evansville, IN

Landlord:                                          SM Eastland Mall, LLC

c/o The Macerich Company

401 Wilshire Blvd., Ste 700

Santa Monica, CA 90401

111.                        8105 Moores Lane, Ste 205, Brentwood, TN 37027

Landlord:                                          Gateway Kentfield, Inc.

28 State Street, 10th Flr

Boston, MA 02109

Attn: Asset Manager, Tennessee

With Notice:                            Boyle Investment Company

2000 Meridian Blvd., Ste 250

Franklin, TN 37067

Attn: Grant Kinnett

112.                        3134 North 11th Street, Bismarck, ND 58503

Landlord:                                          Henry A. Albers

3200 Winnipeg Drive

Bismarck, ND 58503

113.                        2805 W. 41st Street, Sioux Falls, SD

Landlord:                                          Solutions Property Management, LLC

3220 S. Western Avenue

Sioux Falls, South Dakota, 57105

Attn: Ross Wheeler

114.                        Opry Mills Mall, 405 Opry Mills Drive, Nashville, TN 37214

Landlord:                                          Opry Mills Mall, LP

c/o Simon Property Group

225 West Washington Street

Indianapolis, IN 46204

115.                        8111 Concord Mills Blvd. #538, Concord, NC 28027

Landlord:                                          Mall at Concord Mills, LP

c/o The Mills a Simon Company

5425 Wisconsin Avenue, Ste 300

Chevy Chase, MD 20815

116.                        2431 E. Colorado Blvd., Spearfish, SD 57783

Landlord:                                          Aaron Bomgaars

Fifth Generation Investments, LLC

1805 Zenith Drive

Sioux City, Iowa 51103

117.                        10203 Birchridge, Suite 500, Humble, Texas 77338

Landlord:                                    Deerbrook Point, L.P., PAL Realty, Inc.

24080 Highway 59 North

Suite 200

Kingwood, TX 77339

118.                        10203 Birchridge, 2nd Floor, Humble, Texas 77338

Landlord:                                    Deerbrook Point, L.P., PAL Realty, Inc.

24080 Highway 59 North

Suite 200

Kingwood, TX 77339

119.                        10203 Birchridge, Suite E, Humble, Texas 77338

Landlord:                                          Deerbrook Point, L.P., PAL Realty, Inc.

24080 Highway 59 North

Suite 200

Kingwood, TX 77339

120.                        4600 South Medford Drive, Suite 1000, Lufkin, Texas 75901

Landlord:                                    CC Investors 1996-1

P. O. Box 10324

Pittsburgh, PA 15332
Attn: Daniel G. Kamin

121.                        2309 Highway 79 South, Henderson, Texas 75654

Landlord:                                          Henderson Plaza Realty LP

c/o ORDA Corp.

15400 Knoll Trail, Suite 350

Dallas, TX 75248

122.                        620 Pan American Drive Livingston, Texas 77351

Landlord:                                    Don C. and Annita Baskin d/b/a Baskin’s Rent

Properties

P. O. Box 244

Livingston, TX 77351

123.                        Suite #4, 3801 North Street, Nacogdoches, Texas 75961

Landlord:                                    Northview Plaza II Joint Venture

c/o Gregory Commercial, Inc.

P. O. Box 7084

Dallas, TX 75209

124.                        4530 South Broadway, Tyler, Texas 75703

Landlord:                                    Lasater’s French Quarter Partnership

P. O. Box 1640

Mason, TX 76856

125.                        1001 Main Street, Liberty, Texas 77575

Landlord:                                    PELCO Properties, Inc.

P. O. Box 68

Dayton, TX 77535

126.                        118 Col. Etheredge, Blvd., Huntsville, Texas 77340

Landlord:                                          Don C. and Annita Baskin d/b/a Baskin’s Rent

Properties

P. O. Box 244

Livingston, TX 77351

127.                        1300 Pinecrest Drive East, Marshall, Texas 75670

Landlord:                                          Marshall Mall Investors, L.P.

1300 E. Pinecrest Dr., Suite 120

Marshall, TX 75670

128.                        327 S. Wheeler St., Jasper, Texas 75951

Landlord:                                          Sequin Affordable Housing, L.P.

Attn: Todd Routh

11701 Bee Caves Road, Ste. 122

Austin, TX 78738

129.                        725 E. Villa Maria, Suite 4700, Bryan, Texas, 77802

Landlord:                                          Tejas Center, Ltd.

3109 Texas Avenue

Bryan, TX

130.                        850 N. Main Street, Vidor, Texas 77662

Landlord:                                          Vidor Crossroads LLC

350 Pine Street, Ste 800

Beaumont TX 77701

Attn: Sara Andrews

131.                        1908 N. Frazier St., Conroe, Texas 77301

Landlord:                                          CSW Conroe, LLC

Attn: LATIPAC Commercial

2711 W. Anderson Lane, Ste. 200

Austin, TX 78757

With a copy to:            Brookshire Brothers, Ltd.

P. O. Box 1688

Lufkin, TX 75901

132.                        3445 Gulf Freeway, Dickinson, Texas 77539

Landlord:                                    Dixie Partners II, L.P.

P. O. Box 270874

Flower Mound, TX 75027

133.                        2419 Gilmer Road, Longview, Texas 75604

Landlord:                                    Gilmer Road Associates

P. O. Box 3449

Longview, TX 75606

134.                        28000 Southwest Fwy, Rosenberg, Texas 77471

Landlord:                                    Clay Group Properties

12338 Mally Meadow Lane

Sugarland, TX 77478

Attn: Bobby Patel

135.                        120 Hwy 332 W 3, Lake Jackson, Texas 77566

Landlord:                                    Brazos Square, LP

606 Oleander

Lake Jackson, TX 77566

136.                        3201 North Hwy 75 Suite 102, Sherman, Texas 75090

Landlord:                                    75/82 Sherman Crossing, Ltd.

5001 LBJ Freeway

Suite 900

Dallas, TX 75244

137.                        4123 Gibson Road, Texarkana, Texas 75503

Landlord:                                    Deepwater Creek Texarkana, L.P.

3444 Summerhill Road

Texarkana, TX 75503

138.                        1220 Airline Road, Corpus Christi, Texas 78412

Landlord:                                    MSW Promenade, L.P.

5430 LBJ Freeway

Suite 1575

Dallas, TX 75240

139.                        240 N. New Road, Waco, Texas 76710

Landlord:                                          S&W-AL, LLC

1001 West Loop South #600

Houston, TX 77027-9082

140.                        8154 Agora Parkway, Suite 100, Live Oak, Texas 78233

Landlord:                                    Rose Forum Associates, L.P.

c/o AVR Realty Company LLC

1 Executive Boulevard

Yonkers, NY 10701

141.                        1131 N. Burleson Blvd., Burelson, Texas 76028

Landlord:                                    EE Burleson, L.P.

c/o Kimco Realty Corporation

P. O. Box 5020

New Hyde Park, NY 11042

142.                        2990 East Prien Lake Road, Lake Charles, Louisiana 70615

Landlord:                                          TSN Realty, LLC

c/o David B. Rubin

185 Canfield Drive

Stamford, CT 06902

143.                        3111 Midwestern Parkway, Sikes Senter Mall, Wichita Falls, Texas 76308

Landlord:                                          Sikes Senter, LLC

c/o Rouse Properties, Inc.

1114 Avenue of the Americas, Ste. 2800

New York, NY 10036-7703

Attn: General Counsel

144.                        Space No. 6501, Alexandria Mall, 3437 Masonic Drive, Alexandria, Louisiana 71301

Landlord:                                    Alexandria Main Mall LLC

c/o Radiant Partners, LLC

145 West 45th Street, 10th floor

New York, NY 10036

Attn: Daniel Friedman

145.                        10533 South Mall Drive, Baton Rouge, Louisiana 70809

Landlord:                                    Siegen Lane Properties LLC

c/o Mall Properties, Inc.

1991 Crocker Road, Ste. 600

Westlake, OH 44145

146.                        3320 Ambassador Caffery Parkway, Lafayette, Louisiana 70502

Landlord:                                    Ambassador Way Associates, LP

c/o Fidelis Realty Partners, Ltd.

19 Briar Hollow Lane, Suite 100

Houston, TX 77027

147.                        9795 FM 1960, Humble, Texas 77338

Landlord:                                    Randall’s Food and Drugs, LP

3663 Briarpark

Houston, TX 77042

With a copy to:            Safeway, Inc./PDA #5991-03

5918 Stoneridge Mall Road

Pleasanton, CA 94588-3229

148.                        24421 Katy Freeway, Katy, Texas 77494

Landlord:                                    Bluecap, Ltd

c/o O. N. Baker

8554 Katy Freeway, Suite 301

Houston, TX 77024

149.                        6550 Garth Rd., Baytown, Texas 77521

Landlord:                                    Baytown Plaza Two, L.P.

c/o Gulf Coast Commercial Management

3120 Rogerdale Road, Suite 150

Houston, TX 77042

150.                        127 NorthShore Blvd, Suite 2, Slidell, Louisiana 70460

Landlord:                                          RCG — Slidell, LLC

3060 Peachtree Road, Ste. 400

Atlantic, GA 30305

Attn: Ericka Barber

151.                        Rayzor Ranch Marketplace, Denton, Texas

Landlord:                                          Fortress Investment Group

c/o RR Marketplace LP

Attn: Andy Osborne

55221 North O’Connor Boulevard, Suite 700

152.                        1951 South 25th East, Ammon, ID 83406

Landlord:                                          Ammon Properties, L.C.

c/o: Woodbury Corporation

2733 E. Parleys Way, Ste. 300

Salt Lake City, UT 84109

153.                        3666 Brooks Street, Missoula, MT 59801

Landlord:                                                                                          UT Missoula L.L.C.

c/o: Woodbury Corporation

2733 E. Parleys Way, Ste. 300

Salt Lake City, UT 84109

154.                        8698 East Raintree Drive, Scottsdale, AZ 85260

Landlord:                                                                                          Umbral 2, LLC

20411 SW Birch Street, Ste. 360

Newport Beach, CA 92660

155.                        2651 W. 29th Street, Greeley, CO 80631

Landlord:                                                                                          Gerry & Monica Schwarzblatt Trust

9454 Wilshire Blvd., Ste 207

Beverly Hills, CA 90210

Attn: Gerhard Schwarzblatt

156.                        2020 Gunbarrel Road, Chattanooga, TN 37421

Landlord:                                                                                          Robert F. Myer, COO

Hamilton Village Station, LLC.

11501 Northlake Drive

Cincinnati, Ohio 45249

With a copy to:            Lease Administration Department

Phillips Edison & Company, Ltd.

11501 Northlake Drive

Cincinnati, Ohio 45249

157.                        Fallschase Shopping Center, Tallahassee, FL 32317

Landlord:                                                                                          CPP Fallschase II, LLC

c/o: Lormax Stern Development Company, LLC

38500 Woodward Avenue, Ste. 200

Bloomfield Hills, MI 48304

158.                        915 W. Main Street, Bozeman, MT 59715

Landlord:                                                                                          West Coast Highway, LLC

c/o  Debra Barlow

31351 Rancho Viejo Road, Ste 105

San Juan Capistrano, CA 92675161.

1010 NE Coronado Drive, Blue Springs, MO 64014

Landlord:                                                                                          Blue Springs Partners, LP

c/o: RED Development

Lighton Tower

7500 College Blvd., Ste. 750

Overland Park, KS 66210

Attn: Property Manager

159.                        14384 Lincoln Street, Thornton, CO 80023

Landlord:                                                                                          Thornton Development, L.L.C.

c/o:  Staenberg Group, Inc.

2127 Innerbelt Business Center Drive, Ste. 310

St. Louis, MO 63114

160.                        2200 War Admiral Way, Lexington, KY 40509

Landlord:                                                                                          War Admiral Place, LLC

P.O. Box 12128

Lexington, KY 40509

Attn: Patrick W. Madden

With notice to:                                                                War Admiral Place, LLC

2517 Sir Barton Way

Lexington, KY 40509

Attn: Patrick W. Madden

161.                        65 Treeline Road, Kalispell, MT 59901

Landlord:                                                                                          TKG Spring Prairie Development Three, LLC

c/o TKG Management, Inc.

211 N. Stadium Blvd., Ste 201

Columbia, Missouri 65233

With a copy to:            TKG Spring Prairie Development Three, LLC

c/o TKG Management, Inc.

211 N. Stadium Blvd., Ste 201

Columbia, Missouri 65233

Attn: General Counsel

162.                        17815 La Cantera Parkway, San Antonio, TX

Landlord:                                                                                          Hines Global REIT San Antonio Retail I LP

c/o The Rim Management

2800 Post Oak Blvd., Ste. 4800

Houston, TX 77056

163.                        318 Broadway, Nashville, TN 37201

Landlord:                                                                                          318 Partners, GP

1920 Adelicia Street, Ste. 500

Nashville, TN 37212

Attn: J. Ronald Scott

164.                        2315 Summa Drive, Ste. 1C, Las Vegas, NV 37201

Landlord:                                                                                          The Shops at Summerlin South, LP

c/o The Howard Hughes Corporation

One Galleria Tower, 22nd Floor

13355 Noel Road

Dallas, TX 75240

Attn: General Counsel

With a copy to:                                                  The Shops at Summerlin South, LP

10801 West Charleston Blvd.

Las Vegas, NV 89135

Attn: Legal Department

165.                        152 Stratford Commons Court, Suite. 05, Winston-Salem, NC 27103

Landlord:                                                                                          Brixmor GA Stratford Commons, LP

c/o Brixmor Property Group

420 Lexington Avenue, 7th Floor

New York, NY 10170

Attn: Office of General Counsel

With a copy to:                                                  Brixmor GA Stratford Commons, LP

c/o Brixmor Property Group

3440 Preston Ridge Road

Building IV, Suite 425

Alpharetta, GA 30005

Attn: Vice President of Legal Services

166.                        3310 West Shaw Avenue, Suite 02A, Fresno, CA 93711

Landlord:                                                                                       Brixmor Arbor Faire Owner, LP

c/o Brixmor Property Group

420 Lexington Avenue, 7th Floor

New York, NY 10170

Attn: Office of General Counsel

With a copy to:                                                  Brixmor Arbor Faire Owner, LP

c/o Brixmor Property Group

40 Skokie Blvd., Ste 600

Northbrook, IL 60062

Attn: Vice President of Legal Services

167.                        1000 Commerce Avenue, Suite 0500, Atwater, CA 95301

Landlord:                                                                                          BRE Throne Applegate Ranch, LLC

c/o Brixmor Property Group

420 Lexington Avenue, 7th Floor

New York, NY 10170

Attn: Office of General Counsel

With a copy to:                                                  BRE Throne Applegate Ranch, LLC

c/o Brixmor Property Group

40 Skokie Blvd., Ste 600

Northbrook, IL 60062

Attn: Vice President of Legal Services

168.                        Alamance Crossing West Shopping Center

University Drive & I-85, Burlington, NC.

Landlord:                                                                                          Alamance Crossing II, LLC

c/o CBL & Associate Management, Inc.

CBL Center, Suite 500

2030 Hamilton Place Blvd.

Chattanooga, TN 37421-6000

169.                        25895 Highway 290, Cypress, TX 77429

Landlord:                                                                                          Cypress Towne Center, Ltd.

8555 Westheimer Road

Houston, TX 77063

170.                        U.S. 11W & Interstate 81, Bristol, TN 37620

Landlord:                                                                                          Pinnacle North, LLC

601 State Street, 6th Floor

Bristol, VA 24201

Attn: Mr. Steve Johnson

With a copy to:            Hartman Simons & Wood LLLP

6400 Powers Ferry Road NW

Suite #400

Atlanta, GA 30339

Attn: Jeremy D. Cohen

171.                        15185 W. 119th Street, Olathe, KS 66002

Landlord:                                                                                          M-III Olathe Station Property, LLC

c/o Mariner Real Estate Management, LLC.

4601 College Blvd., Ste  350

Leawood, KS 66211

Attn: President

With a copy to:            M-III Olathe Station Property, LLC

c/o Legacy Asset Management, LLC

4717 Central Street

Kansas City, MO 64112

With a copy to:            Daspin & Aument, LLP

227 West Monroe Street, Ste 3500

Chicago, IL 60606

Attn: Nicole Rudman Brown

172.                        3103 W. Highway 74, Monroe, NC 44648

Landlord:                                                                                          Inland American Retail Mgmt, LLC

2901 Butterfield Road

Oak Brook, IL 60523

With a copy to:            Inland American

Monroe Poplin, LLC

2901 Butterfield Road

Oak Brook, IL 60523

173.                        2625 Scottsville Road, Bowling Green, KY 42104

Landlord:                                                                                          Greenwood Mall, LLC

c/o Greenwood Mall

110 N. Wacker Drive

Chicago, IL 60606

Attn: Law/Lease Administration Dept.

With a copy to:                                                            Greenwood Mall

2625 Scottsville Road

Bowling Green, KY 42104

Attn: General Manager

174.                        1991 West Highway 40, Vernal, UT 84078

Landlord:                                                                                          Gardner Towne Center, LLC

90 South 400 West, Ste 330

Salt Lake City, UT 84101

Attn: Rulon C.  Gardner

175.                        211 Rolling Hills Circle, Easley, SC 29640

Landlord:                                                                                          Easley Commons Retail Associates LLC

1765 Merriman Road

Akron, OH 44313

With a copy to:            Easley Commons Retail Associates, LLC.

c/o Riverview Management

1765 Merriman Road

Akron, OH 44313

176.                        4501 Outer Loop Drive, Louisville, KY 40219

Landlord:                                                                                          Weingarten Realty Investors

P.O. Box 924133

Houston, TX 77292-4133

Weingarten Realty Investors

2600 Citadel Plaza Drive, Ste 125

Houston, TX 77008

177.                        640 Centerview Blvd., Ste. 120, Kissimmee, FL 34741

Landlord:                                                                                          Osceola Crossings Owner, LLC

c/o O’Connor Capital Partners

535 Madison Avenue, 6th Fl

New York, NY 10022

With a copy to:            Osceola Crossing Owner, LLC

14901 S. Orange Blossom Trail

Orlando, Fl 32827

Attn: General Counsel

With a copy to:            Hartman Simons & Wood LLP

6400 Powers Ferry Road NW, Ste 400

Atlanta, GA 30339

Attn: Laura B. Kurlander

178.                        6360 S. Parker Road, #5, Aurora, CO 80016

Landlord:                                                                                          Arapahoe Crossing LP

c/o Brixmor Property Group

420 Lexington Avenue, 7th Fl

New York, NY 10170

Attn: Office of General Counsel

With a copy to:            Arapahoe Crossing LP

c/o Brixmor Property Group

40 Skokie Blvd., Ste 600

Northbrook, IL 60062

Attn: Vice President of Legal Services

179.                        Polaris Pointe Shops, Colorado Springs, CO 80921

Landlord:                                                                                          Executive Companies

13540 Meadowgrass Drive, Ste 200

Colorado Springs, CO 80921

Attn: Gary Erickson

180.                        195 W. Esplanade Drive, Oxnard, CA 93036

Landlord:                                                                                          California Property Owner I, LLC

c/o Brixmor Property Group

420 Lexington Avenue, 7th Fl

New York, NY 10170

Attn: Office of General Counsel

With a copy to:            California Property Owner I, LLC

c/o Brixmor Property Group

40 Skokie Blvd., Ste 600

Northbrook, IL 60062

Attn: Vice President of Legal Services

181.                        The Shoppes at Southport West, Omaha, NE

Landlord:                                                                                          Dean Hokanson, Jr.

c/o Southport West Partners, LLC

11213 Davenport Street, Ste. 300

Omaha, NE 68154

With a copy to:            Dennis Hoth

P.O. Box 3401

Carefree, AZ 85377

182.                        The Marketplace, Council Bluffs, IA

Landlord:                                                                                          Legacy CB, LLC

c/o Red Legacy, LLC

4717 Central Street

Kansas City, MO 64112

Attn: Legal

With a copy to:            The Katz Law Firm

7227 Metcalf Avenue, 2nd Fl

Overland Park, KS 66204

Richard B. Katz

183.                        Glade Park Shopping Center, Euless, TX

Landlord:                                                                                          Glade Inline I, LLC

6723 Weaver Road, Ste 108

Rockford, IL 61114

Attn: Zack Knutson

184.                        Four Corners Shopping Center, Tomball, TX

Landlord:                                                                                          BK 2920, Ltd.

3700 Buffalo Speedway, Ste. 1020

Houston, TX 77098

185.                        1683 Sunflower Avenue, Costa Mesa, CA 92626

Landlord:                                                                                          International Asset Management

Holding Group LLC

c/o Lee & Associates

111 Pacifica, Ste. 300

Irvine, CA 92618

186.                        1268 S. Hoover Street, Longmont, CO 80501

Landlord:                                                                                          D.D. Dunlap Companies

16897 Algonquin, Suite A

Huntington Beach, CA 92649

187.                        600 Ed Noble Parkway, Norman, OK 73072

Landlord:                                                                                          Gemini Property Management, LLC

16740 Birkdale Commons Parkway, Ste. 306

Huntersville, NC 28078

188.                        5080 Richmond Avenue (Galleria), Houston, TX 77056

Landlord:                                                                                          POR LP NOTICES

5177 Richmond Avenue, Ste 610

Houston, TX 77056

189.                        10515 Katy Freeway (I-10), Houston, TX 77024

Landlord:                                                                                          Jim R. Smith

1400 Post Oak Blvd., Ste. 650

Houston, TX 77056

190.                        420 Congaree Rd., Greenville, SC 29607

Landlord:                                                                                          CHI — Congaree Greenville SC, LLC

40 W. Broad Street, Ste. 410

Greenville, SC 29601

Attn: Britt Goodson

191.                        6420 Eastex Freeway, Beaumont, TX 77708

Landlord:                                                                                          D & F Realty Partners, LLC

c/o Fertitta Realty, Inc.

P.O. Box 12400

Beaumont, TX 77726

192.                        2727 Iowa Street, Lawrence, KS 66046

Landlord:                                                                                          TMD Iowa, LLC

1707 N. Waterfront Parkway

Wichita, KS 67206

193.                        8353 N. Booth Avenue, Kansas City, MO 64158

Landlord:                                                                                          SCV Retail LLC

c/o U.S. Federal Properties Co., LLC

4706 Broadway, Ste 240

Kansas City, MO 64112

194.                        19380 Interstate 45, Spring, TX 77373

Landlord:                                                                                          Cypresswood Real Estate, LTD.

12651 Briar Forest, Ste 300

Houston, TX 77077

Attn: Gopal P. Bathija

195.                        6590 Youree Drive, Shreveport, LA 71105

Landlord:                                                                                          Bayou Walk, LLC

c/o Crimson Capital, LLC

489 Riverview Drive

Totowa, NJ 07512

Attn: Joseph Prestifilippo

196.                        10020 Coors Bypass NW, Albuquerque, NM 87114

Landlord:                                                                                          ALBQ Jiffy Lube, LLC

8036 Oak Point Drive

Frisco, TX 75034

Attn: Mark Tekin

With a copy to:                                                            Rand TM2 Cottonwood, LLC

4455 E. Camelback Road, Ste E-180

Phoenix, AZ 85018

Attn: Britt Sanchez

With a copy to:                                                            Dickinson Wright PLLC

1850 North Central Avenue, Ste 1400

Phoenix, AZ 85004

Attn: Spencer W. Cashdan

197.                        11251 Beech Avenue, Fontana, CA

Landlord:                                                                                          CRP Oakmont Jurupa

Attn: Stephen L. Nelsen

3520 Piedmont Road, Ste. 100

Atlanta, GA 30305

With a copy to:                                                            Smith, Gambrell & Russell, LLP

Attn: Thomas A. Spillman

1230 Peachtree Street, NE, Ste. 3100, Promenade

Atlanta, GA 30309-3592

With a copy to:                                                            The Carlyle Group

Attn: Micheal Gershenson

520 Madison Avenue

New York, NY 10022

From time to time certain equipment, including, without limitation, motor vehicles and computers, may be offsite in the ordinary course of business.

(ii)                                  Sheplers Holding Corporation and Sheplers, Inc. Locations

Location Name	Location Name

Wichita - Store No. 1 6501 West Kellogg Street Wichita, Kansas 67209-2211 Landlord: SHEP (KS-OK) QRS 16-113, Inc.	Orlando - Store No. 34 5250 International Drive, Space E5 Orlando, Florida 32819 Landlord: FB Orlando Acquisition Company, LLC

Oklahoma City - Store No. 2 812 South Meridian Avenue Oklahoma City, Oklahoma 73108-1604 Landlord: SHEP (KS-OK) QRS 16-113, Inc.	Riverview- Store No. 36 Mesa Riverview 829 N Dobson Road Mesa, Arizona 85201-7585 Landlord: DeRito/Kimco

Englewood - Store No. 4 8500 East Orchard Road Greenwood Village, Colorado 80111-5012 Landlord: C2 H2 Limited	Sam’s Town - Store No. 40 5111 Boulder Highway Las Vegas, Nevada 89122-6004 Landlord: Sam’s Town Casino

Arlington - Store No. 5 2500 East Centennial Drive Arlington, Texas 76011-6611 Landlord: Maymie Bros (Building) /W.R. Grace (Land)	Albuquerque - Store No. 51 6600 Holly Avenue, Suite B-7 Albuquerque, New Mexico 87113 Landlord: Daskalos Development & Investments

Frisco- Store No. 6 8549 Gaylord Parkway, Suite 100 Frisco, Texas 75034 Landlord: BRE Retail Residual Owner 1 LLC	Kansas City, MO - Store No. 52 1100 West 136th Street, Suite 16 Kansas City, Missouri 64145 Landlord: Inland US Mgmt

Austin — Cap. Plaza - Store No. 53 Capital Plaza 5415B North IH-35 Austin, Texas 78723 Landlord: Cencor Reality Services	Austin — Southpark - Store No. 54 Southpark Meadows 9900 South IH-35, Building B Austin, Texas 78748 Landlord: Harbert Rainier SouthPark Meadows, LLC

San Antonio- Store No. 9 6201 N.W. Loop 410 San Antonio, Texas 78238-3303 Landlord: Ingram 410, LLC	San Antonio - Brooks- Store No. 57 3127 SE Military Dr, Suite 121 San Antonio, Texas 78223 Landlord: IA Management, LLC

Northglenn- Store No. 10 10300 Bannock Street Northglenn, Colorado 80260-6067 Landlord: W.R. Grace	McAllen, TX- Store No. 55 507 West Expressway 83 McAllen, Texas 78503 Landlord: Daniel G Kamin McAllen LLC

Mesquite- Store No. 11 18500 Lyndon B Johnson Freeway Mesquite, Texas 75150-5626 Landlord: The Rockola Corp	Fulfillment Center 4950 South Laura Street Wichita, Kansas 67216 Landlord: SHEP (KS-OK) QRS 16-113, Inc.

Sahara- Store No. 12 Sahara Pavilion 4700 West Sahara Avenue Las Vegas, Nevada 89102-3510 Landlord: Voit Real Estate Services	Frisco Office 3211 Internet Boulevard, Suite 300 Frisco, Texas 75034 Landlord: Ignite Technologies, Inc.

Reno- Store No. 27 Shopper’s Square Mall 255 East Plumb Lane Reno, Nevada 89502-3417 Landlord: Tore, LTD	Amarillo- Store No. 30 2225 Georgia Street South Amarillo, Texas 79109-1834 Landlord: Wolfin Village Dunhill

Omaha - Store No. 56 970 South 72nd Street Omaha, Nebraska 68114 Landlord: Eric Dawson, LLC	Fort Worth- Store No. 58 9320 Sage Meadow Trail Fort Worth, Texas 76177 Landlord: ATC Investors, LP

Odessa- Store No. 60 5125 E. 42nd Street Odessa, Texas 79762 Landlord: Leeco Energy & Investments	Lubbock- Store No. 59 South Plains Mall - D27 6002 Slide Road Lubbock, Texas 79414 Landlord: Macerich South Plains LP

Dallas- Store No. 62 5850 LBJ Freeway Garland, Texas 75041 Landlord: Preston Valley North Limited Partnership

Schedule 7.19

Litigation

None.

Schedule 8.18

Post-Closing Matters

1.              The Credit Parties shall use commercially reasonable efforts to obtain a landlord’s subordination agreement in form and substance reasonably satisfactory to Administrative Agent, by and among SHEP (KS-OK) QRS 16-113, Inc., a Delaware corporation, Sheplers Holding, Sheplers, Administrative Agent and Term Loan Agent.

2.              As soon as reasonably practicable, but in no event later than ten (10) business days following the Closing Date (or such later date to be determined by the Administrative Agent in its reasonable discretion), the Credit Parties shall deliver, or cause to be delivered, to Administrative Agent a Termination of Credit Card Control Agreement countersigned by Paymentech, LLC.

3.              As soon as reasonably practicable, but in no event later than ten (10) business days following the Closing Date (or such later date to be determined by the Administrative Agent in its reasonable discretion), the Credit Parties shall deliver, or cause to be delivered, to Administrative Agent a Termination of Blocked Account Control Agreement countersigned by JPMorgan Chase Bank, N.A.

4.              As soon as reasonably practicable, but in no event later than ten (10) business days following the Closing Date (or such later date to be determined by the Administrative Agent in its reasonable discretion), the Credit Parties shall deliver, or cause to be delivered, to Administrative Agent a Termination of Irrevocable Payment Instructions Letter countersigned by First Data Services, LLC.

Schedule 9.1

Existing Indebtedness

Prior to the consummation of the Closing Date Merger

Capital Lease Obligations to Wells Fargo - office equipment - approximate balance as of the Closing Date is $5,039

Capital Lease Obligations to Raymond Equipment Leasing - warehouse equipment - approximate balance as of the Closing Date is $31,358

Upon consummation of the Closing Date Merger

Capital Lease Obligations to Wells Fargo - office equipment - approximate balance as of the Closing Date is $5,039

Capital Lease Obligations to Raymond Equipment Leasing - warehouse equipment - approximate balance as of the Closing Date is $31,358

Capital Lease Obligations to C2 H2 Ltd. Partnership - premises located at 8500 East Orchard Road, Greenwood Village, Colorado - approximate balance as of the Closing Date is $558,379.00

Capital Lease Obligations to W.R. Grace & Co - premises located at 2500 E. Centennial Drive, Arlington, Texas - approximate balance as of the Closing Date is $446,460.00

Schedule 9.2

Existing Liens

Prior to the consummation of the Closing Date Merger

Personal Services Agreement between Boot Barn, Inc. and Plaid Paisley Management, Inc. dated August 13, 2014, a personal services and trademark license agreement that imposes use restrictions on the registered trademark “MOONSHINE SPIRIT by Brad Paisley”.

Schedule 9.3

Existing Loans, Advances and Investments

None.

Schedule 9.7

Transactions with Affiliates

None.